As Filed with the Securities and Exchange Commission on
June 4, 2010
Registration No. 333-74014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment Number 13 to
Form S-1
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

Campbell Alternative Asset Trust
(Exact name of registrant as specified in its charter)

Delaware	6799	52-2238521
(State of Organization)	(Primary Standard Industrial	(I.R.S. Employer Identification
	Classification Number)	Number)

c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(410) 413-2600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Thomas P. Lloyd
Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(410) 413-2600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Michael J. Schmidtberger
Sidley Austin LLP
787 Seventh Avenue
New York, New York 10019
(212) 839-5458

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the "Securities Act") check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer (Do not check if a smaller reporting company) ☐	Smaller reporting company ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Pursuant to the provisions of Rule 429 of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, the form of prospectus set forth herein also relates to the Registration Statement on Form S-1 (Registration Statement Number 333-37548 declared effective January 29, 2002) and constitutes Post-Effective Amendment Number 14 to such Registration Statement.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
Subject to completion, dated June 4, 2010.

PART ONE — DISCLOSURE DOCUMENT

CAMPBELL ALTERNATIVE ASSET TRUST

$195,000,000

UNITS OF BENEFICIAL INTEREST

The Offering

The Trust trades speculatively in the U.S. and international futures, forward and option markets. Specifically, the Trust trades in a portfolio primarily focused on financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products, soft commodities and other commodities. Campbell & Company, Inc., a futures fund manager, allocates the Trust's assets across a broad spectrum of markets.

As of April 30, 2010, the net asset value per Unit was $1,527.69. There is no fixed termination date for the offering of the Units. The Trust offers the Units during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to the next paragraph. Campbell & Company may suspend, limit or terminate the continuing offering period at any time.

The Units are no longer offered to the public generally. Units are being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan.

The Risks

These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider "The Risks You Face" and "Conflicts of Interest."

•	The Trust is speculative and leveraged. The Trust's assets are leveraged at a ratio which can range from 5:1 to 30:1.

•
Past results of Campbell & Company are not necessarily indicative of future performance of the Trust, and the Trust's performance can be volatile. The net asset value per Unit may fluctuate significantly in a single month.

•	You could lose all or a substantial amount of your investment in the Trust.

•
Campbell & Company has total trading authority over the Trust and the Trust is dependent upon the services of Campbell & Company. The use of a single advisor applying generally similar trading programs could mean lack of diversification and, consequently, higher risk.

•
There is no secondary market for the Units and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month.

•
Transfers of interest in the Units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust.

•	Substantial expenses must be offset by trading profits and interest income. The Trust must generate trading profits of 4.58% per annum to break-even.

•
A substantial portion of the trades executed for the Trust takes place on foreign exchanges. No U.S. regulatory authority or exchange has the power to compel the enforcement of the rules of a foreign board of trade or any applicable foreign laws.

•	The Trust is subject to conflicts of interest. There are no independent experts representing investors.

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

CAMPBELL & COMPANY, INC.
Managing Owner

June 24, 2010

(This page has been left blank intentionally.)

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 35 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK-EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 4.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 6.

RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A POOLED INVESTMENT VEHICLE. IN DOING SO, YOU SHOULD BE AWARE THAT THIS POOL ENTERS INTO TRANSACTIONS THAT ARE NOT TRADED ON AN EXCHANGE, AND THE FUNDS THE POOL INVESTS IN THOSE TRANSACTIONS MAY NOT RECEIVE THE SAME PROTECTIONS AS FUNDS USED TO MARGIN OR GUARANTEE EXCHANGE-TRADED FUTURES AND OPTIONS CONTRACTS. IF THE COUNTERPARTY BECOMES INSOLVENT AND THE POOL HAS A CLAIM FOR AMOUNTS DEPOSITED OR PROFITS EARNED ON TRANSACTIONS WITH THE COUNTERPARTY, THE POOL’S CLAIM MAY NOT RECEIVE A PRIORITY. WITHOUT PRIORITY, THE POOL IS A GENERAL CREDITOR AND ITS CLAIM WILL BE PAID, ALONG WITH THE CLAIMS OF OTHER GENERAL CREDITORS, FROM ANY MONIES STILL AVAILABLE AFTER PRIORITY CLAIMS ARE PAID. EVEN POOL FUNDS THAT THE COUNTERPARTY KEEPS SEPARATE FROM ITS OWN OPERATING FUNDS MAY NOT BE SAFE FROM THE CLAIMS OF OTHER GENERAL AND PRIORITY CREDITORS.

FOREX TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

INVESTMENTS IN THE POOL MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, ADVISORY, AND BROKERAGE FEE, AND THE POOL MAY NEED TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETING OR EXHAUSTING ITS ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE (SEE PAGE 35), AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT (SEE PAGE 4).

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE YOU SHOULD CAREFULLY REVIEW THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT (SEE PAGE 6).

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

NATIONAL FUTURES ASSOCIATION HAS NEITHER PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

This prospectus does not include all of the information or exhibits in the Trust's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Trust files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the SEC public reference facilities in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information.

The Trust's filings will be posted at the SEC website at http://www.sec.gov.

CAMPBELL & COMPANY, INC.
Managing Owner
2850 Quarry Lake Drive
Baltimore, Maryland 21209
(410) 413-2600

PART ONE — DISCLOSURE DOCUMENT
TABLE OF CONTENTS

Page

SUMMARY	1
General	1
Plan of Distribution	1
A Summary of Risk Factors You Should Consider Before Investing in the Trust	2
Investment Factors You Should Consider Before Investing in the Trust	3
Campbell & Company, Inc.	3
Charges to the Trust	3
Estimate of Break-Even Level	4
Distributions and Redemptions	4
Federal Income Tax Aspects	4
CAMPBELL ALTERNATIVE ASSET TRUST ORGANIZATIONAL CHART	5
THE RISKS YOU FACE	6
Market Risks	6
You Could Possibly Lose Your Total Investment in the Trust	6
The Trust is Highly Leveraged	6
Changes in Financing Policies or the Imposition of Other Credit Limitations or Restrictions Could Compel the Trust to Liquidate at Disadvantageous Prices	6
Your Investment Could be Illiquid	6
Your Investment in the Trust Could Be Illiquid	6
Over-the-Counter Transactions are Subject to Little, if Any, Regulation	7
Over-the-Counter Transactions May Be Subject to the Risk of Counterparty Default	7
Options on Futures and Over-the-Counter Contracts are Speculative and Highly Leveraged	7
An Investment in the Trust May Not Diversify an Overall Portfolio	7
The Current Markets are Subject to Market Disruptions that May Be a Detriment to Your Investments	7
The Current Markets are Subject to Governmental Intervention That May Be a Detriment to Your Investment	8
The Regulatory Risk Associated with Futures Contracts Could Adversely Affect the Trust’s Operations and The Profitability of Your Investment	8
Regulatory Changes or Actions May Alter the Operations and Profitability of the Trust	8
Trading Risks	8
There are Disadvantages to Making Trading Decisions Based Primarily on Technical Market Data	8
Increased Competition from Other Trend-Following Traders Could Reduce Campbell &Company's Profitability	8
Limits Imposed by Futures Exchanges or Other Regulatory Organizations, Such as Speculative Position Limits and Daily Price Fluctuation Limits May Alter Trading Decisions for the Trust	9
Increase in Assets Under Management May Make Profitable Trading More Difficult	9
Investors Will Not be Able to Review the Trust's Holdings on a Daily Basis	9
Other Risks	9
Fees and Commissions are Charged Regardless of Profitability and are Subject to Change	9
The Trust’s Service Providers Could Fail	9
Inadequate Models Could Negatively Affect the Trust’s Portfolio	10
Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Trust in Deciding Whether to Buy Units	10
Parties to the Trust Have Conflicts of Interest	10
There are No Independent Experts Representing Investors	10
The Trust Places Significant Reliance on Campbell & Company and the Incapacity of its Principals Could Adversely Affect the Trust	11
The Trust Could Terminate Before You Achieve Your Investment Objective Causing Potential Loss of Your Investment or Upsetting Your Investment Portfolio	11
The Trust is Not a Regulated Investment Company and is Therefore Subject to Different Protections Than a Regulated Investment Company	11
Recent U.S. Legislative Efforts May Negatively Impact Your Investment	11
Forwards, Options, Swaps, Hybrids and Other Derivatives are Not Subject to CFTC Regulation, Therefore, the Trust Will Not Receive the Same Protections on These Transactions	11
The Trust is Subject to Foreign Market Credit and Regulatory Risk	11
The Trust is Subject to Foreign Exchange Risk	11

v

PART TWO — STATEMENT OF ADDITIONAL INFORMATION
TABLE OF CONTENTS

The Futures, Forward, Option and Swap Markets	123

EXHIBITS

EXHIBIT A: Fourth Amended and Restated Declaration of Trust and Trust Agreement	A-1
EXHIBIT B: Request for Redemption	B-1
EXHIBIT C: Subscription Requirements	C-1
EXHIBIT D: Subscription Agreement and Power of Attorney	D-1

SUMMARY

     This summary of all material information provided in this Prospectus is intended for quick reference only. The remainder of this Prospectus contains more detailed information; you should read the entire Prospectus, including all exhibits to the Prospectus, before deciding to invest in any Units. This Prospectus is dated June 24, 2010.

General

      Campbell Alternative Asset Trust, or the Trust, was formed as a Delaware statutory trust on May 3, 2000.  The Trust issues Units of beneficial interest, or Units, which represent Units of fractional undivided beneficial interests in and ownership of the Trust.  The Trust will continue in existence until December 31, 2030 (unless terminated earlier in certain circumstances).  The principal offices of the Trust are located at c/o Campbell & Company, Inc., 2850 Quarry Lake Drive, Baltimore, Maryland 21209, and its telephone number is (410) 413-2600.  The books and records of the Trust are maintained at the offices of Campbell & Company, Inc.  Unitholders or their duly authorized representatives may inspect the Trust’s books and records during normal business hours upon reasonable written notice to Campbell & Company, Inc. and may obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by Campbell & Company, Inc., the Unitholder will represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust.

The Trust allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures, forward and option markets. Specifically, the Trust trades in a portfolio primarily focused on financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals and energy products, soft commodities and other commodities. The Trust will attempt to generate profits through the investment in the Financial, Metal & Energy Large Portfolio advised by Campbell & Company, the Trust's managing owner. Campbell & Company uses its computerized, trend-following, technical trading and risk control methods to seek substantial medium- and long-term capital appreciation while, at the same time, seeking to manage risk and volatility. Campbell & Company provides advisory services to numerous other funds and individually managed accounts similar to the services Campbell & Company provides to the Trust. Campbell & Company has been using its technical approach since 1972 — one of the longest performance records of any currently active futures fund manager and has developed and refined its approach over the past 38 years. See “Past Performance of the Campbell Alternative Asset Trust” for the performance data required to be disclosed for the most recent five calendar years and year-to-date.

Futures are standardized contracts traded on commodity exchanges that call for the future delivery of commodities at a specified time and place. While futures contracts are traded on a wide variety of commodities, the Trust will concentrate its futures trading in financial instruments such as interest rates, foreign exchange and stock index contracts, and metal and energy contracts. The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC. The Trust will trade futures positions on margin, meaning that the Trust will utilize leverage in its trading.

Currencies and other commodities may be purchased or sold by the Trust for future delivery or cash settlement through banks or dealers pursuant to forward and option contracts. Unlike futures contracts, forward and option contracts are not standardized and these markets are largely unregulated.

The following summary provides a review in outline form of important aspects of an investment in the Trust.

Plan of Distribution

How to Subscribe for Units

•
During the continuing offering period, Units will be offered at a price of net asset value per Unit. The net assets of the Trust are its assets less its liabilities determined in accordance with the Trust Agreement. The net asset value per Unit equals the net assets of the Trust divided by the number of Units outstanding as of the date of determination.

•	The continuing offering period can be terminated by Campbell & Company at any time. Campbell & Company has no present intention to terminate the offering.

•	Interest earned while subscriptions are being processed will be paid to subscribers in the form of additional Units.

•	There is no limit on the number of Units that may be offered by the Trust, provided, however, that all such Units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

Who May Invest in the Trust

The Trust is being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan.

Is the Campbell Alternative Asset Trust a Suitable Investment for You?

An investment in the Trust is speculative and involves a high degree of risk. The Trust is not a complete investment program. Campbell & Company offers the Trust as a diversification opportunity for an investor's entire investment portfolio, and therefore an investment in the Trust should only be a limited portion of the investor's portfolio.

A Summary of Risk Factors You Should Consider Before Investing in the Trust

•
The Trust is a highly volatile and speculative investment. There can be no assurance that the Trust will achieve its objectives or avoid substantial losses. You must be prepared to lose all or a substantial amount of your investment. Campbell & Company has from time to time in the past incurred substantial losses in trading on behalf of its clients.

•
Futures, forward and option trading is a "zero-sum" economic activity in which for every gain there is an equal and offsetting loss (disregarding transaction costs), as opposed to a typical securities investment, in which there is an expectation of constant yields (in the case of debt) or participation over time in general economic growth (in the case of equity). It is possible that the Trust could incur major losses while stock and bond prices rise substantially in a prospering economy.

•
The Trust trades in futures, forward and option contracts. Therefore, the Trust is a party to financial instruments with elements of off-balance sheet market risk, including market volatility and possible illiquidity. There is also a credit risk that a counterparty will not be able to meet its obligations to the Trust.

•
Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company to add new assets without detriment to diversification. Reduced diversification and more concentrated portfolios may have a detrimental effect on your investment.

•	The Trust is subject to numerous conflicts of interest including the following:

1)
Campbell & Company is both the managing owner and trading advisor of the Trust and its fees were not negotiated at arm's length. For these reasons, Campbell & Company has a disincentive to add or replace advisors, even if doing so may be in the best interest of the Trust;

2)	Campbell & Company may have incentives to favor other accounts over the Trust;

3)
Campbell & Company, the Trust's futures broker, over-the-counter counterparty, cash manager, custodian and their respective principals and affiliates may trade in the futures, forward and option markets for their own accounts and may take positions opposite or ahead of those taken for the Trust; and

4)	Campbell & Company operates other commodity pool offerings which may have materially different terms and operate at a lower overall cost structure.

•	Unitholders take no part in the management of the Trust and although Campbell & Company is an experienced professional manager, past performance is not necessarily indicative of future results.

•
Campbell & Company will be paid a brokerage fee of up to 3.5% annually, irrespective of profitability. Campbell & Company will also be paid quarterly performance fees equal to 20% of aggregate cumulative appreciation, excluding interest income, in net asset value, if any. A portion of these fees are rebated in the form of additional Units on investments made by the Campbell & Company, Inc. 401(k) Plan.

•	The Trust is a single-advisor fund which may be inherently more volatile than multi-advisor managed futures products.

•
Although the Trust is liquid compared to other alternative investments such as real estate or venture capital, liquidity is restricted, as the Units may only be redeemed on a monthly basis, upon ten business days' advance written notice to Campbell & Company. You may transfer or assign your Units after 30 days' advance written notice, and only with the consent of Campbell & Company.

Investment Factors You Should Consider Before Investing in the Trust

•	The Trust is a leveraged investment fund managed by an experienced, professional trading advisor and it trades in a wide range of futures, forward and option markets.

•	Campbell & Company utilizes several independent and different proprietary trading systems for the Trust.

•
The Trust has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and/or reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward and option trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Trust will outperform other sectors of an investor's portfolio or not produce losses. The Trust's profitability also depends on the success of Campbell & Company's trading techniques. If the Trust is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

•	Investors in the Trust get the advantage of limited liability in highly leveraged trading.

Campbell & Company, Inc.

Campbell & Company, the managing owner and trading advisor for the Trust, administers the Trust and directs its trading. Campbell & Company has over 37 years of experience trading in the futures, forward and option markets. As of April 30, 2010, Campbell & Company, and its affiliates, were managing approximately $3.0 billion in the futures, forward and securities markets, including approximately $2.4 billion in its Financial, Metal & Energy Large Portfolio. The Financial, Metal & Energy Large Portfolio, to which all of the Trust’s assets are currently allocated, seeks to generate attractive risk-adjusted returns across a broad range of market conditions through systematic investments in a diversified portfolio of futures, forward and option contracts in a diverse array of global assets, including global interest rates, stock indices, currencies and commodities. The Financial, Metal & Energy Large (“FME Large”) Portfolio consists of underlying investment strategies that aim for low correlation and are diversified by investment style, investment holding period and instrument.

Two primary portfolio sub-strategies, Diversified and Sector-Specific, look for momentum-oriented movement across global asset classes on the basis of price or other technical indicators, while also capturing global trends on the basis of underlying fundamental or econometric data. Campbell & Company has sole authority and responsibility for directing investment and reinvestment of the Trust's assets.

Campbell & Company uses a systematic trading approach combined with quantitative portfolio management analysis and seeks to identify and profit from price movements in the futures, forward and option markets. Multiple models are utilized in most markets traded. Each model analyzes market movements and internal market and price configurations. Campbell & Company utilizes a proprietary, volatility-based system for allocating capital to a portfolio's constituent markets. Each market is assigned a dollar risk value based on contract size and volatility, which forms the basis for structuring a risk-balanced portfolio.

Charges to the Trust

Trust expenses must be offset by trading gains or interest income in order to avoid depletion of the Trust's assets. A portion of these expenses are rebated in the form of additional Units on investments made by the Campbell & Company, Inc. 401(k) Plan. These Units will only pay up to the 0.65% which is payable to the futures broker and the over-the-counter counterparty.

Campbell & Company

•
Brokerage fee of up to 3.5% of net assets per annum, of which up to 0.65% is paid to the futures broker and the over-the-counter counterparty, 0.35% is paid to the selling agents for administrative services and Campbell & Company retains the remainder.

•	20% of quarterly appreciation in the Trust's net assets, excluding interest income and as adjusted for subscriptions and redemptions.

•
Reimbursement of organization and offering expenses incurred in the initial and continuous offering following incurrence of each such expense, estimated at, and not to exceed, 0.9% of net assets per annum.

Dealers and Others

•	"Bid-ask" spreads and prime brokerage fees for off-exchange contracts.

•	Operating expenses such as legal, auditing, administration, printing and postage, up to a maximum of 0.4% of net assets per year.

•	Cash management and custodial fees (0.10% annualized fee based on the percentage of assets under management) for management of the Trust’s non-margin assets.

Estimate of Break-Even Level

The estimated amount of fees and expenses which are anticipated to be incurred by a new investor in Units of the Trust during the first twelve months of investment is 4.88% per annum of the net asset value. Interest income is expected to be approximately 0.30% per annum, based on current interest rates. An investor is expected to break-even on his/her investment in the first twelve months of trading, assuming an initial investment of $10,000, provided that the Trust earns 4.58% per annum or $458 of the assumed initial investment. The break-even analysis does not account for the bid-ask spreads in connection with the Trust’s forward and option contract trading. No performance fee is included in the break-even analysis since all operating expenses of the Trust must be offset before a performance fee is accrued. The break-even analysis is calculated as follows:

Assumed Initial Investment	$10,000.00

Brokerage Fee (3.5%)	350.00

Organization & Offering Expense Reimbursement (0.9%)	90.00

Operating Expenses (0.40%)	40.00

Cash Management and Custodial Fees (0.08%)*	8.00

Less: Interest Income (0.30%)**	(30.00)

Amount of Trading Income Required to Break-Even on an Investor’s Initial Investment in The First Year of Trading	$458.00

Percentage of Initial Investment Required to Break-Even	4.58%

The maximum organization and offering expense and operating expense reimbursement is 0.9% and 0.4% of net assets per annum respectively.  The estimates do not account for the bid-ask spreads in connection with the Trust's forward and option contract trading.  No performance fee is included in the calculation of the "break-even" level since all operating expenses of the Trust must be offset before a performance fee is accrued.

*
The Trust pays the cash manager and the custodian a combined annualized fee equal to approximately 0.10% per annum of the funds they manage. Based on the assumption that cash management constitutes 80% of the initial investment, a fee equal to 0.08% is used for this break-even analysis (80% of $100,000 multiplied by 0.10% equals $80 or 0.08% of the assumed initial investment).

**	Variable based on current interest rates.

Distributions and Redemptions

The Trust is intended to be a medium- to long-term, i.e., 3- to 5-year, investment. Units are transferable, but no market exists for their sale and none will develop. Monthly redemptions are permitted upon ten (10) business days' advance written notice to Campbell & Company. Campbell & Company reserves the right to make distributions of profits at any time in its sole discretion.

Federal Income Tax Aspects

In the opinion of Sidley Austin LLP, counsel to Campbell & Company, the Trust is classified as a partnership and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes based on the type of income it is expected to earn. The Trust’s income from its investments in futures contracts, options and forward contracts and its interest income is expected to be exempt from the tax imposed on unrelated business taxable income, and the Trust does not expect that any of its income will be debt-financed income within the meaning of such rules. Accordingly, tax-exempt Unitholders, including the Campbell & Company 401 (k) Plan, will not be required to pay federal income tax on their share of the income or gains of the Trust, provided that such Unitholders do not purchase Units with borrowed funds.

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CAMPBELL ALTERNATIVE ASSET TRUST

Organizational Chart

The organizational chart below illustrates the relationships among the various service providers of this offering. Campbell & Company is both the managing owner and trading advisor for the Trust. The selling agents (other than Campbell Financial Services, Inc.), futures broker, over-the-counter counterparty, cash manager and the custodian of excess collateral, are not affiliated with Campbell & Company or the Trust.

U.S. Bank Trust National Association
Selling Agents (nine brokerage firms)
Delegation of Trustee Management Duties
Trustee
Selling Agreements
Campbell & Company, Inc.
Trading Advisor
Managing Owner
Campbell Alternative Asset Trust
Customer Agreement
Futures Broker (currently, UBS Securities LLC)
General Partner/Sponsor
Over-the-Counter Counterparty Agreements
Non-Custody Investment Advisory Agreement
Global Institutional Master Custody Agreement
5 other commodity pools*
Over-the-Counter Counterparty (currently, Deutsche Bank AG London)
Cash Manager (currently, Wilmington Trust Investment Management LLC)
Custodian (currently, The Northern Trust Company)
Custodian of Excess Collateral

* Campbell & Company presently serves as commodity pool operator for six other commodity pools.

THE RISKS YOU FACE

Market Risks

You Could Possibly Lose Your Total Investment in the Trust

Futures, forward and option contracts have a high degree of price variability and are subject to occasional rapid and substantial changes. Consequently, you could lose all or a substantial amount of your investment in the Trust.

The Trust Is Highly Leveraged

Because the amount of margin funds necessary to be deposited in order to enter into a futures, forward or option contract position is typically about 2% to 10% of the total value of the contract, Campbell & Company is able to hold positions in the Trust's account with face values equal to several times the Trust's net assets. The ratio of margin to equity is typically 10% to 30%. As a result of this leveraging, even a small movement in the price of a contract can cause major losses.

Changes in Financing Policies or the Imposition of Other Credit Limitations or Restrictions Could Compel the Trust to Liquidate Positions at Disadvantageous Prices

The Trust may utilize and may depend on the availability of credit in order to trade its portfolio. There can be no assurance that the Trust will be able to maintain adequate financing arrangements under all market circumstances. As a general matter, the dealers that provide financing to the Trust can apply essentially discretionary margin, haircut, financing security and collateral valuation policies. Changes by dealers in such financing policies, or the imposition of other credit limitations or restrictions, whether due to market circumstances or governmental, regulatory or judicial action, may result in large margin calls, loss of financing, forced liquidation of positions at disadvantageous prices, termination of swap and repurchase agreements and cross-defaults to agreements with other dealers. Any such adverse effects may be exacerbated in the event that such limitations or restrictions are imposed suddenly and/or by multiple market participants at or about the same time. The imposition of such limitations or restrictions could compel the Trust to liquidate all or part of its portfolio at disadvantageous prices. In 2009, banks and dealers substantially curtailed financing activities and increased collateral requirements, forcing many hedge funds to liquidate.

Your Investment Could Be Illiquid

Futures, forward and option positions cannot always be liquidated at the desired price; this can occur when the market is thinly traded (i.e., a relatively small volume of buy and sell orders) or in the event of disrupted markets and other extraordinary events in which historical pricing relationships become materially distorted. The financing available to the Trust from banks, dealers and other counterparties is likely to be restricted in disrupted markets. The Trust may incur material losses and the risk of loss from pricing distortions is compounded by the fact that in disrupted markets many positions become illiquid making it difficult or impossible to close out positions against which the markets are moving. For example, in 1994, 1998 and again in 2007-2009  there was a sudden restriction of credit by the dealer community that resulted in forced liquidations and major losses for a number of private investment funds. It is possible that in the future, in such situations, Campbell & Company may be unable for some time to liquidate certain unprofitable positions thereby increasing the loss to the Trust from the trade.  Additionally, foreign governments may take or be subject to political actions which disrupt the markets in their currency or major exports, such as energy products or metals. Market disruptions caused by unexpected political, military and terrorist events may from time to time cause dramatic losses for the Trust, and such events can result in otherwise historically low-risk strategies performing with unprecedented volatility and risk. Any of these actions could also result in losses to the Trust. A subscription for Units should be considered only by persons financially able to maintain their investment and who can afford the loss of all or substantially all of such investment.

Your Investment in the Trust Could Be Illiquid

Also, there is no secondary market for the Units and none is expected to develop. While the Units have redemption rights, there are restrictions. For example, redemptions can occur only at the end of a month. If a large number of redemption requests were to be received at one time, the Trust might have to liquidate positions to satisfy the requests. Such a forced liquidation could adversely affect the Trust and consequently your investment.

Transfers of interest in the Units are subject to limitations, such as 30 days' advance written notice of any intent to transfer. Also, Campbell & Company may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Trust. See "Declaration of Trust and Trust Agreement — Dispositions."

Over-the-Counter Transactions are Subject to Little, if Any, Regulation

The Trust trades forward and option contracts in foreign currencies. Such contracts are typically traded over-the-counter through a dealer market, which is dominated by major money center and investment banks, and is not regulated by the Commodity Futures Trading Commission. Thus, you do not receive the protection of CFTC regulation or the statutory scheme of the Commodity Exchange Act in connection with this trading activity by the Trust. The market for forward and option contracts relies upon the integrity of market participants in lieu of the additional regulation imposed by the CFTC on participants in the futures markets. This regulation includes, for example, trading practices and other customer protection requirements, and minimum financial and trade reporting requirements. The absence of regulation could expose the Trust to significant losses in the event of trading abuses or financial failure by participants in the forward and option markets which it might otherwise have avoided.

Over-the-Counter Transactions May Be Subject to the Risk of Counterparty Default

The Trust faces the risk of non-performance by its counterparties to forward and option contracts and such non-performance may cause some or all of its gains to remain unrealized. Unlike in futures contracts, the counterparty to these contracts is generally a single bank or other financial institution, rather than a clearing organization backed by a group of financial institutions. As a result, there will be greater counterparty credit risk in these transactions. The clearing member, clearing organization or other counterparty may not be able to meet its obligations, in which case, your Units could suffer significant losses on these contracts.

Options on Futures and Over-the-Counter Contracts are Speculative and Highly Leveraged

Options on futures and over-the-counter contracts may be used by the Trust to generate premium income or capital gains. The buyer of an option risks losing the entire purchase price (the premium as well as any commissions and fees) of the option. The writer (seller) of an option risks losing the difference between the premium received for the option and the price of the commodity, futures or forward contract underlying the option which the writer must purchase or deliver upon exercise of the option (which losses can be unlimited). Specific market movements of the commodity, futures or forward contracts underlying an option cannot accurately be predicted. Successful options trading requires an accurate assessment of near-term volatility in the underlying instruments, as that volatility is immediately reflected in the price of the option. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in trading futures and forwards, where volatility may not have as great an effect on price.

An Investment in the Trust May Not Diversify an Overall Portfolio

Historically, alternative investments such as managed futures funds have been generally non-correlated to the performance of other asset classes such as stocks and bonds. Non-correlation means that there is no statistically valid relationship between the past performance of futures,  forward and option contracts on the one hand and stocks or bonds on the other hand. Non-correlation should not be confused with negative correlation, where the performance of two asset classes would be exactly opposite. Because of this non-correlation, the Trust cannot be expected to be automatically profitable during unfavorable periods for the stock market, or vice versa. The futures, forward and option markets are fundamentally different from the securities markets in that for every gain made in a futures, forward or option transaction, the opposing side of that transaction will have an equal and off-setting loss. If the Trust does not perform in a manner non-correlated with the general financial markets or does not perform successfully, you will obtain no diversification benefits by investing in the Units and the Trust may have no gains to offset your losses from other investments.

The Current Markets are Subject to Market Disruptions That May Be a Detriment to Your Investment

The global financial markets have recently undergone pervasive and fundamental disruptions which have led to extensive and unprecedented governmental intervention. Such intervention has, in certain cases, been implemented on an “emergency” basis, suddenly and substantially eliminating market participants’ ability to continue to implement certain strategies or manage the risk of their outstanding positions. In addition, as one would expect given the complexities of the financial markets and the limited time frame within which governments have felt compelled to take action, these interventions have typically been unclear in scope and application, resulting in confusion and uncertainty which in itself has been materially detrimental to the efficient functioning of the markets as well as to previously successful investment strategies. Confusion and uncertainty have also resulted from the apparent inconsistency which has characterized recent governmental actions. For example, while the Federal Reserve assisted or otherwise intervened with respect to certain distressed financial institutions, it refused to do so for others. Such inconsistency has caused both severe losses for a number or market participants, who assumed either no intervention or intervention consistent with past precedent, and contributed to the general uncertainty and resulting illiquidity of the markets.

The Current Markets are Subject to Governmental Intervention That May Be a Detriment to Your Investment

During the second half of 2008, losses at brokers, banks and other financial sector companies as well as extreme volatility and disruptions in the credit markets globally led to extensive and unprecedented governmental intervention in worldwide financial markets. Such intervention was in certain cases implemented on an “emergency” basis, subjecting market participants without notice to a set of regulations which were in some cases unclear in scope and in application.

The managing owner believes that it is possible that emergency intervention may take place again in the future. The trading advisor also believes that the regulation of financial markets is likely to be increased in the future. It is impossible to predict the impact of any such intervention and/or increased regulation on the managing owner’s ability to trade or the fulfillment of its investment objectives.

The Regulatory Risk Associated with Futures Contracts Could Adversely Affect the Trust’s Operations and The Profitability of Your Investment

The CFTC has recently proposed and invited public comment regarding a new rule to implement position limits on energy futures contracts such as crude oil, heating oil, natural gas, gasoline and other energy products and has solicited public comment regarding that advisability of imposing similar limits in the metals futures markets. We do not anticipate these limits, if accepted, will affect the Trust’s ability to trade, but it is possible that they may in the future if the assets under management increase dramatically.

Regulatory Changes or Actions May Alter the Operations and Profitability of the Trust

Considerable regulatory attention has been focused on non-traditional investment pools. There is a possibility of future regulatory changes altering, perhaps to a material extent, the nature of an investment in the Trust or the ability of the Trust to continue to implement its investment strategies.

The futures markets are subject to comprehensive statutes, regulations and margin requirements. In addition, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily price limits and the suspension of trading. The regulation of swaps and futures transactions in the United States is a rapidly changing area of law and is subject to modification by government and judicial action. The effect of any future regulatory change on the Trust is impossible to predict, but could be substantial and adverse.

Trading Risks

There are Disadvantages to Making Trading Decisions Based Primarily on Technical Market Data

The trading systems used by Campbell & Company for the Trust are primarily technical. The profitability of trading under these systems depends on, among other things, the occurrence of significant price movements, up or down, in futures, forward and option prices. Such price movements may not develop; there have been periods in the past without such price movements.

The likelihood of the Units being profitable could be materially diminished during periods when events external to the markets themselves have an important impact on prices. During such periods, Campbell & Company's historic price analysis could establish positions on the wrong side of the price movements caused by such events.

Increased Competition from Other Trend-Following Traders Could Reduce Campbell & Company's Profitability

There has been a dramatic increase in the volume of assets managed by trend-following trading systems like some of the Campbell & Company programs. For example in 1980, the assets in the managed futures industry were estimated at approximately $300 million; by the end of 2009, this estimate had risen to approximately $213.6 billion. Increased trading competition from other trend-following traders could operate to the detriment of the Trust. It may become more difficult for the Trust to implement its trading strategy if other trading advisors using technical systems are, at the same time, also attempting to initiate or liquidate futures, forward or option positions, or otherwise alter trading patterns.

Limits Imposed by Futures Exchanges or Other Regulatory Organizations, Such as Speculative Position Limits and Daily Price Fluctuation Limits, May Alter Trading Decisions for the Trust

The CFTC and U.S. futures exchanges have established limits, known as speculative position limits, on the maximum net long or net short positions which any person may hold or control in certain futures and options on futures contracts. Most U.S. futures exchanges also have established “daily price fluctuation limits” which preclude the execution of trades at prices outside of the limit. Contract prices have occasionally moved the daily limit for several consecutive days with little or no trading.  All accounts controlled by Campbell & Company, including the account of the Trust, are combined for speculative position limit purposes. If positions in those accounts were to approach the level of the particular speculative position limit, or if prices were to approach the level of the daily limit, such limits could cause a modification of Campbell & Company's trading decisions for the Trust or force liquidation of certain futures or options on futures positions. Either of these actions may not be in the best interest of the investors. From time to time, the CFTC or the exchanges may suspend trading in market disruption circumstances. In these cases, it is possible that Campbell & Company, as trading advisor, could be required to maintain a losing position that it otherwise would exit and incur significant losses or be unable to establish a position and miss a profit opportunity.

Increase in Assets Under Management May Make Profitable Trading More Difficult

Campbell & Company has not agreed to limit the amount of additional equity which it may manage, and is actively engaged in raising assets for existing and new accounts. Should the amount of equity that Campbell & Company manages increase, it may be more difficult for Campbell & Company to trade profitably because of the difficulty of trading larger positions without adversely affecting prices and performance. Accordingly, such increases in equity under management may require Campbell & Company to modify its trading decisions for the Trust which could have a detrimental effect on your investment. Such considerations may also cause Campbell & Company to eliminate smaller markets from consideration for inclusion in its Financial, Metal & Energy Large Portfolio, reducing the range of markets in which trading opportunities may be pursued. Campbell & Company reserves the right to make distributions of profits to Unitholders in an effort to control asset growth. In addition, Campbell & Company may have an incentive to favor other accounts because the compensation received from some other accounts does exceed the compensation it receives from managing the Trust's account. Because records with respect to other accounts are not accessible to Unitholders in the Trust, the Unitholders will not be able to determine if Campbell & Company is favoring other accounts. See “Campbell & Company, Inc. – Trading Capacity.”

Investors Will Not Be Able to Review the Trust's Holdings on a Daily Basis

Campbell & Company makes the Trust's trading decisions. While Campbell & Company receives daily trade confirmations from the futures broker and over-the-counter counterparty, the Trust's trading results are reported to Unitholders monthly. Accordingly, an investment in the Trust does not offer Unitholders the same transparency, i.e., an ability to review all investment positions daily, that a personal trading account offers.

Other Risks

Fees and Commissions are Charged Regardless of Profitability and are Subject to Change

The Trust is subject to substantial charges payable irrespective of profitability, in addition to performance fees which are payable based on the Trust’s profitability. Included in these charges are brokerage fees and operating expenses. On the Trust’s forward and option trading, “bid-ask” spreads and prime brokerage fees are incorporated into the pricing of the Trust’s forward and option contracts by the counterparties in addition to the brokerage fees paid by the Trust. It is not possible to quantify the “bid-ask” spreads paid by the Trust because the Trust cannot determine the profit its counterparty is making on the forward and option transactions. Such spreads can at times be significant. In addition, while currently not contemplated, the Trust Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days’ notice to the Unitholders.

The Trust’s Service Providers Could Fail

The institutions with which the Trust trades or invests may encounter financial difficulties that impair the operational capabilities or the capital position of the Trust. The futures broker is generally required by U.S. law to segregate all funds received from such broker’s customers from such broker’s proprietary assets. If the futures broker fails to do so to the full extent required by law, the assets of the Trust might not be fully protected in the event of the bankruptcy of the futures broker. Furthermore, in the event of the futures broker’s bankruptcy, the Trust could lose the entire amount, or be limited to recovering only a pro rata share of all available funds segregated on behalf of the futures broker’s combined customer accounts, even though certain property specifically traceable to the Trust (for example, Treasury bills deposited by the Trust with the futures broker as margin) was held by the futures broker. Furthermore, dealers in forward and option contracts are not regulated by the Commodity Exchange Act and are not obligated to segregate customer assets. The futures broker has been the subject of regulatory and private causes of action, as described under “The Futures Broker.”

Although the managing owner regularly monitors the financial condition of the counterparties it uses, if the Trust’s counterparties were to become insolvent or the subject of liquidation proceedings in the United States (either under the Securities Investor Protection Act of the United States Bankruptcy Code), there exists the risk that the recovery of the Trust’s assets from such counterparty will be delayed or be a value less than the value of the assets originally entrusted to such counterparty.

Inadequate Models Could Negatively Affect the Trust’s Portfolio

Campbell & Company’s trading is highly model driven, and is materially subject to possible flaws in the models. As market dynamics (for example, due to changed market conditions and participants) shift over time, a previously highly successful model often becomes outdated or inaccurate, sometimes without Campbell & Company recognizing that fact before substantial losses are incurred. In particular, the Trust may incur major losses in the event of disrupted markets and other extraordinary events that cause Campbell & Company’s pricing models to generate prices which deviate from the market. The risk of loss to the Trust in the case of disrupted markets is compounded by the number of different investment models of pricing, each of which may independently become wholly unpredictable during market disruptions. In addition, in disrupted derivatives markets, many positions may become illiquid, making it difficult or impossible to close out positions against which the markets are moving. There can be no assurance that Campbell & Company will be successful in continuing to develop and maintain effective quantitative models.

Investors Must Not Rely on the Past Performance of Either Campbell & Company or the Trust in Deciding Whether to Buy Units

The future performance of the Trust is not predictable, and no assurance can be given that the Trust and Campbell & Company will perform successfully in the future in as much as past performance is not necessarily indicative of future results. The trading advisor’s trading systems are continually evolving and the fact that the Trust and the trading advisor may have traded successfully in the past does not mean that they will do so in the future. Additionally, the markets in which the Trust operates have been severely disrupted over the past year or more, so results observed in earlier periods may have little relevance to the results observable in the current environment.

The past performance of the Trust may not be construed as an indication of the future results. The personnel of Campbell & Company responsible for managing the investment portfolio have substantial experience in managing investments and private investment funds and have provided and continue to provide advisory and management services to clients and private and registered investment funds.

Parties to the Trust Have Conflicts of Interest

Campbell & Company has not established any formal procedures to resolve the following conflicts of interest. Consequently, there is no independent control over how Campbell & Company resolves these conflicts which can be relied upon by investors as ensuring that the Trust is treated equitably with other Campbell & Company clients.

Campbell & Company has a conflict of interest because it acts as the managing owner and sole trading advisor for the Trust.

Since Campbell & Company acts as both trading advisor and managing owner for the Trust, it is very unlikely that its advisory contract will be terminated by the Trust. The fees payable to Campbell & Company were established by it and were not the subject of arm's-length negotiation. These fees consist of up to a 3.5% brokerage fee (of which 2.5% is retained) and a 20% performance fee. Campbell & Company, as managing owner, determines whether or not distributions are made and it receives increased fees to the extent distributions are not made. Campbell & Company has the authority to make such distributions at any time in its sole discretion.

Other conflicts are also present in the operation of the Trust. See "Conflicts of Interest."

There Are No Independent Experts Representing Investors

Campbell & Company has consulted with counsel, accountants and other experts regarding the formation and operation of the Trust. No counsel has been appointed to represent the Unitholders in connection with the offering of the Units. Accordingly, each prospective investor should consult his own legal, tax and financial advisers regarding the desirability of an investment in the Trust.

The Trust Places Significant Reliance on Campbell & Company and the Incapacity of its Principals Could Adversely Affect the Trust

The incapacity of Campbell & Company's principals could have a material and adverse effect on Campbell & Company's ability to discharge its obligations under the Trust Agreement. However, there are no individual principals at Campbell & Company whose absence would result in a material and adverse effect on Campbell & Company's ability to adequately carry out its advisory responsibilities.

The Trust Could Terminate Before You Achieve Your Investment Objective Causing Potential Loss of Your Investment or Upsetting Your Investment Portfolio

As managing owner, Campbell & Company may withdraw from the Trust upon 120 days' notice, which would cause the Trust to terminate unless a substitute managing owner were obtained. Other events, such as a long-term substantial loss suffered by the Trust, could also cause the Trust to terminate before the expiration of its stated term. This could cause you to liquidate your investments and upset the overall maturity and timing of your investment portfolio. If the registrations with the CFTC or memberships in the National Futures Association of Campbell & Company or the futures broker were revoked or suspended, such entity would no longer be able to provide services to the Trust.

The Trust Is Not a Regulated Investment Company and is Therefore Subject to Different Protections Than a Regulated Investment Company

Although the Trust and Campbell & Company are subject to regulation by the CFTC, the Trust is not an investment company subject to the Investment Company Act of 1940 and Campbell & Company is not registered as an investment advisor under the Investment Advisors Act of 1940. Accordingly, you do not have the protections afforded by those statutes which, for example, require investment companies to have a majority of disinterested directors and regulates the relationship between the adviser and the investment company.

Recent U.S. Legislative Efforts May Negatively Impact Your Investment

Restrictive proposals aimed at financial speculators in commodities have from time to time been made in the U.S. House of Representatives and the Senate. The aims of such proposals are generally stated to be to curb excessive speculation and increase transparency and accountability in the commodities markets, including the oil and gas markets. For example, previous proposals would prohibit private and public pension funds with more than $500 million in assets from investing in agricultural and energy commodities traded on a U.S. futures exchange, foreign exchange or OTC, would direct the CFTC to establish total limits on the share of the commodity market held by financial investors and/or would direct the CFTC to impose speculative-position limits on any stakes not related to real hedging activities. The various bills and proposals could result in the establishment of speculative position limits for trading that does not involve physical delivery of a commodity, regulation and speculation via unregulated foreign exchanges, and enhanced recordkeeping and information collection requirements. If proposals such as these were to be enacted into law as previously proposed, it could negatively impact the ability of investors to invest and, consequently, for the managing owner to manage the Trust.

Forwards, Options, Swaps, Hybrids and Other Derivatives Are Not Subject to CFTC Regulation, Therefore, the Trust Will Not Receive the Same Protections on These Transactions

The Trust trades foreign exchange contracts and options in the interbank market. In the future, the Trust may also trade swap agreements, hybrid instruments and other off-exchange contracts. Swap agreements involve trading income streams such as fixed rate for floating rate interest. Hybrids are instruments which combine features of a security with those of a futures contract. The dealer market for off-exchange instruments is becoming more liquid. There is no exchange or clearinghouse for these contracts and they are not regulated by the CFTC. The Trust will not receive the protections which are provided by the CFTC's regulatory scheme for these transactions.

The Trust is Subject to Foreign Market Credit and Regulatory Risk

A substantial portion of Campbell & Company's trades takes place on markets or exchanges outside the United States. From time to time, over 50% of the Trust's overall market exposure could involve positions taken on foreign markets. The risk of loss in trading foreign futures contracts and foreign options can be substantial. Participation in foreign futures contracts and foreign options transactions involves the execution and clearing of trades on, or subject to the rules of, a foreign board of trade. Non-U.S. markets may not be subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA or any domestic exchange regulates activities of any foreign boards of trade, including the execution, delivery and clearing of transactions, nor do they have the power to compel enforcement of the rules of a foreign board of trade or any applicable foreign laws. Trading on foreign exchanges also presents the risks of exchange controls, expropriation, taxation and government disruptions.

The Trust is Subject to Foreign Exchange Risk

The price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time a position is established and the time it is liquidated, offset or exercised. Certain foreign exchanges may also be in a more or less developmental stage so that prior price histories may not be indicative of current price dynamics. In addition, the Trust may not have the same access to certain positions on foreign exchanges as do local traders, and the historical market data on which Campbell & Company bases its strategies may not be as reliable or accessible as it is in the United States. The rights of clients (such as the Trust) in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers.

Transfers Could Be Restricted

You may transfer or assign your Units only upon 30 days’ prior written notice to Campbell & Company and only if Campbell & Company is satisfied that the transfer complies with applicable laws and would not result in adverse legal or tax consequences for the Trust.

A Single-Advisor Fund May Be More Volatile Than a Multi-Advisor Fund

The Trust is currently structured as a single-advisor managed futures fund. You should understand that many managed futures funds are structured as multi-advisor funds in order to attempt to control risk and reduce volatility through combining advisors whose historical performance records have exhibited a significant degree of non-correlation with each other. As a single-advisor managed futures fund, the Trust may have increased performance volatility and a higher risk of loss than investment vehicles employing multiple advisors. Campbell & Company may retain additional trading advisors on behalf of the Trust in the future.

The Performance Fee Could Be an Incentive to Make Riskier Investments

Campbell & Company employs a speculative strategy for the Trust and receives performance fees based on the trading profits earned by it for the Trust. Campbell & Company would not agree to manage the Trust's account in the absence of such a performance fee arrangement. Accordingly, Campbell & Company may make investments that are riskier than might be made if the Trust's assets were managed by a trading advisor that did not require performance-based compensation.

The Trust May Distribute Profits to Unitholders at Inopportune Times

Campbell & Company reserves the right to make distributions of profits of the Trust to Unitholders at any time in its sole discretion in order to control the growth of the assets under Campbell & Company's management. Unitholders will have no choice in receiving these distributions as income, and may receive little notice that these distributions are being made. Distributions may be made at an inopportune time for the Unitholders.

Potential Inability to Trade or Report Due to Systems Failure Could Adversely Affect the Trust

Campbell & Company's strategies are dependent to a significant degree on the proper functioning of its internal computer systems. Accordingly, systems failures, whether due to third party failures upon which such systems are dependent or the failure of Campbell & Company's hardware or software, could disrupt trading or make trading impossible until such failure is remedied. Any such failure, or consequential inability to trade (even for a short time), could, in certain market conditions, cause the Trust to experience significant trading losses or to miss opportunities for profitable trading. Additionally, any such failures could cause a temporary delay in reports to investors.

Failure to Receive Timely and Accurate Market Data from Third Party Vendors Could Cause Disruptions or the Inability to Trade

Campbell & Company’s strategies are dependent to a significant degree on the receipt of timely and accurate market data from third party vendors. Accordingly, the failure to receive such data in a timely manner or the receipt of inaccurate data, whether due to the acts or omissions of such third party vendors or otherwise, could disrupt trading to the detriment of the Trust or make trading impossible until such failure or inaccuracy is remedied. Any such failure or inaccuracy could, in certain market conditions, cause the Trust to experience significant trading losses, effect trades in a manner which it otherwise would not have done, or miss opportunities for profitable trading. For example, the receipt of inaccurate market data may cause the Trust to establish (or exit) a position which it otherwise would not have established (or exited), or fail to establish (or exit) a position which it otherwise would have established (or exited), and any subsequent correction of such inaccurate data may cause the Trust to reverse such action or inaction, all of which may ultimately be to the detriment of the Trust.

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SELECTED FINANCIAL DATA

Dollars in thousands, except per Unit amounts.

	3-Month Period Ended March 31,	Year Ended December 31,
	2010	2009	2008	2007	2006	2005
Total Assets	29,122,518	$31,009,469	$36,668,639	$37,566,581	$43,619,109	$40,221,009
Total Unitholders' Capital	28,102,285	29,002,062	35,835,483	36,288,756	42,871,715	39,856,467
Total Trading Gain (Loss) (net of brokerage commissions)	(665,443)	(826,016)	1,568,937	(4,880,807)	2,971,747	5,125,300
Net Income (Loss)	(872,094)	(1,807,668)	977,473	(4,555,069)	3,250,791	4,799,375
Net Income (Loss) Per Managing Owner and Other Unitholder Unit*	(45.45)	(85.69)	43.49	(195.52)	135.31	204.75
Increase (Decrease) in Net Asset Value per Managing Owner and Other Unitholder Unit	(51.13)	(94.41)	28.40	(211.94)	123.59	190.55

* Based on weighted average number of Units outstanding during the period.

SUPPLEMENTARY FINANCIAL INFORMATION

The following summarized quarterly financial information presents the results of operations for the three month periods ending March 31, 2010 and March 31, June 30, September 30, and December 31, 2009 and 2008.

	1st Qtr. 2010
Total Net Trading Gain (Loss) (Net of brokerage commissions)	$(665,443)
Net Income (Loss)	(872,094)
Net Income (Loss) per Managing Owner and Other Unitholder Unit*	(45.45)
Increase (Decrease) in Net Asset Value per Managing Owner and Other Unitholder Unit	(51.13)
Net Asset Value per Managing Owner And Other Unitholder Unit at the End of the Period	1,486.45

	1st Qtr. 2009	2nd Qtr. 2009	3rd Qtr. 2009	4th Qtr. 2009
Total Net Trading Gain (Loss) (Net of brokerage commissions)	$75,143	$(2,137,482)	$1,317,012	$(80,689)
Net Income (Loss)	(207,164)	(2,392,807)	1,078,786	(286,483)
Net Income (Loss) per Managing Owner and Other Unitholder Unit*	(9.33)	(110.22)	52.82	(14.29)
Increase (Decrease) in Net Asset Value per Managing Owner and Other Unitholder Unit	(12.84)	(113.43)	49.41	(17.55)
Net Asset Value per Managing Owner And Other Unitholder Unit at the End of the Period	1,619.15	1,505.72	1,555.13	1,537.58

	1st Qtr. 2008	2nd Qtr. 2008	3rd Qtr. 2008	4th Qtr. 2008
Total Net Trading Gain (Loss) (Net of brokerage commissions)	$693,007	$2,185,179	$(1,217,518)	$(91,731)
Net Income (Loss)	659,620	2,045,059	(1,366,878)	(360,328)
Net Income (Loss) per Managing Owner and Other Unitholder Unit*	28.97	91.39	(61.14)	(16.08)
Increase (Decrease) in Net Asset Value per Managing Owner and Other Unitholder Unit	25.13	87.87	(64.92)	(19.68)
Net Asset Value per Managing Owner And Other Unitholder Unit at the End of the Period	1,628.72	1,716.59	1,651.67	1,631.99

* Based on weighted average number of Units outstanding during the period.

CAMPBELL & COMPANY, INC.

Description

Campbell & Company is the managing owner and trading advisor of the Trust. It is a Maryland corporation organized in April 1978 as a successor to a partnership originally organized in January 1974. Its offices are located at 2850 Quarry Lake Drive, Baltimore, Maryland 21209, and its telephone number is (410) 413-2600. Its primary business is the trading and management of discretionary futures and forward accounts, including commodity pools. As of April 30, 2010, Campbell & Company, and its affiliates, had approximately $3.0 billion under management in the futures, forward and option markets (including approximately $2.4 billion traded pursuant to the same Financial, Metal & Energy Large Portfolio as traded by the Trust). Please refer to "Campbell & Company, Inc. — Trading Systems" for a discussion of all of the portfolios offered by Campbell & Company, which includes the Financial, Metal & Energy Large Portfolio. Please refer to "Past Performance of the Campbell Alternative Asset Trust” on page 32 for the performance data required to be disclosed for the most recent five calendar years and year-to-date.

Campbell & Company is a member of the NFA and has been registered as a commodity pool operator since September 10, 1982 and as a commodity trading advisor since May 6, 1978. Pools currently operated by Campbell & Company include: Campbell Financial Futures Fund Limited Partnership; Campbell Fund Trust; Campbell Global Assets Fund Limited SAC (Classes A, A-2 and C); Campbell Global Trend Fund, L.P., Campbell Institutional Trend Fund, L.P. and Campbell Strategic Allocation Fund, L.P. Campbell & Company's compensation is discussed in "Charges to the Trust."

The Campbell & Company, Inc. 401(k) Plan is an investor in the Trust; the individual principals of Campbell & Company, in their individual capacity, have not purchased, and do not intend to purchase, Units.

Campbell & Company has agreed that its capital account as managing owner at all times will equal at least 1% of the net aggregate capital contributions of all Unitholders.

There have never been any material administrative, civil or criminal proceedings brought against Campbell & Company or its principals, whether pending, on appeal or concluded.

Campbell & Company's principals are G. William Andrews, Theresa D. Becks, D. Keith Campbell, Bruce L. Cleland, Gregory T. Donovan, Michael S. Harris, Xiaohus Hu, Thomas P. Lloyd, Robert W. McBride and Tracy Wills-Zapata. The majority voting stockholder of Campbell & Company is D. Keith Campbell.

The trading advisor makes the Trust’s trading decisions using proprietary technical trading models which analyze both technical and fundamental market indicators.

The Trust utilizes a systematic, model driven trading approach. The trading advisor manages the Trust’s assets based on signals derived from technical trading models, thereby minimizing the “human” element from the day-to-day individual investment decision making process. More specifically, risk management sits at the model and portfolio level. Portfolio-wide position limits, portfolio volatility, and model diversification are also monitored.

G. William Andrews, born in 1972, has been employed by Campbell & Company since April 1997 and was appointed Chief Operating Officer in January 2010, was Vice President: Director of Operations from April 2007 to January 2010, Vice President: Director of Research Operations from March 2006 to April 2007 and Research Assistant from March 2005 to February 2006. As Chief Operating Officer, he is involved in all operational aspects of the firm. In March 2010, Mr. Andrews was appointed to the firm’s Investment Committee, which is responsible for the management of the research and investment process at the firm. Mr. Andrews is also the Vice President and Chief Operating Officer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company.  Mr. Andrews holds an M.B.A. in Finance from Loyola College in Maryland and a Bachelor of Social Science from Waikato University, New Zealand. Mr. Andrews became listed as a Principal of Campbell & Company effective June 21, 2006. Mr. Andrews became listed as Principal of Campbell & Company Investment Adviser LLC effective March 29, 2010.

Theresa D. Becks, born in 1963, joined Campbell & Company in June 1991 and has served as President and Chief Executive Officer since April 2007, Secretary since May 1992, Director since January 1994 and was Chief Financial Officer and Treasurer until July 2008. Ms. Becks is also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, Trustee, President and Chief Executive Officer of The Campbell Multi-Strategy Trust, a registered investment company, and President of Campbell & Company International Bahamas Limited, an international business company incorporated in The Bahamas. Ms. Becks served as a member of the Board of Directors of the Managed Funds Association from November 2002 to November 2006. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective May 7, 1999, March 10, 1993 and April 21, 1999, respectively. Ms. Becks became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company Investment Adviser LLC effective December 14, 2005, December 12, 2005 and December 14, 2005, respectively.

        D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations in 1972, was President until January 1994, and was Chief Executive Officer until January 1998. Mr. Campbell is the majority voting stockholder of Campbell & Company. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on its behalf. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective October 29, 1997, September 29, 1978 and September 29, 1997, respectively. Mr. Campbell became listed as a Principal of Campbell & Company Investment Adviser LLC effective July 9, 2008. Mr. Campbell became listed as a Principal of his Commodity Pool Operator effective March 10, 1975.

Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and has served as Vice Chairman of the Board of Directors of Campbell & Company since April 2007, was President from January 1994 to April 2007, and Chief Executive Officer from January 1998 to April 2007. Until April 2007, Mr. Cleland was also the President and Chief Executive Officer of Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and Trustee, Chief Executive Officer and President of The Campbell Multi-Strategy Trust, a registered investment company. In March 2010, Mr. Cleland was appointed to the firm’s Investment Committee, which is responsible for the management of the research and investment process at the firm. Mr. Cleland is currently a member of the Board of Directors of the National Futures Association, and previously served as a member of the Board of Directors of the Managed Funds Association and as a member of the Board of Governors of the COMEX, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective December 15, 1993, September 15, 1993 and December 15, 1993, respectively. Mr. Cleland was an Associated Person, Principal and NFA Associate Member of Campbell & Company Investment Adviser LLC from December 2005 to April 2007. Effective July 9, 2008, Mr. Cleland again became listed as a Principal of Campbell & Company Investment Adviser LLC.

Gregory T. Donovan, born in 1972, joined Campbell & Company in October 2006 and has served as Chief Financial Officer and Treasurer of Campbell & Company since July 2008, and was Senior Vice President of Accounting and Finance from October 2006 to July 2008. His duties include oversight of accounting and finance functions and review of accounting policies and procedures. Mr. Donovan is also the Chief Financial Officer, Treasurer and Assistant Secretary of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company, and Treasurer of Campbell & Company International Bahamas Limited, an international business company incorporated in The Bahamas.  From November 2003 to October 2006, Mr. Donovan was employed by Huron Consulting Services, a managing consulting firm, serving as Director in the Financial and Economic Consulting Practice. Mr. Donovan is a C.P.A. and has a B.S. in Business Administration with concentrations in Accounting and Management from Castleton State College and holds a M.S. in Finance from the University of Baltimore. Mr. Donovan became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective July 5, 2007, May 9, 2007 and July 2, 2007, respectively.  Mr. Donovan became listed as a Principal of Campbell & Company Investment Adviser LLC effective May 16, 2007.

Michael S. Harris, born in 1975, has been employed by Campbell & Company since July 2000, was appointed Deputy Manager of Trading in September 2004 and has served as Vice President and Director of Trading since June 2006. His duties include managing daily trade execution for the assets under Campbell & Company’s management. Mr. Harris holds a B.A. in Economics and Japanese Studies from Gettysburg College. He also spent time studying abroad at Kansai Gaidai University in Osaka, Japan. Mr. Harris became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective September 21, 2000, June 15, 2006 and August 19, 2000, respectively.

Xiaohua Hu, born in 1963, joined Campbell & Company in April 1994 and was appointed Research Director in March 2010. Since he joined the firm, Mr. Hu has had a major role in the ongoing research and development of Campbell & Company’s trading systems. In March 2010, Mr. Hu was appointed to the firm’s Investment Committee, which is responsible for the management of the research and investment process at the firm. Mr. Hu holds a B.A. in Manufacturing Engineering from Changsha University of Technology in China. He went on to receive an M.A. and Ph.D. in Systems and Information Engineering from the Toyohashi University of Technology, in Japan. During his studies at Toyohashi, Mr. Hu was also a Visiting Researcher in Computer Science and Operations Research and published several research papers. Mr. Hu became listed as Principal of Campbell & Company effective April 7, 2010.

Thomas P. Lloyd, born in 1959, joined Campbell & Company in September 2005 as General Counsel and Executive Vice President-Legal and Compliance. In this capacity, he is involved in all aspects of legal affairs, compliance and regulatory oversight. Since April 2007, Mr. Lloyd has also overseen Campbell & Company’s fund administration function. Mr. Lloyd is also the Secretary, Chief Compliance Officer and Assistant Treasurer of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company, and Secretary of Campbell & Company International Bahamas Limited, an international business company incorporated in The Bahamas. From July 1999 to September 2005, Mr. Lloyd was employed by Deutsche Bank Securities Inc. ("DBSI") in several positions, including Managing Director and head of the legal group for Deutsche Bank Alex. Brown, the Private Client Division of DBSI. Mr. Lloyd holds a B.A. in Economics from the University of Maryland, and a J.D. from the University of Baltimore School of Law. Mr. Lloyd is a member of the Bars of the State of Maryland and the United States Supreme Court. Mr. Lloyd became listed as a Principal of Campbell & Company and Campbell & Company Investment Adviser LLC effective October 20, 2005 and December 12, 2005, respectively.

Robert W. McBride, born in 1970, has been employed by Campbell & Company since January 2004 and was appointed Director – Software Development and Research Operations in May 2010, was Director Research Operations & Trade Operations from January 2010 to May 2010, Research Operations – Code Management Manager from March 2006 to January 2010, and Research Programmer from January 2004 to March 2006. Mr. McBride holds a Master’s of Science in Computer Science from South Dakota Schools of Mines and Technology and a Bachelor of Science in Computer Science from Minnesota State University Mankato. Mr. McBride became listed as Principal of Campbell & Company effective May 25, 2010.

Tracy Wills-Zapata, born in 1971, joined Campbell & Company in February 2006 and has served as Managing Director- Business Development since January 2007 and was Managing Director of Institutional Business Development from February 2006 to January 2007. Ms. Wills-Zapata is also Vice President of both Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, a registered commodity trading advisor and an SEC registered investment adviser, and The Campbell Multi-Strategy Trust, a registered investment company. Prior to joining Campbell & Company, Ms. Wills-Zapata was a Managing Director of DB Advisors LLC, and affiliates from September 2002 to December 2005, where she was responsible for distribution of Deutsche Bank’s single manager hedge fund platform. Ms. Wills-Zapata was registered as an Associated Person from January 2005 to December 2005 with DB Capital Advisers Inc., from February 2003 to January 2005 with DB Advisors LLC, and from November 2002 to February 2003 with Deutsche Bank Securities Inc. Ms. Wills-Zapata was listed as a Principal with DB Advisors LLC from February 2003 to February 2004. Ms. Wills-Zapata was an NFA Associate Member from December 2004 to December 2005 with DB Capital Advisers Inc., from January 2003 to January 2005 with DB Advisors LLC, and from November 2002 to February 2003 with Deutsche Bank Securities, Inc. Ms. Wills-Zapata is currently a member of the Board of Directors and a Member of the Executive Committee for the Managed Funds Association. Ms. Wills-Zapata became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company effective March 27, 2006, July 21, 2008 and March 27, 2006, respectively. Ms. Wills-Zapata became registered as an Associated Person and listed as a Principal and NFA Associate Member of Campbell & Company Investment Adviser LLC effective February 18, 2009.

The Trading Advisor

Pursuant to the Fourth Amended and Restated Declaration of Trust and Trust Agreement ( the “Trust Agreement”), Campbell & Company has the sole authority and responsibility for directing the investment and reinvestment of the Trust's assets. Although Campbell & Company will initially serve as the sole trading advisor of the Trust, it may, in the future, retain other trading advisors to manage a portion of the assets of the Trust. Unitholders will receive prior notice, in the monthly report from the Trust or otherwise, in the event that additional trading advisors are to be retained on behalf of the Trust.

Trading Systems

Campbell & Company makes the Trust's trading decisions using proprietary computerized trading models which analyze market statistics. There can be no assurance that the trading models will produce results similar to those produced in the past. In addition, Unitholders will not have any vote or consent with respect to the trading approaches utilized by Campbell & Company or any other trading advisor. Campbell & Company currently offers the following portfolios:

1)	The Financial, Metal & Energy Large Portfolio,

2)	The Global Diversified Large Portfolio,

3)	The Trend Following Portfolio, and

4)	The Trend Following (GLD) Portfolio.

Campbell & Company Investment Adviser LLC, a wholly-owned subsidiary of Campbell & Company, Inc., currently offers the Multi-Strategy Portfolio, a commodities and securities portfolio, and the Statistical Arbitrage Portfolio, a securities portfolio, with different investment objectives and terms.

All of the Trust's assets are currently allocated to the Financial, Metal & Energy Large Portfolio, which  seeks to generate attractive risk-adjusted returns across a broad range of market conditions through systematic investments in a diversified portfolio of futures, forward and option contracts in a diverse array of global assets, including global interest rates, stock indices, currencies and commodities. The FME Large Portfolio consists of underlying investment strategies that aim for low correlation and are diversified by investment style, investment holding period and instrument.

Two primary portfolio sub-strategies, Diversified and Sector-Specific, look for momentum-oriented movement across global asset classes on the basis of price or other technical indicators, while also capturing global trends on the basis of underlying fundamental or econometric data. In the future, Campbell & Company may allocate the Trust's assets to the Global Diversified Large Portfolio.

Sector allocation and the specific markets traded, may frequently fluctuate in response to changes in market volatility. See the following pie chart for a current listing of contracts, by sector, for the last six month-ends through April 30, 2010.

Sector allocation for each sector is calculated using the dollar value of margin posted as collateral to support trading in each sector, as a percentage of the total dollar value of margin posted to support trading in all sectors. This chart reports average sector allocation for each sector as of the previous six month-ends through April 30, 2010 as follows: 29% to Interest Rates, 28% to Equity Indices, 27% to Foreign Exchange and 16% to Commodities.

Campbell & Company's trading models are designed to detect and exploit medium- to long-term price changes, while also applying proven risk management and portfolio management principles. Portfolio composition, including contracts traded and percentage allocations to each sector, may change at any time if Campbell & Company determines such change to be in the best interests of the Trust. Each sector traded by the Trust appears as a caption in the preceding sector allocation diagram. As an example, natural gas is a market that is traded within the commodities sector.

Campbell & Company believes that utilizing multiple trading models for the same client account provides an important level of diversification, and is most beneficial when multiple contracts in each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell & Company's intention to offset those signals to reduce unnecessary trading, but if the signals are not simultaneous, both trades will be taken and, since it is unlikely that both positions would prove profitable, in retrospect one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each trading model independently of the other models.

Over the course of a medium- to long-term price change, there are times when the risk of the market does not appear to be justified by the potential reward. In such circumstances some of Campbell & Company's trading models may exit a winning position prior to the end of a price move. While there is some risk to this method (for example, being out of the market during a significant portion of a price move), Campbell & Company's research indicates that this is well compensated for by the decreased volatility of performance that may result.

Campbell & Company's trading models may include trend-following trading models, counter-trend trading models, and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and may or may not employ all such models for all clients' accounts. The trading models currently used by Campbell & Company may be eliminated from use if Campbell & Company ever believes such action is warranted.

While Campbell & Company normally follows a disciplined systematic approach to trading, on occasion it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

From time to time, Campbell & Company may increase or decrease the total number of contracts held based on increases or decreases in the Trust's assets, changes in market conditions, perceived changes in portfolio-wide risk factors, or other factors which may be deemed relevant.

Campbell & Company estimates that, based on the margin required to maintain positions in the markets currently traded, aggregate margin for all positions will range between 5% and 30% of the Trust's net assets. From time to time, margin commitments may be above or below this range.

The number of contracts that Campbell & Company believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken.

Trading Capacity

Campbell & Company believes that it is not possible to define or quantify capacity with any degree of certainty. Campbell & Company has continued to introduce new strategies designed to deliver returns which have low correlation to returns from existing strategies. In addition, Campbell & Company has continued to develop new ways to manage assets, such as the application of dynamic portfolio and capital management tools and innovative execution methods. In the past, a significant increase in assets has led to portfolio compromises, as increasingly large positions can only be established and maintained in those markets that have sufficient depth and liquidity.

Notwithstanding Campbell & Company’s research, risk and portfolio management efforts, there may come a time when the combination of available markets and new strategies may not be sufficient for Campbell & Company  to add new assets without detriment to diversification. If this were to occur, Campbell & Company would expect risk-adjusted returns to begin to degrade – a more concentrated portfolio may result in lower risk-adjusted returns and may have a detrimental affect on your investment. See “The Risks You Face—Trading Risks—Increase in Assets Under Management May Make Profitable Trading More Difficult.”

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

The offering of Campbell Alternative Asset Trust’s (the "Trust") Units of Beneficial Interest commenced on May 15, 2001, and the initial offering terminated on September 30, 2001 with proceeds of $15,821,743.  The continuing offering period commenced immediately after the termination of the initial offering period; additional subscriptions totaling $39,602,434 have been accepted during the continuing offering period as of March 31, 2010.  Redemptions over the same time period total $40,335,562.  The Trust commenced operations on October 1, 2001.

As of December 31, 2002, Units are no longer offered to the public, but are offered exclusively for sale to the Campbell & Company, Inc. 401(K) Plan.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expense during the reporting period.  Management believes that the estimates utilized in preparing the financial statements are reasonable and prudent; however, actual results could differ from those estimates.  The Trust’s significant accounting policies are described in detail in Note 1 of the Financial Statements.

The Trust records all investments at fair value in its financial statements, with changes in fair value reported as a component of realized and change in unrealized trading gain (loss) in the Statements of Operations.  Generally, fair values are based on market prices; however, in certain circumstances, estimates are involved in determining fair value in the absence of an active market closing price (e.g. forward contracts which are traded in the inter-bank market).

Capital Resources

The Trust will raise additional capital only through the sale of Units offered pursuant to the continuing offering, and does not intend to raise any capital through borrowing.  Due to the nature of the Trust's business, it will make no capital expenditures and will have no capital assets which are not operating capital or assets.

The Trust maintains 40% - 80% of its net asset value in cash, cash equivalents or other liquid positions in its cash management program over and above that needed to post as collateral for trading. These funds are available to meet redemptions each month. After redemptions and additions are taken into account each month, the trade levels of the Trust are adjusted and positions in the instruments the Trust trades are added or liquidated on a pro-rata basis to meet those increases or decreases in trade levels.

Liquidity

Most United States commodity exchanges limit fluctuations in futures contracts prices during a single day by regulations referred to as “daily price fluctuation limits” or “daily limits.”  During a single trading day, no trades may be executed at prices beyond the daily limit.  Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated.  Futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.  Similar occurrences could prevent the Trust from promptly liquidating unfavorable positions and subject the Trust to substantial losses which could exceed the margin initially committed to such trades.  In addition, even if futures prices have not moved the daily limit, the Trust may not be able to execute futures trades at favorable prices if little trading in such contracts is taking place.  Other than these limitations on liquidity, which are inherent in the Trust’s futures trading operations, the Trust’s assets are expected to be highly liquid.

The entire offering proceeds, without deductions, will be credited to the Trust's bank, brokerage and/or cash management accounts.  The Trust meets margin requirements for its trading activities by depositing cash and U.S. government securities with the futures broker and the over-the-counter counterparties. This does not reduce the risk of loss from trading activities.  The Trust receives all interest earned on its assets.  No other person shall receive any interest or other economic benefits from the deposit of Trust assets.

Approximately 10% to 30% of the Trust's assets normally are committed as required margin for futures contracts and held by the futures broker, although the amount committed may vary significantly. Such assets are maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Trust's assets are deposited with over-the-counter counterparties in order to initiate and maintain forward contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparties.

The managing owner has a relationship structure in place in which it has the option to deposit the majority of those assets of the Trust that are not required to be deposited as margin with the futures broker and over-the-counter counterparty in a custodial account with Northern Trust Company. The dollar value of assets not required for margin purposes will be the principal consideration if the managing owner would find this relationship structure to be beneficial to the Trust. The assets deposited in the custodial account with Northern Trust Company are segregated. The custodial account constitutes approximately 40% to 80% of the Trust’s assets and is invested directly by Wilmington Trust Investment Management LLC (“Wilmington”). Wilmington is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. Wilmington does not guarantee any interest or profits will accrue on the Trust’s assets in the custodial account. Wilmington will invest according to agreed upon investment guidelines that are modeled after those investments allowed by the futures broker as defined under The Commodity Exchange Act, Title 17, Part 1, § 1.25 Investment of customer funds. Investments can include, but are not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificates of deposits; (ii) commercial paper; and (iii) corporate debt.

The Trust occasionally receives margin calls (requests to post more collateral) from its futures broker or over-the-counter counterparties, which are met by moving the required portion of the assets held in the custody account at Northern Trust to the margin accounts. In the past 3 years, the Trust has not needed to liquidate any position as a result of a margin call.

The Trust's assets are not and will not be, directly or indirectly, commingled with the property of any other person in violation of law or invested with or loaned to Campbell & Company or any affiliated entities.

Results of Operations

The returns for the three months ending March 31, 2010 and the years ending December 31, 2009, 2008 and 2007 were (3.33)%, (5.78)%, 1.77% and (11.67)%, respectively.

2010 (3 months ended March 31)

Of the 2010 year-to-date decrease of (3.33)%, approximately (2.31)% was due to trading losses, (1.08)% was due to brokerage fees, operating costs and offering costs borne by the Trust, approximately 0.06% was offset by investment income. During the three months ended March 31, 2010, the Trust accrued brokerage fees in the amount of $140,088 and paid brokerage fees in the amount of $143,167. An analysis of the (2.31)% trading losses by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	1.73%
Currencies	(0.60)
Commodities	(1.43)
Stock Indices	(2.01)
	(2.31	) %

The New Year began with an equity sell-off in the second half of the month as global confidence in a steady recovery, again, began to waver, resulting in trading losses for the Trust’s net long equity indices positions. Primary drivers were related to: (1) China’s efforts to manage growth; (2) questionable stability of the European Union as Greece potentially defaults on sovereign debt; and (3) the potential heavy-handed regulation of the U.S. banking system. As the global risk trade unwound, the Trust’s commodity positions also produced losses, largely in the energy complex and in base metals. The global negative news detracted from a relative positive earnings season and signs of improved economic data. Further losses were recorded in currency trading as the U.S. Dollar, was, once again, seen as a safe haven as the economic health of several nations was called into question. Marginal gains were recorded in fixed income as we were able to benefit from the steepening of the yield curve as a result of short-term interest rates being kept at extremely low levels by global central banks.

The first half of February was somewhat subdued as the market digested mixed U.S. employment numbers versus the unemployment rate. By mid-month, the Federal Reserve surprised the markets by deciding to hike the discount rate, in a clear sign that the pace of their exit strategy may be more aggressive than originally anticipated. Our long position in short-term rates, both in the U.S. and Europe, fueled strong gains in the sector for the remainder of the month. Gains were also recorded in currency trading as the Euro currency weakened against most majors on accelerated sovereign fears evidenced by the record high cost of insuring Greek and Portuguese debt. Global equity indices trading produced small losses for the Trust as a result of dealing with diverse global macroeconomic challenges (weakening Euro, China central bank intervention and U.S. employment and earnings season results). While the market finished generally negative in Europe and Asia, the U.S. managed to record a gain on largely upbeat fourth quarter earnings announcements with many S&P constituents beating consensus expectations. Commodity trading resulted in generally negative results as the structural imbalances in Europe, and the strong relative performance of the U.S. economy versus the Eurozone helped “de-link” Europe from the risk trade, keeping commodities in alignment with U.S. stocks.

While energy prices rallied for most of the month, precious metals sold off early only to turn positive as the market used gold as a safe haven against Eurozone turmoil.

March proved to be a very strong month for trends as our long positions in energies and base metals benefited from prices moving higher on climbing global economic growth prospects. Global equity indices also provided gains for the Trust’s long positions as prices surged on renewed merger and acquisition activity, positive news centered on economic releases, and subdued fears regarding Greece’s finances. Marginal gains were recorded in the foreign exchange markets as the return of the carry trade pushed commodity linked currencies higher. Almost all central banks have acknowledged that the worst has passed; however, the lack of flexibility to induce fresh fiscal or monetary stimulus has forced a lower for longer interest rate policy globally. The Trust’s net gains were partially offset by losses in the fixed income markets from our long positions in U.S. Treasury futures as prices fell during the month. In the U.S. fixed income market, heavy supply put pressure on bond prices, and U.S. Treasury yields were higher than swap yields for the first time on record.

2009 (3 months ended March 31)

Of the 2009 year-to-date decrease of (0.79)%, approximately 0.25% is due to trading gains (before commissions) and approximately 0.01% due to investment income offset by approximately (1.05)% due to brokerage fees, operating costs and offering costs borne by the Trust. During the three months ended March 31, 2009 the Trust accrued brokerage fees in the amount of $182,161 and paid brokerage fees in the amount of $182,603. An analysis of the 0.25% trading gains by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	1.23%
Currencies	0.42
Commodities	(0.61)
Stock Indices	(0.79)
0.25%

The disclosure describing the events that occurred between January 2009 and March 2009 is provided in the next section.

For the Year Ended December 31, 2009

For the 2009 decrease of (5.78)%, approximately 1.74% was due to trading losses (before commissions) and approximately 0.15% due to investment income offset by approximately (4.19)% due to brokerage fees, operating costs and offering costs borne by the Trust.  An analysis of the (1.74)% trading loss by sector is as follows:

Sector	% Gain (Loss)
Currencies	3.41%
Commodities	0.32
Stock Indices	(0.68)
Interest Rates	(4.15)
	(1.74	) %

President Obama’s stimulus plan took center stage in January; however, weak economic data continued to negatively impact global stock markets into the start of the New Year.  An early month rally fizzled quickly, causing notable declines in major global indices.  The Trust gained in equity indices trading on net short positions across each region.  Gains were recorded in fixed income trading as the world’s central banks continued to lower interest rates.  Mounting fiscal deficits and huge issuance needs begin to weigh heavy on the long-end; however, credit markets generally improved in January with yield spreads continuing to contract.  Foreign exchange trading finished slightly negative on the month. Risk aversion and capital preservation benefited the Trust’s net long U.S. Dollar position; however, the UK government’s unprecedented move to give the Bank of England power to increase their stake in Royal Bank of Scotland to 70% helped fuel a late month rally in the British Pound, eliminating gains from a previous decline.  Commodity trading was generally flat on volatility across precious and base metals and a slowing of the negative energy trend.

In February, the U.S. government’s ability to address the economic crisis was met with skepticism by Wall Street.  Economic data remained persistently weak, especially on the employment and housing fronts. The U.S. was not alone in reporting negative news, as European and Asian economies also continued with the release of dismal economic data such as declining exports and falling dividends.  The majority of February gains in the Trust resulted from equity indices trading, particularly from short positions in the U.S. and Asia.   Additional gains were recorded in foreign exchange trading as investors continued to feed U.S. Dollar strength, particularly relative to the Japanese Yen.  The U.S. Dollar continues to be the safe haven pick as the risk aversion theme continued, as evidenced by the U.S. treasury yields recording all-time lows.

Stock markets rallied in March as the 2008 fourth quarter earnings announcements subsided and large U.S. banks announced they would be profitable for the first two months of 2009.  The majority of the Trust’s losses in March resulted from equity indices trading, as the equity rally adversely impacted net short positions globally.  Commodities recorded minimal losses as energy price swings have become correlated with equities and metals surged on news of China’s economic stimulus plan.  Gains from fixed income markets were recorded from the Trust’s long global bond positions as prices moved significantly higher on announcements from the Swiss, British and American Central Banks on their intentions of adding liquidity by purchasing medium to long-term bonds in the market.  Foreign exchange trading resulted in minimal gains as investors sought currencies whose home central banks were not keen on engaging in quantitative easing.

While equity index trading produced the most profitable sector results for the Trust for 2008, the Trust’s net exposure on the short side of global stock indices through April 2009 has hurt performance as markets continued to stage rallies that began in mid-March.  U.S. economic indicators, including housing and manufacturing, showed signs of improvement and stabilization rather than further deterioration.  In addition, the G-20 agreed to fund more than $1 trillion in emergency aid to help cushion the economic fallout of the current international financial crisis.  While the general tone of the economic outlook was more upbeat, officials have still been cautious in their assessment. April saw a continuation of the March risk-seeking rally leading to several growth currencies registering solid gains against the dollar.  Losses were realized in the foreign exchange sector due to the Trust’s general bias to be long the dollar against most major currencies. In fixed income, the equity market rally helped general investor sentiment, driving bond prices lower across the board which produced losses for the Trust in this sector.  Commodity trading finished relatively flat with gains from the energy sector offsetting small losses in base and precious metals.

In May, conflicting signals on global recovery weighed on the direction of the markets as increased risk appetite and signs of stabilization in the global economy emerged.  Equity markets continued their rally, particularly in Asia, generating small gains in the stock index sector.  Fixed income trading generated a marginal positive return as short-term rates in Europe climbed higher following the European Central Bank rate cut of 25 basis points.  The gains in the stock index and fixed income sectors were offset by losses in the foreign exchange sector.   The U.S. Dollar suffered a broad based decline in May on a combination of stronger risk appetite and growing fears over structural deficiencies in the U.S.  Investors moved dormant dollar denominated assets overseas to capture growth and risk in commodity block currencies.  Smaller losses were also recorded in the commodities sector as natural gas finished a volatile month higher.

During June, a surprise payroll number to the upside for May prompted an aggressive sell-off in short-term U.S. rates and raised market expectations of a rate hike in 2009.  The price reaction was swift and caused particular difficulty for systematic trading.  Losses for the Trust in the fixed income sector were offset by marginal gains in the foreign exchange sector.  The Trust’s currency positions were generally mixed, thus hedging some U.S. Dollar risk, as investors crowded the Dollar as a safe-haven trade, pushing it higher on the month.  Marginal gains were also recorded in the commodities sector, primarily from long positions in the energy complex.  As geo-political headlines were plentiful, energies traded in a highly correlated fashion to global equity markets.  The stock index sector finished basically flat for the month as global equity markets reflected mixed results congruent with both positive and negative economic data relating to global recovery.

Contrary to investor fears, global stock market returns in 2009 have fueled improved risk appetite as economic data and corporate earnings support the rally for yet another month in July. The Trust’s trading performance was relatively flat, with positive results from long stock and short U.S. Dollar positions being offset by losses incurred from short interest rate positions. For the first half of 2009, many “trend-following” strategies struggled to curb losses and eked out small gains in a market environment that is in a classic “consolidation” (trendless and choppy) period.

While risk appetite was generally strong in August, investors’ risk behavior was a bit random as fixed income initially sold off better than expected payrolls data, but spent the rest of the month rallying. Ben Bernanke’s nomination for a second term as U.S. Federal Reserve Chairman and continued “lower rates for longer” comments from Federal Reserve officials helped support treasury prices against the Trust’s general positioning across the curve. Smaller losses were recorded in currency trading as investors appeared unwilling to chase growth currencies higher, at the expense of the dollar, from already stretched levels. Gains were recorded in commodity markets as the Trust increased its exposure to this sector with the launch of more agile models providing more efficient holding period diversification. Trading in base and precious metals was a primary driver as the “risk on” trade prevailed on improving economic data. Equity indices trading yielded a marginal gain as positioning geographically and across model groups remains mixed.

During the month of September, the Trust’s technical and fundamental strategies both recorded healthy gains in the foreign exchange sector from short positions in the U.S. Dollar vs. most major currencies. Commodity-linked currencies were particularly profitable for the Trust, as both the Australian and New Zealand Dollars rose in value close to 5%. Technical and fundamental signals were also effective in the equity index sector, where the Trust benefited from primarily long positions across global stock indices. With the exception of Japan, global equities moved higher by 2-3% during the month on healthy M&A activity, as well as favorable signs of a manufacturing rebound and consumer spending renewal. Results were mixed in fixed income trading as gains earned from short-term rates were largely offset by losses on the long end of the curve. Commodities trading resulted in marginal losses overall, primarily due to short positions in natural gas. The price of natural gas rallied over 20% during the month as a result of significant short covering in the market despite record storage levels.

The risk pendulum continued to swing between “risk on” and “risk off” during the month of October, culminating in “risk off” at month-end and impacting all sectors of the portfolio. As global equity markets fell, commodities fell in tandem and the U.S. Dollar rallied along with fixed income in a thematic trade tied to central bank activity. While the Trust’s risk exposure to equity indices was relatively low, our net long position yielded the largest sector loss during the month. The high volatility environment for mean-reversion equity trading was quite favorable, resulting in gains in the cash equities statistical models in both U.S. and Japan. The perseverance of the “risk off” trade at month-end resulted in modest losses in foreign exchange, modest gains in commodities.

November saw strong trends generate a return of 3.03%, with solid gains in interest rates, foreign exchange, and commodities. Weaker than expected new home sales to start the month, the Federal Open Market Committee’s retention of “extended period” language at mid-month, and a flight to quality at month-end fueled by fears over Dubai debt pushed bond prices higher throughout the month. Thus, trading in fixed income contributed to strong gains from both the short and long end of the curve; foreign exchange trading profited from a continued downward trend of the U.S. Dollar; and commodity trading benefitted from gains in precious metals.

In December, the markets saw a rapid reversal in fixed income and the U.S. Dollar. Inflationary fears subsided as better than expected U.S. economic data fueled equity prices higher and bond prices lower. While market participants seemed to be trading at reduced risk levels, price trends were inconsistent leading into the holiday break, causing losses for many systematic managers, including Campbell. Sharp losses in fixed income trading and modest losses in foreign exchange outweighed solid gains in cash equities and equity indices trading, resulting in a net loss for the month.

2008

For the 2008 increase of 1.77%, approximately 4.43% was due to trading gains (before commissions) and approximately 1.51% due to interest income offset by approximately 4.17% due to brokerage fees, operating costs and offering costs borne by the Trust. An analysis of the 4.43% trading gain by sector is as follows:

Sector	% Gain (Loss)
Stock Indices	9.10%
Commodities	0.35
Currencies	(0.51)
Interest Rates	(4.51)
4.43%

The first quarter of 2008 began where 2007 left off, with the credit crisis causing more write-downs, more credit downgrades, and a growing realization that sub-prime issues would have broader and longer-lasting impacts than initially suspected. In January, weak economic data caused the Federal Open Market Committee to cut short-term rates by a total of 1.25%, which included an unprecedented 0.75% emergency cut. The S&P 500 recorded one of its worst monthly performances in the history of the index. The Trust’s performance in January was basically flat, with gains in equity indices trading more than offset by losses in currencies and flat performance in fixed income and commodities.

February saw the U.S. dollar weaken against most major currencies, as U.S. economic data disappointed, stagflation concerns grew and U.S. interest rate expectations declined dramatically. The Trust’s currency trading profited from these moves, generating a positive return for the month. The Trust also recorded gains in equity indices, as the S&P 500, Dow, and NASDAQ continued to slide. Overall, the Trust had a positive month, posting a 1.68% gain.

March brought more Federal Reserve intervention, which resulted in a slight recovery by U.S. stocks from mid-month slides to finish flat for the month, but still significantly negative for the year. The U.S. dollar continued to weaken. The Trust’s performance was close to flat for the month at 0.08%, with gains in equity indices and currencies offset by losses in commodities and fixed income. The Trust closed the first quarter of 2008 with a year-to-date gain of 1.57%.

In April, the U.S. dollar rallied against key funding currencies, despite a generally weak global economy. The Trust realized gains in foreign exchange and commodities. However, those gains were overshadowed by losses in the fixed income and equity indices sectors, as prior trends in both sectors reversed course. For the month of April, the Trust suffered a loss of (2.32)%.

May was a strong month for the Trust. Positive commodity trading led the charge as crude oil breached new technical levels, touching $135 mid-month. Foreign exchange models also posted gains, as high-yielding currencies performed well. These gains, together with modest gains in the fixed income more than offset a loss in equity indices. The Trust achieved a positive return on the month of 2.07%.

In June the Trust realized its best month of the year, posting a return of 5.26%. Equity indices trading produced strong gains as short positions benefitted from the negative news that roiled the markets around the globe. Signs of commodity-based inflation were constantly in the headlines. Consumer confidence fell to a 16-year low, as U.S., European, and Asian equities markets fell in tandem. Fixed income trading produced additional gains for the Trust, in response to fears of inflation and ECB’s increasingly hawkish stance. Commodities also posted gains as crude oil hit new highs on the back of increased tensions in the Middle East and among OPEC members. In addition, the Trust had modest gains in foreign exchange sector. The Trust concluded the second quarter with a gain of 5.40% for the quarter, and a year-to-date gain of 7.05%.

The month of July was characterized by reversals in many asset classes. The Dow and S&P hit technical bear market territory early in the month, while Japanese equities saw their longest back-to-back losing streak in 54 years. Equity markets seemed to find a bottom mid-month after the U.S. announced the Government-Sponsored Enterprises bailout plan. Commodity prices also reversed, with crude oil declining almost 12% on fears that a weakened economy would reduce global demand. The Trust earned profits in equity indices trading. Those gains were offset by losses in fixed income and commodities. All-in, the Trust finished the month with a loss of (1.10)%.

In August, sub-prime fallout continued to plague the global financial markets. The U.S. unemployment rate hit a four-year high. Commodity prices continued to decline, with natural gas leading the way with a decline of 12.75% and gold falling to its lowest level in eight months. The Trust experienced losses in foreign exchange and commodities sectors as currencies linked to commodities fell in tandem with metal and energy markets, while the U.S. Dollar Index posted unusually strong gains. Those losses edged out gains in fixed income, resulting in a loss for the month of (1.37)%

September saw concern over the widening credit crises come to a boiling point. Equity markets in the U.S., Europe, and Asia declined sharply. Investors fled high-yielding currencies in response to the global decline in equity markets. The Trust posted a loss of (1.36)%. Gains in equity indices were offset by losses in foreign exchange, fixed income, and commodities. Diversification of positions by sector and geography played an important role in dampening losses to the Trust, as did a decrease in risk levels across the portfolio. The Trust concluded the third quarter with a loss of (3.78)% for the quarter, leaving the year-to-date gain at 3.00%.

At the time, the month of October seemed like a month to remember, as equity markets around the world plummeted, fueling further anxiety about the length and depth of a global recession and further exacerbating the liquidity, growth, and confidence crisis. With the benefit of hindsight, it was but the beginning of a quarter to remember. For the Trust, the month was about the benefits and disadvantages of diversification. Modest gains in equity indices trading were more than offset by losses in foreign exchange and fixed income, resulting in a loss for the month of (0.91)%.

November brought further global economic panic, as governments around the world continued to announce plans to help bolster sagging economies. The U.S. reversed course on its bailout effort, from buying troubled assets to facilitating lending flow. Economic data reflected another sharp drop in manufacturing, rising unemployment, and the largest drop in retail sales since 1992, prompting wild swings in both equity and bond markets. The Trust maintained a relatively low risk profile during the month, which resulted in marginal losses and gains across the sectors. For the Trust, losses in fixed income offset marginal gains in other sectors, resulting in a loss for the month of (1.07)%.

December saw more of the same on the global economic front. The Trust, however, took advantage of dramatic movers in the British Pound, particularly against the Euro, to achieve gains in foreign exchange. Likewise, fixed income trading was profitable as central banks across the globe continued to lower interest rates on persistent negative data. Overall, the Trust gained 0.80% for December.

The Trust completed the fourth quarter of 2008, one of the most volatile in market history, with a loss for the quarter of (1.19)%, bringing the return for the year to 1.77%

2007

Of the 2007 decrease of (11.67)%, approximately (11.32)% was due to trading losses (before commissions) and approximately (4.91)% was due to brokerage fees, performance fees and operating and offering costs borne by the Trust offset by approximately 4.56% of interest income.  An analysis of the (11.32)% trading gain by sector is as follows:

Sector	% Gain (Loss)
Interest Rates	1.10%
Metals	(0.73)
Energy	(1.99)
Stock Indices	(2.53)
Currencies	(7.17)
(11.32)%

The first quarter demonstrated how market perceptions on the global macroeconomic environment can drastically change during a quarter. Fixed income was initially a driver in performance as a result of the acceleration of global economic momentum, but ultimately resulted in overall losses for the quarter.  The global growth environment turned into a flight to quality from risky assets, sponsored by comments made by former U.S. Federal Reserve Chairman, Alan Greenspan, about a recession by year end and the whipsaw activity experience in fixed income.  Currency trading followed a similar path of fixed income (initial gains and overall quarterly losses); initial gains from currency crosses were generated from unexpected rate hikes by the Bank of England in the beginning of the quarter but were wiped out by the liquidations of Yen-based carry trades in February, followed by whipsaw activity at the end of quarter.  The Trust’s equity indices initially bucked the trend of fixed income and currency with gains coming from our fundamental models and strong M&A activity, but ultimately succumbed to an overall quarterly loss.  Energy losses were driven by price declines in January on inventory build-ups due to warmer than average temperatures, but finished the last two months of the quarter basically flat. Global economic worries that were sparked at the end of February continued through the early part of March.  All major market sectors experienced increased volatility accompanied by sharply higher short-term correlation.  Whipsaw activity in currencies, interest rates and equities indices led to negative performance in all of these sectors, acting as the primary drivers of March losses.  Risk levels for the Fund were reduced early in March in response to market conditions, and were restored to normal levels as conditions warranted.

The second quarter charged forward with M&A activity supported by impressive earnings, unfettered access to liquidity and major U.S. indices reaching all time highs, to only end with inflation concerns and a flight to quality related to the sub-prime world.  Currencies provided gains early and late in the quarter related to negative U.S. dollar sentiment, but experienced losses mid-quarter mainly in outright exposures. Fixed income gains early in the month of April were given back during the last days of the month, but global fixed income prices breaking out of their trading ranges in May allowed the Trust to gain on both the long and short end of the yield curve.  Early in the quarter commodity trading was positive as copper prices rallied on China’s release of high import figures, then finished slightly negative mid-quarter with energy trading gains mitigating some losses in metals. Commodities ended the quarter with small losses related to being short crude as it rallied above $70 per barrel on geo-political risks and inventory changes keeping traders bullish.

The third quarter began with a sudden flight to quality, reversal of high yielding currencies, and a highly correlated, unusually large move against the Trust’s positions resulting in one of the Trust’s largest monthly declines in recent years.  Losses were broadly based and evenly spread between the interest rate, foreign exchange and equity index sectors. In response to this “perfect storm,” the Trust’s leverage was temporarily cut by 50%.  Continuing the unusual market conditions theme into the first half of August, the contagion effect throughout the financial system created a confidence and liquidity crisis that also negatively impacted the Trust’s performance. Major stock, bond and currency markets globally experienced double digit losses from mid-July to mid-August. The foreign exchange sector proved very difficult in August as the Trust’s technical and macro models were both exposed to high-yielding currencies that suffered market value declines of historical proportions in mid-August. The Trust’s leverage was cut again in mid-August.  Trading in the equity indices sector was also difficult as volatility dominated global stock markets, with the S&P dropping over 8% from its intra-month high only to bounce off of its lows once the Trust’s exposure was reduced.  The Trust earned the majority of its gains at the end of the quarter in the foreign exchange markets as higher-yielding currencies once again gained favor. Trading in the stock indices sector also posted positive results, as the markets breathed a collective sigh of relief that the Federal Reserve was seriously addressing the credit crisis and resulting economic impact. The Trust’s portfolio maintained a lower risk posture throughout the month of September with full re-engagement resuming in the early part of the fourth quarter.

The fourth quarter started with mixed messages as corporate earnings’ reports either beat estimates or severely disappointed, money centers and investment banks grappling with major credit related losses, housing data continuing to soften, and the FOMC complying with market expectations of a 25 basis point cut. High yielding currencies provided healthy gains early in the quarter battling back from August lows, however, the remainder of the quarter Campbell incurred its largest sector losses in currencies enduring the yen reaching levels not seen since June of 2005. Trading in global indices proved a similar fate to the currency sector, initially beginning the quarter with gains followed up by two consecutive months of incurring losses related to U.S. recessionary fears spawning fears of a global slowdown in growth.  Fixed Income began the quarter flat as credit quality remained an underlying concern, then moving to positive returns mid-quarter thanks to Treasuries posting the best month in 12 years, to finishing negative at year-end related to extreme volatility.  Energy and base metals began the quarter with a minimal loss and flat performance, respectively, as the markets continued to wrestle with a tight supply/demand picture, deteriorating geo-political landscape, a weakening dollar and strong growth from India & China.  This market landscape then switched to fears of slowing global growth and fundamental arguments for lower energy prices in which Campbell recorded losses in both sectors.  The quarter ended with gains realized in base and precious metals as gold rallied 6% to all time highs amid strong buying in the face of a bounce in the U.S. dollar.

Campbell has responded to the performance difficulties of 2007 with intensified efforts in research, highlighting the need to diversify across investment horizons and to monitor and respond to sharp factor-risk contagion more nimbly.  Our 36 years of experience shows that our investment in the research process continues to provide for evolutionary change, while our commitment to the discipline of systematic trading remains unchanged.

Off-Balance Sheet Risk

The term "off-balance sheet risk" refers to an unrecorded potential liability that, even though it does not appear on the balance sheet, may result in future obligation or loss. The Trust trades in futures, forward and option contracts and is therefore a party to financial instruments with elements of off-balance sheet market and credit risk. In entering into these contracts there exists a risk to the Trust, market risk, that such contracts may be significantly influenced by market conditions, such as interest rate volatility, resulting in such contracts being less valuable. If the markets should move against all of the futures interests positions of the Trust at the same time, and if the Trust's trading advisor was unable to offset futures interests positions of the Trust, the Trust could lose all of its assets and the Unitholders would realize a 100% loss. Campbell & Company, Inc., the managing owner (who also acts as trading advisor), minimizes market risk through real-time monitoring of open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.

In addition to market risk, in entering into futures, forward and option contracts there is a credit risk that a counterparty will not be able to meet its obligations to the Trust. The counterparty for futures contracts traded in the United States and on most foreign exchanges is the clearinghouse associated with such exchange. In general, clearinghouses are backed by the corporate members of the clearinghouse who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members, like some foreign exchanges, it is normally backed by a consortium of banks or other financial institutions.

In the case of forward and option contracts, which are traded on the interbank market rather than on exchanges, the counterparty is generally a single bank or other financial institution, rather than a group of financial institutions; thus there may be a greater counterparty credit risk. Campbell & Company trades for the Trust only with those counterparties which it believes to be creditworthy. All positions of the Trust are valued each day on a mark-to-market basis. There can be no assurance that any clearing member, clearinghouse or other counterparty will be able to meet its obligations to the Trust.

Disclosures About Certain Trading Activities that Include Non-Exchange Traded Contracts Accounted for at Fair Value

The Trust invests in futures, forward currency and option on forward currency contracts.  The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period.  The market value of forward (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period. The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period.

Quantitative and Qualitative Disclosures About Market Risk

Introduction

Past Results Not Necessarily Indicative of Future Performance

The Trust is a speculative commodity pool. The market sensitive instruments held by it are acquired for speculative trading purposes, and all or a substantial amount of the Trust's assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust's main line of business.

Market movements result in frequent changes in the fair market value of the Trust's open positions and, consequently, in its earnings and cash flow. The Trust's market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust's open positions and the liquidity of the markets in which it trades.

The Trust rapidly acquires and liquidates both long and short positions in a wide range of different markets. Consequently, it is not possible to predict how a particular future market scenario will affect performance, and the Trust's past performance is not necessarily indicative of its future results.

Standard of Materiality

Materiality as used in this section, "Quantitative and Qualitative Disclosures About Market Risk," is based on an assessment of reasonably possible market movements and the potential losses caused by such movements, taking into account the leverage and multiplier features of the Trust's market sensitive instruments.

Quantifying the Trust's Trading Value at Risk

Quantitative Forward-Looking Statements

The following quantitative disclosures regarding the Trust's market risk exposures contain "forward-looking statements" within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). All quantitative disclosures in this section are deemed to be forward-looking statements for purposes of the safe harbor, except for statements of historical fact (such as the dollar amount of maintenance margin required for market risk sensitive instruments held at the end of the reporting period).

The Trust’s risk exposure in the various market sectors traded is estimated in terms of Value at Risk (VaR). The Trust estimates VaR using a model based upon historical simulation (with a confidence level of 97.5%) which involves constructing a distribution of hypothetical daily changes in the value of a trading portfolio. The VaR model takes into account linear exposures to risks, including equity and commodity prices, interest rates, foreign exchange rates, and correlation among these variables. The hypothetical changes in portfolio value are based on daily percentage changes observed in key market indices or other market factors to which the portfolio is sensitive. The Trust’s VaR at a one day 97.5% confidence level corresponds to the negative change in portfolio value that, based on observed market risk factors, would have been exceeded once in 40 trading days or one day in 40. VaR typically does not represent the worst case outcome.

The Trust uses approximately one quarter of daily market data and revalues its portfolio for each of the historical market moves that occurred over this time period. This generates a probability distribution of daily “simulated profit and loss” outcomes. The VaR is the 2.5 percentile of this distribution.

The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector. The current methodology used to calculate the aggregate VaR represents the VaR of the Trust’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

The Trust’s VaR computations are based on the risk representation of the underlying benchmark for each instrument or contract and does not distinguish between exchange and non-exchange dealer-based instruments. It is also not based on exchange and/or dealer-based maintenance margin requirements.

VaR models, including the Trust’s, are continually evolving as trading portfolios become more diverse and modeling techniques and systems capabilities improve. Please note that the VaR model is used to numerically quantify market risk for historic reporting purposes only and is not utilized by the Trust in its daily risk management activities. Please further note that VaR as described above may not be comparable to similarly titled measures used by other entities.

Because the business of the Trust is the speculative trading of futures, forwards and options, the composition of the Trust’s trading portfolio can change significantly over any given time period, or even within a single trading day, which could positively or negatively materially impact market risk as measured by VaR.

The Trust's Trading Value at Risk in Different Market Sectors

The following tables indicate the trading Value at Risk associated with the Trust's open positions by market category as of March 31, 2010 and December 31, 2009 and the trading gains/losses by market category for the three months ended March 31, 2010 and the year ended December 31, 2009.

March 31, 2010
		Trading
Market Sector	Value at Risk*	Gain/(Loss)**

Interest Rates	0.62%	1.73%
Stock Indices	0.60%	(2.01	) %
Commodities	0.54%	(1.43	) %
Currencies	0.52%	(0.60	) %

Aggregate/Total	1.65%	(2.31	) %

*  The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector.  The aggregate VaR represents the VaR of the Trust’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

**  Of the 2010 year-to-date decrease of (3.33)%, approximately (1.08)% was due to brokerage fees, operating costs and offering costs borne by the Trust, approximately (2.31)% was due to trading losses (before commissions) and approximately 0.06% was offset by investment income.

December 31, 2009
		Trading
Market Sector	Value at Risk*	Gain/(Loss)**

Currencies	0.90%	3.41%
Interest Rates	0.68%	(4.15)%
Stock Indices	0.45%	(0.68)%
Commodities	0.41%	(0.32)%

Aggregate/Total	1.62%	(1.74)%

*  The VaR for a sector represents the one day downside risk for the aggregate exposures associated with this sector.  The aggregate VaR represents the VaR of the Trust’s open positions across all market sectors, and is less than the sum of the VaRs for all such market sectors due to the diversification benefit across asset classes.

**  Of the return for the year ended December 31, 2009, approximately (1.74)% was due to trading losses (before commissions) and (4.19)% was due to brokerage fees, operating costs and offering costs borne by the Trust and approximately 0.15% due to investment income giving a net return of (5.78)%.

Material Limitations on Value at Risk as an Assessment of Market Risk

The following limitations of VaR as an assessment of market risk should be noted:

1)	Past changes in market risk factors will not always result in accurate predictions of the distributions and correlations of future market movements;

2)	Changes in portfolio value caused by market movements may differ from those of the VaR model;

3)	VaR results reflect past trading positions while future risk depends on future positions;

4)	VaR using a one day time horizon does not fully capture the market risk of positions that cannot be liquidated or hedged within one day; and

5)	The historical market risk factor data for VaR estimation may provide only limited insight into losses that could be incurred under certain unusual market movements.

VaR is not necessarily representative of historic risk nor should it be used to predict the Trust’s future financial performance or its ability to manage and monitor risk. There can be no assurance that the Trust’s actual losses on a particular day will not exceed the VaR amounts indicated or that such losses will not occur more than once in 40 trading days.

Non-Trading Risk

The Trust has non-trading market risk on its foreign cash balances not needed for margin. However, these balances (as well as the market risk they represent) are immaterial. The Trust also has non-trading market risk as a result of investing a substantial portion of its available assets in U.S. Treasury Bills held at the broker and over-the-counter counterparty. The market risk represented by these investments is immaterial. Finally, the Trust has non-trading market risk on fixed income securities held as part of its cash management program. The cash manager will use its best endeavors in the management of the assets of the Trust but provide no guarantee that any profit or interest will accrue to the Trust as a result of such management.

Qualitative Disclosures Regarding Primary Trading Risk Exposures

The following qualitative disclosures regarding the Trust's market risk exposures — except for (i) those disclosures that are statements of historical fact and (ii) the descriptions of how the Trust manages its primary market risk exposures — constitute forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The Trust's primary market risk exposures as well as the strategies used and to be used by Campbell & Company for managing such exposures are subject to numerous uncertainties, contingencies and risks, any one of which could cause the actual results of the Trust's risk controls to differ materially from the objectives of such strategies. Government interventions, defaults and expropriations, illiquid markets, the emergence of dominant fundamental factors, political upheavals, changes in historical price relationships, an influx of new market participants, increased regulation and many other factors could result in material losses as well as in material changes to the risk exposures and the risk management strategies of the Trust. There can be no assurance that the Trust's current market exposure and/or risk management strategies will not change materially or that any such strategies will be effective in either the short- or long-term. Investors must be prepared to lose all or substantially all of their investment in the Trust.

The following were the primary trading risk exposures of the Trust as of March 31, 2010, by market sector.

Currencies

Exchange rate risk is the principal market exposure of the Trust. The Trust's currency exposure is to exchange rate fluctuations, primarily fluctuations which disrupt the historical pricing relationships between different currencies and currency pairs. These fluctuations are influenced by interest rate changes as well as political and general economic conditions. The Trust trades in a large number of currencies, including cross-rates — i.e., positions between two currencies other than the U.S. Dollar. Campbell & Company does not anticipate that the risk profile of the Trust's currency sector will change significantly in the future.

Interest Rates

Interest rate risk is a significant market exposure of the Trust. Interest rate movements directly affect the price of the sovereign bond positions held by the Trust and indirectly the value of its stock index and currency positions. Interest rate movements in one country as well as relative interest rate movements between countries materially impact the Trust's profitability. The Trust's primary interest rate exposure is to interest rate fluctuations in the United States and the other G-7 countries. Campbell & Company anticipates that G-7 interest rates will remain the primary rate exposure of the Trust for the foreseeable future. The changes in interest rates which have the most effect on the Trust are changes in long-term, as opposed to short-term rates. Most of the speculative positions held by the Trust are in medium- to long-term instruments.

Stock Indices

The Trust's primary equity exposure is to equity price risk in the G-7 countries and several other countries (Hong Kong, Spain, the Netherlands and Taiwan). The stock index futures traded by the Trust are by law limited to futures on broadly based indices. The Trust is primarily exposed to the risk of adverse price trends or static markets in the major U.S., European and Japanese indices. Markets that trade in a narrow range could result in the Trust’s positions being “whipsawed” into numerous small losses.

Energy

The Trust's primary energy market exposure is to natural gas, crude oil and derivative product price movements, often resulting from international political developments and ongoing conflicts in the Middle East and the perceived outcome. Oil and gas prices can be volatile and substantial profits and losses have been and are expected to continue to be experienced in this market.

Metals

The Trust's metals market exposure is to fluctuations in the price of aluminum, copper, gold, nickel, silver and zinc.

Agricultural

The Trust’s agricultural exposure was to the fluctuations in the price of wheat, corn, coffee, cocoa, sugar, soy, hogs, cattle, canola oil, and cotton.

Qualitative Disclosures Regarding Non-Trading Risk Exposure

The following were the primary non-trading risk exposures of the Trust as of March 31, 2010.

Foreign Currency Balances

 The Trust's primary foreign currency balances are in Australian Dollar, Japanese Yen, British Pounds and Euros.  The Trust controls the non-trading risk of these balances by regularly converting these balances back into dollars (no less frequently than twice a month, and more frequently if a particular foreign currency balance becomes unusually large).

Fixed Income Securities

The Trust’s primary market exposure in instruments (other than treasury positions described in the subsequent section) held other than for trading is in its fixed income portfolio. The cash manager, Wilmington, has authority to make certain investments on behalf of the Trust. All securities purchased by the cash manager on behalf of the Trust will be held in the Trust’s custody account at the custodian. The cash manager will use its best endeavors in the management of the assets of the Trust but provide no guarantee that any profit or interest will accrue to the Trust as a result of such management.

Treasury Bill Positions Held for Margin Purposes

The Trust also has market exposure in its Treasury Bill portfolio.  The Trust holds Treasury Bills (interest bearing and credit risk-free) with maturities no longer than six months.  Violent fluctuations in prevailing interest rates could cause minimal mark-to-market losses on the Trust's Treasury Bills, although substantially all of these short-term investments are held to maturity.

Qualitative Disclosures Regarding Means of Managing Risk Exposure

The means by which the Trust and Campbell & Company, severally, attempt to manage the risk of the Trust's open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per "risk unit" of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as precalculating "stop-loss" points at which systems will signal to close out open positions.

Campbell & Company manages the risk of the Trust's non-trading instruments  of Treasury Bills held for margin purposes by limiting the duration of such instruments to no more than six months. Campbell & Company manages the risk of the Trust’s fixed income securities held for cash management purposes by restricting the cash managers to investing in securities that are modeled after those investments allowed by the futures broker as defined under The Commodity Exchange Act, Title 17, Part 1, § 1.25 Investment of customer funds. Investments can include, but are not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificate of deposits; (ii) commercial paper; and (iii) corporate debt.

General

The Trust is unaware of any (i) anticipated known demands, commitments or capital expenditures; (ii) material trends, favorable or unfavorable, in its capital resources; or (iii) trends or uncertainties that will have a material effect on operations. From time to time, certain regulatory agencies have proposed increased margin requirements on futures contracts. Because the Trust generally will use a small percentage of assets as margin, the Trust does not believe that any increase in margin requirements, as proposed, will have a material effect on the Trust's operations.

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PAST PERFORMANCE OF THE
CAMPBELL ALTERNATIVE ASSET TRUST
January 2005 – April 2010

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Name of Pool: Campbell Alternative Asset Trust
Type of Pool: Publicly Offered
Inception of Trading: October 1, 2001
Trading Portfolio Used: Financial, Metal & Energy Large
Aggregate Gross Capital Subscriptions to the Trust: $55,486,023
Current Net Asset Value of the Trust: $28,322,061
Worst Monthly Percentage Draw-down(2): July 2007 / 10.48%
Worst Peak-to-Valley Draw-down(3): June 2007-January 2010 / 25.76%

	Rate of Return[1]
	(Computed on a compounded monthly basis)
Month	2010 YTD	2009	2008	2007	2006	2005
January	-7.10%	0.22%	-0.03%	2.58%	2.05%	-2.13%
February	1.59%	1.07%	1.68%	-5.36%	-1.18%	-0.87%
March	2.44%	-2.05%	-0.08%	-2.99%	3.85%	0.07%
April	2.77%	-4.41%	-2.32%	2.25%	-2.50%	0.50%
May		-0.58%	2.07%	5.81%	-2.46%	5.28%
June		-2.15%	5.70%	4.00%	-0.38%	6.50%
July		0.42%	-1.10%	-10.48%	0.07%	1.17%
August		-0.98%	-1.37%	-6.22%	-0.20%	-5.31%
September		3.87%	-1.36%	2.11%	-2.65%	3.91%
October		-1.37%	-0.91%	5.83%	1.91%	3.83%
November		3.73%	-1.07%	-6.10%	0.98%	2.05%
December		-3.36%	0.80%	-2.15%	8.08%	-2.33%
	-0.64%	-5.78%	1.77%	-11.67%	7.30%	12.69%
Total	(4 months)

(1)
"Rate of Return" for a month is calculated by dividing the net profit or loss by the assets at the beginning of such month. Additions and withdrawals occurring during the month are included as an addition to or deduction from beginning net assets in the calculations of rates of return.

(2)
"Worst Monthly Percentage Draw-down" is the largest monthly loss experienced by the Trust on a composite basis in any calendar month expressed as a percentage of the total equity in the Trust and includes the month and year of such draw-down.

(3)
"Worst Peak-to-Valley Draw-down" is the largest cumulative loss experienced by the Trust on a composite basis in any consecutive monthly period on a compounded basis and includes the time frame of such draw-down.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of May 1, 2010, with respect to the number of Units owned by each person known by the Trust to be a beneficial owner of more than five percent of the Trust's Units.

	Units Beneficially Owned
	as of May 1, 2010

Name of Beneficial Owner	Units Owned	Percentage of Class

Campbell & Company, Inc. 401(k) Plan	13,955.542	75.27%
2850 Quarry Lake Drive
Baltimore, Maryland 21209
Campbell & Company, Inc.
2850 Quarry Lake Drive	1,413.580	7.62%
Baltimore, Maryland 21209

CONFLICTS OF INTEREST

Campbell & Company, Inc.

Conflicts exist between Campbell & Company's interests in and its responsibilities to the Trust. The conflicts are inherent in Campbell & Company acting as managing owner and as trading advisor to the Trust. The conflicts and the potential detriments to the Unitholders are described below.

Campbell & Company's selection of itself as trading advisor was not objective, since it is also the managing owner of the Trust. In addition, it has a disincentive to replace itself as the trading advisor. The advisory relationship between the Trust and Campbell & Company, including the fee arrangement, was not negotiated at arm's length. Investors should note, however, that Campbell & Company believes that the fee arrangements are fair to the Trust and competitive with compensation arrangements in pools involving independent managing owners and advisors. Campbell & Company will review its compensation terms annually to determine whether such terms continue to be competitive with other pools for similar services and will lower such fees if it concludes, in good faith, that its fees are no longer competitive. Neither Campbell & Company nor any trading advisor may receive per-trade compensation directly or indirectly from the Trust. Investors should note that Campbell & Company operates other commodity pool offerings which may have materially different terms and may operate at a lower overall cost structure.

Neither Campbell & Company nor its principals devote their time exclusively to the Trust. Campbell & Company (or its principals) acts as general partner/sponsor to other commodity pools and trading advisor to other accounts which may compete with the Trust for Campbell & Company's services. Thus, Campbell & Company could have a conflict between its responsibilities to the Trust and to those other pools and accounts. Campbell & Company believes that it has sufficient resources to discharge its responsibilities in this regard in a fair manner.

Campbell & Company receives higher advisory fees from some of those other accounts than it receives from the Trust. Campbell & Company, however, trades all accounts traded pursuant to a particular portfolio in a substantially similar manner, given the differences in size and timing of the capital additions and withdrawals. In addition, Campbell & Company may find that futures positions established for the benefit of the Trust, when aggregated with positions in other accounts traded by Campbell & Company, approach the speculative position limits in a particular commodity. Campbell & Company may decide to address this situation either by liquidating the Trust's positions in that futures contract and reapportioning the portfolio in other contracts or by trading contracts in other markets which do not have restrictive limits. In the event that Campbell & Company was required to liquidate positions as the result of speculative position limits, such liquidation would be done on a pro rata basis across all accounts under management.

Principals of Campbell & Company may trade futures and related contracts for his or her own account. In addition, Campbell & Company manages proprietary accounts for itself, its deferred compensation plan and certain principals and employees. There are written procedures that govern proprietary trading by principals and employees. For instance, Campbell & Company has implemented employee trading policies that prohibit employee trading in futures and options unless Campbell & Company’s consent is given to the employee in writing. Such consent will be given in extraordinary circumstances. All employees must preclear all trades in equities, equity options, equity indices or equity index options through a computer-based system provided by Campbell & Company. The proposed trades are compared to a restricted list that includes positions traded in material amounts. Campbell & Company receives a daily feed from its approved brokerage firms, which are compared against the preclearance lists to assure compliance. Trading records for all proprietary trading are available for review by clients and investors upon reasonable notice. A conflict of interest exists if proprietary trades are executed and cleared at more favorable rates than trades executed and cleared on behalf of the Trust.

When Campbell & Company executes an order in the market, the order is typically placed on an aggregate basis for all accounts for which Campbell & Company trades, and then is subsequently broken up and allocated among the various accounts. To the extent executions are grouped together and then allocated among accounts held at the futures broker and the over-the-counter counterparty, the Trust may receive less favorable executions than such other accounts. It is Campbell & Company's policy to objectively allocate trade executions that afford each account the same likelihood of receiving favorable or unfavorable executions over time. A potential conflict also may occur when Campbell & Company or its principals trade their proprietary accounts more aggressively or take positions in proprietary accounts which are opposite, or ahead of, the positions taken by the Trust.

The Futures Broker and the Over-the-Counter Counterparty

The futures broker, currently UBS Securities LLC, and the over-the-counter counterparty, currently Deutsche Bank AG London  and the affiliates and personnel of such entities, may trade futures, forward and option contracts for their own accounts. This trading could give rise to conflicts of interest with the Trust. These trades may be different from, opposite to, or entered ahead of trades entered by the Trust. The records of any of these trades will not be available to Unitholders of the Trust.

UBS Securities LLC is the futures broker and also a selling agent of the Trust, which could give rise to conflicts of interest because its compensation in each role is based on the net asset value of Units outstanding. Further, in making recommendations to redeem Units, UBS Securities LLC employees may have a conflict of interest between acting in the best interest of their clients and assuring continued compensation to their employer. As there is no public offering of these Units, once a public Unitholder redeems their Units, they cannot repurchase Units.

Fiduciary Duty and Remedies

In evaluating the foregoing conflicts of interest, a prospective investor should be aware that Campbell & Company, as managing owner, has a responsibility to Unitholders to exercise good faith and fairness in all dealings affecting the Trust. The fiduciary responsibility of a managing owner to the Unitholders is a rapidly developing and changing area of the law and Unitholders who have questions concerning the duties of Campbell & Company as managing owner should consult with their own counsel. In the event that a Unitholder believes that Campbell & Company has violated its fiduciary duty to the Unitholders, he may seek legal relief individually or on behalf of the Trust under applicable laws, including under the Delaware Statutory Trust Act and under commodities laws, to recover damages from or require an accounting by Campbell & Company. The Trust Agreement is governed by Delaware law and any breach of Campbell & Company's fiduciary duty under the Trust Agreement will generally be governed by Delaware law. The Trust Agreement does not limit Campbell & Company's fiduciary obligations under Delaware or common law; however, Campbell & Company may assert as a defense to claims of breach of fiduciary duty that the conflicts of interest and fees payable to Campbell & Company have been disclosed in this prospectus. Unitholders may also have the right, subject to applicable procedural and jurisdictional requirements, to bring class actions in federal court to enforce their rights under the federal securities laws and the rules and regulations promulgated thereunder by the U.S. Securities and Exchange Commission (“SEC”). Unitholders who have suffered losses in connection with the purchase or sale of the Units may be able to recover such losses from Campbell & Company where the losses result from a violation by Campbell & Company of the federal securities laws. State securities laws may also provide remedies, such as the ability to bring civil liability lawsuits, to Unitholders. Unitholders should be aware that performance by Campbell & Company of its fiduciary duty to the Trust is measured by the terms of the Trust Agreement as well as applicable law.

Unitholders are afforded rights to institute reparations proceedings under the Commodity Exchange Act for violations of the Commodity Exchange Act or of any rule, regulation or order of the CFTC by Campbell & Company.

Indemnification and Standard of Liability

Campbell & Company and its controlling persons may not be liable to the Trust or any Unitholder for errors in judgment or other acts or omissions not amounting to misconduct or negligence, as a consequence of the indemnification and exculpatory provisions described in the following paragraph. Purchasers of Units may have more limited rights of action than they would absent such provisions.

The Trust Agreement provides that Campbell & Company and its controlling persons shall not have any liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction if Campbell & Company, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of Campbell & Company. The Trust has agreed to indemnify Campbell & Company and its controlling persons against claims, losses or liabilities based on their conduct relating to the Trust, provided that the conduct resulting in the claims, losses or liabilities for which indemnity is sought did not constitute negligence or misconduct or breach of any fiduciary obligation to the Trust and was done in good faith and in a manner which Campbell & Company, in good faith, determined to be in the best interests of the Trust. Controlling persons of Campbell & Company are entitled to indemnity only for losses resulting from claims against such controlling persons due solely to their relationship with Campbell & Company or for losses incurred in performing the duties of Campbell & Company. See Article 17 of the Trust Agreement, included as Exhibit A to this prospectus.

The Trust will not indemnify Campbell & Company or its controlling persons for any liability arising from securities law violations in connection with the offering of the Units, unless Campbell & Company or its controlling persons prevails on the merits or obtains a court approved settlement (in accordance with Article 17 of the Trust Agreement). The position of the SEC is that any such indemnification is contrary to the federal securities laws and therefore unenforceable.

CHARGES TO THE TRUST

The following list of fees and expenses includes all compensation, fees, profits and other benefits (including reimbursement of out-of-pocket expenses) which Campbell & Company, the selling agents, the futures broker, the over-the-counter counterparty and the affiliates of those parties may earn or receive in connection with the offering and operation of the Trust. Prospective investors should refer to the Summary for an estimate of the break-even amount that is required for an investor to recoup such fees and expenses, or break-even in the first year of trading.

While currently not contemplated, the Trust Agreement allows for changes to be made to the brokerage fee and performance fee upon sixty days' notice to the Unitholders.

Brokerage Fee

The Trust pays a single asset-based fee for all brokerage and management services. The fee is equal to up to 3.5% per annum of month-end net assets of the Trust, prior to accruals for such brokerage fee or performance fees.

From such 3.5% brokerage fee, the Trust pays an asset based fee of 2.85% to Campbell & Company and up to 0.65% to the futures broker and the over-the-counter counterparty for execution and clearing costs. The amount of the fee to be paid to the futures broker and the over-the-counter counterparty is evaluated from time to time based on the amount of trading for the Trust that the broker is required to clear, but at no time will the amount exceed 0.65% of Trust net assets per annum.

From the 2.85% Campbell & Company will retain 2.5% as management fees (2.0% for providing advisory services and 0.5% for acting as managing owner) and remit 0.35% to the selling agents for ongoing administrative services provided to the Unitholders.

Up to 0.65% to futures broker and over-the-counter counterparty 0.35% to selling agents

Trust	→	Up to 3.5% Brokerage Fee	→	Campbell & Company	→	2.0% to Campbell & Company (as trading advisor)
0.5% to Campbell & Company (as managing owner)

Other Trust Expenses

The Trust also will be subject to the following fees and expenses.

Recipient	Nature of Payment	Amount of Payment

Campbell & Company	Quarterly Performance Fee	20% of cumulative appreciation in net asset value per Unit, excluding interest income, after deduction for brokerage and all other fees.

	Reimbursement of Organization and Offering Expenses	As incurred; to be reimbursed, up to a maximum of 0.9% of net assets per annum.

Dealers	"Bid-Ask" spreads	Indeterminable because embedded in price of forward and option contracts.

Cash Manager and Custodian	Cash management and custodial fees	0.10% annualized fee based on the percentage of the principal amount of assets under management.
Others	Legal, accounting, printing, postage and administrative costs	As incurred, up to a maximum of 0.4% of average month-end net assets per annum.

The above fees, together with the brokerage fee, are the complete compensation that will be received by Campbell & Company or its affiliates from the Trust.

Campbell & Company, Inc.

Brokerage Fee

The Trust pays a brokerage fee up to 3.5% per annum. Campbell & Company receives a brokerage fee of up to 2.85% per annum as described earlier.

Performance Fee

Campbell & Company receives a quarterly performance fee equal to 20% of the new appreciation (if any) in the net asset value of the Units. "New appreciation" means the total increase in Unit value from the commencement of trading, minus the total increase in Unit value for all prior quarters since the last fee was paid (or inception of trading, if no performance fee has been paid previously), multiplied by the number of Units outstanding. The performance fee is paid only on profits attributable to Units outstanding, and no fee is paid with respect to interest income. Because the performance fee is accrued monthly, Units that are redeemed other than at the end of the quarter will effectively pay a performance fee, if accrued, as of the end of the month in which the redemption occurs.

If a performance fee payment is made by the Trust, and the Trust thereafter incurs a net loss, Campbell & Company will retain the amount previously paid. Thus, Campbell & Company may be paid a performance fee during a year in which the Trust overall incurred net losses. Trading losses will be carried forward and no further performance fees may be paid until the prior losses have been recovered.

Below is a sample calculation of how the performance fee is determined:

Assume the Trust paid a performance fee at the end of the first quarter of 2010 and assume that the Trust recognized trading profits (net of all brokerage fees and operating and offering expenses) of $200,000 during the second quarter of 2010. The new appreciation for the quarter (before interest earned) would be $200,000 and Campbell & Company's performance fee would be $40,000 (0.2 x $200,000).

Alternatively, assume that the Trust paid a performance fee at the end of the first quarter of 2010 but did not pay a performance fee at the end of the second quarter of 2010 because it had trading losses of $100,000. If the Trust recognized trading profits of $200,000 at the end of the third quarter of 2010, the new appreciation (before interest earned) for the quarter would be $100,000 ($200,000 — $100,000 loss carryforward) and Campbell & Company's performance fee would be $20,000 (0.2 x $100,000). Please note that this simplified example assumes that no Unitholders have added or redeemed Units during this sample time frame. Such capital changes require that the calculation be determined on a "per Unit" basis.

If the net asset value per Unit at the time when a particular investor acquires Units is lower than the net asset value per Unit as of the end of the most recent prior calendar quarter for which a performance fee was payable (due to losses incurred between such quarter-end and the subscription date), such Units might experience a substantial increase in value after the subscription date yet pay no performance fee as of the next calendar quarter-end because the Trust as a whole has not experienced new appreciation.

If a performance fee accrual is in effect at the time when particular Units are purchased (due to gains achieved prior to the applicable subscription day), the net asset value per Unit reflects such accrual. In the event the net asset value of the Trust declines after the subscription date, the incentive fee accrual is "reversed" and such reversal is credited to all Units equally, including the Units which were purchased at a net asset value per Unit which fully reflected such accrual.

The brokerage fee and performance fee may be increased upon sixty days' notice to the Unitholders, as long as the notice explains Unitholders' redemption and voting rights.

The Futures Broker

As described earlier, the futures broker receives up to 0.65% per annum of the net assets of the Trust (which includes payments to the over-the-counter counterparty as referenced below). The futures broker is responsible for all trading transactional costs, such as pit brokerage, exchange and NFA fees, "give-up" and transfer fees. The compensation to the futures broker, equal to approximately $6 per round-turn trade per contract, is competitive with rates paid by other trading funds having assets and a structure similar to the Trust. The compensation to be paid to the futures broker will not exceed the guidelines established by the North American Securities Administrators Association, Inc. ("NASAA").

The Over-the-Counter Counterparty

The Trust trades currency forward and option contracts. Such contracts are traded among dealers which act as "principals" or counterparties to each trade. The execution costs are included in the price of the forward and option contract purchased or sold, and, accordingly, such costs cannot be determined. Campbell & Company believes the bid-ask spreads for forward and option contract trades, which incorporate these execution costs, are at the prevailing market prices. In addition, the over-the-counter counterparty charges approximately $4 per $1 million, plus any additional electronic platform charges, in prime brokerage fees for forward and option contracts they facilitate on behalf of the Trust with third party banks. These prime brokerage fees, combined with the futures broker's charges, will not exceed the 0.65% per annum of the net assets of the Trust as referenced under "The Futures Broker" above.

The Cash Manager and Custodian

The Trust pays Wilmington Trust Investment Management LLC (“Wilmington”) and Northern Trust Company a combined annualized fee equal to approximately 0.10% per annum of the funds managed by Wilmington based on the percentage of the principal amount of the Trust’s assets under management by Wilmington, computed and accrued on the average daily market value maintained in the Northern Trust Company custodial account by the Trust. In the event the asset size of the funds, not required for margin purposes, is inadequate to provide a positive cost benefit outcome to the Trust, the managing operator may elect to not use the cash manager and related custodian account. Wilmington and Northern Trust Company are not affiliated with Campbell & Company. The Trust may engage other firms which are unaffiliated with Campbell & Company from time to time to provide cash management and custodial services. Such services would be provided pursuant to similar terms and fees as those that apply to Wilmington and Northern Trust Company. The Trust may also terminate all types of cash management services at any time. See “THE CASH MANAGER AND CUSTODIAN”.

The Selling Agents

The selling agents (the firm and not the individual representatives) receive from Campbell & Company (and not the Trust) a selling agent administrative fee of 0.35% of the Trust's net assets per annum for legal, administrative, client reporting and ongoing services.

Organization and Offering Expenses

Organization and offering expenses include all fees and expenses incurred in connection with the formation of the Trust and distribution of the Units including legal, accounting, printing, mailing, filing fees, escrow fees, salaries and bonuses of employees while engaged in sales activities and marketing expenses of Campbell & Company and the selling agents (and wholesalers) which are paid by the Trust and will be advanced by Campbell & Company. Subject to the limit described below, Campbell & Company will be reimbursed, without interest, by the Trust. In no event shall the reimbursement exceed 0.9% of net assets per annum. In the event the Trust terminates prior to completion of the reimbursement of actual costs incurred, the managing owner will not be entitled to receive additional reimbursement and the Trust will have no obligation to make further reimbursement payments to the managing owner.

The Trust is required by certain state securities administrators to disclose that the "organization and offering expenses" of the Trust, as defined by the NASAA Guidelines, will not exceed 15% of the total subscriptions accepted. Campbell & Company, and not the Trust, shall be responsible for any expenses in excess of such limitation. Since Campbell & Company has agreed to limit its reimbursement of such expenses to 0.9% of net assets per annum, the NASAA Guidelines limit of 15% of total subscriptions (even when added to the selling agent administrative fee) will not be reached.

Other Expenses

The Trust bears its operating expenses, including, but not limited, to administrative, legal and accounting fees, and any taxes or extraordinary expenses payable by the Trust up to a maximum of 0.4% of the Trust's net assets per annum. Campbell & Company will be responsible for any such expenses during any year of operations which exceed 0.4% of the Trust's net assets per annum. For the period ended April 30, 2010 and the years ended December 31, 2009 and 2008, operating expenses were 0.34% (annualized), 0.23% and 0.25%, respectively, of the Trust’s average month-end net assets per annum. Indirect expenses in connection with the administration of the Trust, such as indirect salaries, rent, travel and overhead of Campbell & Company, may not be charged to the Trust.

Investments Made by the Campbell & Company, Inc. 401(k) Plan

A portion of the above-mentioned charges to the Trust are rebated, in the form of additional Units, to the Campbell & Company, Inc. 401(k) Plan for investments made on behalf of the Plan. The Plan will receive a monthly rebate equal to 2.85% of the up to 3.5% brokerage fee, as well as a rebate of the 20% performance fee and the 0.9% organization and offering costs. Thus, these Units will only pay up to the 0.65% which is payable to the futures broker and the over-the-counter counterparty. Unitholders not in the Plan will not be assessed any increased costs above what they would have been charged had the Plan Unitholders paid the organization and offering costs. The rebates discussed in this paragraph represent the total amount of fees and costs that would otherwise be paid to Campbell & Company.

USE OF PROCEEDS

Approximately 10% to 30% of the Trust's assets normally are committed as required margin for futures contracts and held by the futures broker, although the amount committed may vary significantly. Such assets are maintained in the form of cash or U.S. Treasury bills in segregated accounts with the futures broker pursuant to the Commodity Exchange Act and regulations thereunder. Approximately 10% to 30% of the Trust's assets are deposited with Deutsche Bank AG London in order to initiate and maintain currency forward and option contracts. Such assets are not held in segregation or otherwise regulated under the Commodity Exchange Act, unless such over-the-counter counterparty is registered as a futures commission merchant. These assets are held either in U.S. government securities or short-term time deposits with U.S.-regulated bank affiliates of the over-the-counter counterparty.

The trading advisor deposits those assets of the Trust that are not required to be deposited as margin with the futures broker and over-the-counter counterparty in a custodial account with Northern Trust Company. The assets deposited in the custodial account with Northern Trust Company are segregated. Such custodial account constitutes approximately 70% to 80% of the Trust’s assets and is invested, directly by Wilmington. Wilmington is registered with the Securities and Exchange Commission as an investment adviser under the Investment Advisers Act of 1940. Wilmington does not guarantee any interest or profits will accrue on the Trust’s assets in the custodial account. Wilmington will invest according to agreed upon investment guidelines that are consistent with those investments allowed by the futures broker as defined under Title 17, Part 1, § 1.25 Investment of customer funds. Investments can include, but is not limited to, (i) U.S. Government Securities, Government Agency Securities, Municipal Securities, banker acceptances and certificates of deposits; (ii) commercial paper; and (iii) corporate debt. If the managing operator elects not to use the cash manager and related custodian, these assets will instead be invested in cash equivalents such as U.S. Treasury bills and held by the futures broker or the over-the-counter counterparties.

The Trust's assets are not and will not be, directly or indirectly, commingled with the property of any other person by Campbell & Company nor invested with or loaned to Campbell & Company or any affiliated entities. Subscription funds may be deposited and held in the Trust’s account at PNC Financial Services Group, Inc., Baltimore, Maryland, U.S.A. prior to the transfer to the Trust’s trading accounts or custodial account.

THE FUTURES BROKER

UBS Securities LLC (“UBS Securities”) principal business address is 677 Washington Boulevard, Stamford, CT 06901. UBS Securities is a futures clearing broker for the Trust. UBS Securities is registered in the U.S. with the Financial Industry Regulatory Authority (“FINRA”) as a Broker-Dealer and with the CFTC as a Futures Commission Merchant. UBS Securities is a member of various US futures and securities exchanges.

UBS Securities is the defendant in two purported securities class actions brought in the District Court of the Northern District of Alabama, brought by holders of stock and bonds in HealthSouth, captioned In re HealthSouth Corporation Stockholder, No. CV-03-BE-1501-S and In re HealthSouth Corporation Bondholder Litigation, No. CV-03-BE-1502-S. Both complaints assert liability under the Securities Act of 1934.

UBS has been responding to investigations by the SEC and the United States Attorney’s Office for the Eastern District of New York regarding UBS’s valuation of U.S. mortgage-backed securities and derivatives, and compliance with public disclosure rules. These investigations are ongoing.

On June 27, 2007, the Securities Division of the Secretary of the Commonwealth of Massachusetts (“Massachusetts Securities Division”) filed an administrative complaint (the "Complaint") and notice of adjudicatory proceeding against UBS Securities LLC, captioned In The Matter of UBS Securities, LLC, Docket No. E-2007-0049, which alleges, in sum and substance, that UBS Securities has been violating the Massachusetts Uniform Securities Act ("the "Act") and related regulations by providing the advisers for certain hedge funds with gifts and gratuities in the form of below market office rents, personal loans with below market interest rates, event tickets, and other perks, in order to induce those hedge fund advisers to increase or retain their level of prime brokerage fees paid to UBS Securities.  The Complaint seeks a cease and desist order from conduct that violates the Act and regulations, to censure UBS Securities, to require UBS Securities to pay an administrative fine of an unspecified amount, and to find as fact the allegations of the Complaint.

On June 26, 2008, the Massachusetts Securities Division filed an administrative complaint and notice of adjudicatory proceeding against UBS Securities and UBS Financial Services, Inc. (“UBS Financial”), captioned In the Matters of UBS Securities, LLC and UBS Financial Services, Inc., Docket No. 2008-0045, which alleged that UBS Securities and UBS Financial violated the Act in connection with the marketing and sale of auction rate securities.

On July 22, 2008, the Texas State Securities board filed an administrative proceeding against UBS Securities and UBS Financial captioned the Matter of the Dealer Registrations of UBS Financials Services Inc. and UBS Securities LLC, SOAH Docket No. ###-##-####, SSB Docket No. 08-IC04, alleging violations of the anti-fraud provision of the Texas Securities Act in connection the marketing and sale of auction rate securities.

On July 24, 2008 the New York Attorney General (“NYAG”) filed a complaint in Supreme Court of the State of New York against UBS Securities and UBS Financial captioned State of New York v. UBS Securities LLC and UBS Financial Services, Inc. No. 650262/2008, in connection with UBS’ marketing and sale of auction rate securities. The complaint alleges violations of the anti-fraud provisions of New York state statutes and seeks a judgment ordering that the firm buy back auction rate securities from investors at par, disgorgement, restitution and other remedies.

On August 8, 2008, UBS Securities and UBS Financial reached agreements in principle with the SEC, the NYAG, the Massachusetts Securities Division and other state regulatory agencies represented by the North American Securities Administrators Association (“NASAA”) to restore liquidity to all remaining client’s holdings of auction rate securities by June 20, 2012. On August 20, 2008, the Texas proceeding was dismissed and withdrawn. On October 2, 2008, UBS Securities and UBS Financial entered into a final consent agreement with the Massachusetts Securities Division settling all allegations in the Massachusetts Securities Division administrative proceeding against UBS Securities and UBS Financial with regards to the auction rate securities matter. On December 11, 2008, UBS Securities and UBS Financial executed an Assurance of Discontinuance in the auction rate securities settlement with the NYAG. On the same day, UBS Securities and UBS Financial finalized settlements with the SEC.

On August 14, 2008 the New Hampshire Bureau of Securities Regulation filed an administrative action against UBS Securities relating to a student loan issuer, the New Hampshire Higher Education Loan Corp. (NHHELCO). The complaint alleges fraudulent and unethical conduct in violation of New Hampshire state statues. The complaint seeks an administrative fine, a cease and desist order, and restitution to NHHELCO. The claim does not impact the global settlement with the SEC, NYAG and NASAA relating to the marketing and sale of ARS to investors.

Further, UBS Securities, like most full service investment banks and broker-dealers, receives inquiries and is sometimes involved in investigations by the SEC, FINRA, NYSE and various other regulatory organizations, exchanges and government agencies. UBS Securities fully cooperates with the authorities in all such requests. UBS Securities regularly discloses to the FINRA arbitration awards, disciplinary action and regulatory events.  These disclosures are publicly available on the FINRA’s website at www.finra.org.  Actions with respect to UBS Securities’ futures commission merchant business are publicly available on the website of the National Futures Association (http://www.nfa.futures.org/).

UBS Securities will act only as clearing broker for the Trust and as such will be paid commissions for executing and clearing trades on behalf of the Trust. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to the Trust nor participate in the management of Campbell & Company or the Trust.

THE OVER-THE-COUNTER COUNTERPARTY

The Trust trades foreign exchange and other forward and option contracts through "dealers" in such contracts. The dealer that maintains the forward and option positions, or acts as the counterparty, for the Trust is Deutsche Bank AG London. Unlike futures contracts which are traded through brokers such as the futures broker, foreign exchange or currency forward and option contracts are executed through a network of dealers. Campbell & Company then instructs the executing dealer to "give up" the trade to Deutsche Bank AG London. All assets and positions relating to the Trust's forward and option contract investments will be held by Deutsche Bank AG London.

Campbell & Company is not obligated to continue to use the over-the-counter counterparty identified above and may select others or additional dealers and counterparties in the future, provided Campbell & Company believes that their service and pricing are competitive and present minimal counterparty credit risk.

THE CASH MANAGER AND CUSTODIAN

The Trust has appointed Wilmington Trust Investment Management LLC, a wholly owned subsidiary of Wilmington Trust Corporation, as cash manager (the “Cash Manager”) under the Non-Custody Investment Advisory Agreement dated July 8, 2009, to manage and control the liquid assets of the Trust. The Cash Manager is organized under the laws of the State of Georgia and is registered as an investment adviser with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.

The Cash Manager is based in Wilmington, Delaware and specializes in providing short-term, fixed income investment management to institutional investors. As of February 2010, the Cash Manager and its affiliates managed approximately $42.4 billion for clients on six continents, in all 50 states, and in 86 countries. The Cash Manager structures customized portfolios by applying fundamental yield curve and interest rate analysis to each client’s unique cash flow needs, investment parameters and risk/return objectives. The Cash Manager specializes in investments which are predominately short-term in maturity and high grade, high quality in nature with particular emphasis on U.S. Treasury securities and U.S. Government Agencies’ issues.

The Trust opened a custodial account at The Northern Trust Company (the “Custodian”), and has granted the Cash Manager a limited power of attorney over such accounts. Such power of attorney gives the Cash Manager authority to make certain investments on behalf of the Trust provided such investments are consistent with the investment guidelines created by the Trading Advisor to the Trust. Such investments include, but are not limited to, U.S. Treasury securities, securities issued by U.S. Government Agencies, high quality money-market securities and repurchase agreements. All securities purchased by the Cash Manager on behalf of the Trust or other liquid funds of the Trust will be held in its custody accounts at the custodian. The Cash Manager will have no beneficial or other interest in the securities and cash in such custody account.

The Cash Manager will use its best endeavors in the management of the assets of the Trust but provides no guarantee that any profit or interest will accrue to the Trust as a result of such management.

The Cash Manager and its principals, employees, agents and affiliates will be indemnified out of the assets of the Trust for all losses, costs, damages, expenses (including attorneys’ fees) incurred in the performance of its duties except for loss resulting from its gross negligence, malfeasance or a violation of applicable law. In the event the asset size of the funds, not required for margin purposes, is inadequate to provide a positive cost benefit outcome to the Trust, the managing operator may elect to not use the cash manager and related custodian account.

CAPITALIZATION

The Trust was formed on May 3, 2000. The following table shows the capitalization of the Trust as of May 1, 2010 and as adjusted for the sale of the maximum amount of Units registered.

		As Adjusted
	Outstanding	for Sale of
	as of	Maximum
Title of Class	May 1, 2010	Amount(1)(2)
Units of Managing Owner Interest	1,413.580	1,458.647
Units of Other Unit-holder Interest	17,125.527	144,406.015
Total Unitholder Interest	$28,322,061	$222,836,038

(See accompanying notes)

(1)
This calculation assumes that the sale of all Units is made during the continuing offering at the May 1, 2010 net asset value per Unit of 1,527.69. The maximum amount will vary depending on the Unit value and number of Units sold during the continuing offering.

(2)
To organize the Trust, Campbell & Company purchased two Units of Managing Owner interest for $2,000. Campbell & Company has agreed to make capital contributions to the Trust equal to at least 1% of the net aggregate capital contributions of all Unitholders. As of May 1, 2010, Campbell & Company owned 1,413.580 Units of Managing Owner interest.

DISTRIBUTIONS AND REDEMPTIONS

Distributions

Campbell & Company is not required to make any distributions to Unitholders. However, Campbell & Company does have the authority to make such distributions, and reserves the right to do so at any time in its sole discretion. Campbell & Company is not under any obligation to make pro rata distributions to its other accounts under management if it makes distributions to the Trust. The amount and timing of future distributions is uncertain. Because of the potential volatility of the futures, forward and option contract markets, especially in the short-term, the Trust is recommended for those seeking a medium- to long-term investment (i.e., 3-5 years).

If the Trust realizes profits for any fiscal year, such profits will constitute taxable income to the Unitholders in accordance with their respective investments in the Trust whether or not cash or other property has been distributed to Unitholders. Any distributions, if made, may be inadequate to cover such taxes payable by the Unitholders.

Redemptions

A Unitholder may request any or all of his Units be redeemed by the Trust at the net asset value of a Unit as of the end of the month. Unitholders must transmit a written request of such withdrawal to Campbell & Company not less than ten (10) business days prior to the end of the month (or such shorter period as permitted by Campbell & Company) as of which redemption is to be effective.

The Request for Redemption must specify the number of Units for which redemption is sought. Redemptions will generally be paid within 20 business days after the date of redemption. However, in special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due to the Trust from futures brokers, banks or other persons or entities, the Trust may in turn delay payment to persons requesting redemption of Units of the proportionate part of the net assets of the Trust represented by the sums that are the subject of such default or delay. Unitholders will be notified in the event a request for redemption cannot be honored. No such delays have been imposed to date by any pool sponsored by Campbell & Company.

Net Asset Value

The net asset value of a Unit as of any date is the Unitholder's share of the sum of all cash, plus Treasury bills valued at cost plus accrued interest, and other securities valued at market, plus the market value of all open futures, forward and option positions maintained by the Trust, less all liabilities of the Trust and accrued performance fees, determined in accordance with the principles specified in the Trust Agreement. Where no principle is specified in the Trust Agreement, the net asset value is calculated in accordance with accounting principles generally accepted in the United States of America under the accrual basis of accounting. Thus, if the net asset value of a Unit for purposes of redemption is determined as of a month-end which is not the end of a quarter, any performance fees payable to Campbell & Company will be determined and charged to such Unit as though such month-end were the end of the quarter and such performance fees will be paid to Campbell & Company.

DECLARATION OF TRUST & TRUST AGREEMENT

The following is a summary of the Fourth Amended and Restated Declaration of Trust and Trust Agreement, a form of which is attached as Exhibit A and incorporated by reference.

Organization and Limited Liability

The Trust was organized under the Delaware Business Trust Act, which was amended as of September 1, 2002 to the Delaware Statutory Trust Act ("DSTA"). In general, a Unitholder's liability under DSTA is limited to the amount of his capital contribution and his share of any undistributed profits. However, Unitholders could be required, as a matter of bankruptcy law, to return to the Trust's estate any distribution which they received at a time when the Trust was in fact insolvent or made in violation of the Declaration of Trust.

Management of Trust Affairs

The Trust Agreement effectively gives Campbell & Company, as managing owner, full control over the management of the Trust and gives no management role to the Unitholders. To facilitate matters for Campbell & Company, the Unitholders must execute the attached Subscription Agreement and Power of Attorney (Exhibit D).

The Trustee

U.S. Bank Trust National Association (On September 5, 2006, U.S. Bank Trust National Association fully assumed the rights, claims and obligations of Trustee, and agreed to perform the services and functions of the Trustee under the governing instruments for the Accounts of Delaware Trust Company, National Association, formerly known as Wachovia Trust Company, National Association), a national banking association, is the sole trustee of the Trust. The trustee's principal offices are located at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, telephone number (302) 576-3700.

The trustee is not affiliated with Campbell & Company or the selling agents. The trustee's duties and liabilities with respect to the offering of the Units and the administration of the Trust are limited to its express obligations under the Declaration of Trust. See "Exhibit A — Fourth Amended and Restated Declaration of Trust and Trust Agreement."

The rights and duties of the trustee, Campbell & Company and the Unitholders are governed by the provisions of the DSTA and by the Trust Agreement. See "Exhibit A — Fourth Amended and Restated Declaration of Trust and Trust Agreement."

The trustee serves as the Trust's sole trustee in the State of Delaware. The trustee will accept service of legal process on the Trust in the State of Delaware and will make certain filings under the DSTA. The trustee does not owe any other duties to the Trust, Campbell & Company or the Unitholders. The trustee is permitted to resign upon at least sixty (60) days' notice to the Trust, provided, that any such resignation, generally, will not be effective until a successor trustee is appointed by Campbell & Company. The Declaration of Trust provides that the trustee is compensated by the Trust, and is indemnified by Campbell & Company against any expenses it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. Campbell & Company has the discretion to replace the trustee.

Only Campbell & Company has signed the Registration Statement of which this prospectus is a part, and only the assets of the Trust and Campbell & Company are subject to issuer liability under the federal securities laws for the information contained in this prospectus and under federal and state laws with respect to the issuance and sale of the Units. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the Units. The trustee's liability in connection with the issuance and sale of the Units is limited solely to the express obligations of the trustee set forth in the Trust Agreement.

Under the Trust Agreement, the trustee has delegated to Campbell & Company the exclusive management and control of all aspects of the business of the Trust. The trustee will have no duty or liability to supervise or monitor the performance of Campbell & Company, nor will the trustee have any liability for the acts or omissions of Campbell & Company. In addition, Campbell & Company has been designated as the "tax matters partner" of the Trust for purposes of the Internal Revenue Code of 1986, as amended (the "Code"). The Unitholders have no voice in the operations of the Trust, other than certain limited voting rights as set forth in the Trust Agreement. In the course of its management, Campbell & Company may, in its sole and absolute discretion, appoint an affiliate or affiliates of Campbell & Company as additional managing owners (except where Campbell & Company has been notified by the Unitholders that it is to be replaced as the managing owner) and retain such persons, including affiliates of Campbell & Company, as it deems necessary for the efficient operation of the Trust.

Because the trustee has delegated substantially all of its authority over the operation of the Trust to Campbell & Company, the trustee itself is not registered in any capacity with the CFTC.

Sharing of Profits and Losses

Trust Accounting

Each Unitholder has a capital account. Initially, the Unitholder's balance equals the amount paid for the Units. The Unitholder's balance is then proportionally adjusted monthly to reflect his portion of the Trust's gains or losses for the month.

Federal Tax Allocations

At year-end, the Trust will determine the total taxable income or loss for the year. Subject to the special allocation of net capital gain or loss to redeeming Unitholders, the taxable gain or loss is allocated to each Unitholder in proportion to his capital account and each Unitholder is responsible for his share of taxable income. See Article 8 of the Trust Agreement, and "Federal Income Tax Aspects."

For net capital gain and loss, the gains and losses are first allocated to each Unitholder who redeemed Units during the year. The remaining net capital gain or loss is then allocated to each Unitholder in proportion to his capital account.

Each Unitholder's tax basis in his Units is increased by the taxable income allocated to him and reduced by any distributions received and losses allocated to him.

Upon the Trust's liquidation, each Unitholder will receive his proportionate share of the assets of the Trust.

Dispositions

A Unitholder may transfer or assign his Units in the Trust upon 30 days' prior written notice to Campbell & Company and subject to approval by Campbell & Company of the assignee. Campbell & Company will provide consent when it is satisfied that the transfer complies with applicable laws, and further would not result in the termination of the Trust for federal income tax purposes. An assignee not admitted to the Trust as a Unitholder will have only limited rights to share the profits and capital of the Trust and a limited redemption right.

Assignees receive "carry-over" tax basis accounts and capital accounts from their assignors, irrespective of the amount paid for the assigned Units.

Campbell & Company does not intend to permit purchase transfers.

Dissolution and Termination of the Trust

The Trust will be terminated and dissolved upon the happening of the earlier of:

1)	the expiration of the Trust's stated term on December 31, 2030;

2)	Unitholders owning more than 50% of the outstanding Units vote to dissolve the Trust;

3)
Campbell & Company withdraws, dissolves or is declared insolvent, or any other event that causes Campbell & Company to cease to be the Trust’s managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such event), or (ii) within one hundred twenty (120) days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust;

4)	a decline in the aggregate net assets of the Trust to less than $500,000;

5)	the continued existence of the Trust becomes unlawful; or

6)	the Trust is dissolved by operation of law.

Amendments and Meetings

The Trust Agreement may be amended by Campbell & Company if Unitholders owning more than 50% of the outstanding Units concur. Campbell & Company may make minor changes to the Trust Agreement without the approval of the Unitholders. These minor changes can be for clarifications of inaccuracies or ambiguities, modifications in response to changes in tax code or regulations or any other changes the managing owner deems advisable so long as they do not change the basic investment policy or structure of the Trust.

Unitholders owning at least 10% of the outstanding Units can call a meeting of the Trust. At that meeting, the Unitholders, provided that Unitholders owning a majority of the outstanding Units concur, can vote to:

1)	amend the Trust Agreement without the consent of Campbell & Company;

2)	dissolve the Trust;

3)	terminate contracts with Campbell & Company;

4)	remove and replace Campbell & Company as managing owner; and

5)	approve the sale of Trust assets.

Indemnification

The Trust has agreed to indemnify Campbell & Company, as managing owner, for actions taken on behalf of the Trust, provided that Campbell & Company's conduct was in the best interests of the Trust and the conduct was not the result of negligence or misconduct. Indemnification by the Trust for alleged violation of securities laws is only available if the following conditions are satisfied:

1)	a successful adjudication on the merits of each count alleged has been obtained, or

2)	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

3)	a court of competent jurisdiction approves a settlement of the claims and finds indemnification of the settlement and related costs should be made; and

4)	in the case of 3), the court has been advised of the position of the SEC and certain states in which the Units were offered and sold as to indemnification for the violations.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Trust pursuant to the foregoing provisions, the Trust has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Reports to Unitholders

The Unitholders shall have access to and the right to copy the Trust's books and records. A Unitholder may obtain a list of all Unitholders together with the number of Units owned by each Unitholder, provided such request is not for commercial purposes.

Campbell & Company will provide various reports and statements to the Unitholders including:

1)	monthly, Campbell & Company will provide an unaudited income statement and a statement of changes in net asset value of the prior month's activities;

2)	annually, Campbell & Company will provide audited financial statements accompanied by a fiscal year-end summary of the monthly reports described above;

3)	annually, Campbell & Company will provide tax information necessary for the preparation of the Unitholders' annual federal income tax returns; and

4)
if the net asset value per Unit as of the end of any business day declines by 50% or more from either the prior year-end or the prior month-end Unit value, Campbell & Company will suspend trading activities, notify all Unitholders of the relevant facts within seven business days and declare a special redemption period.

FEDERAL INCOME TAX ASPECTS

The following discussion has been prepared by Sidley Austin LLP, tax counsel to Campbell & Company,  and summarizes the material federal income tax consequences to United States persons who are tax-exempt investors in the Trust. Sidley Austin LLP's opinion is filed as an exhibit to the registration statement related to the Units offered hereby. A complete discussion of all U.S. federal, state, local or foreign aspects of an investment in the Trust is beyond the scope of this summary, and prospective investors are advised to consult their tax advisors as to their particular circumstances.

The Trust's Partnership Tax Status

The Trust is classified as a partnership and will not be considered a publicly traded partnership taxable as a corporation for federal income tax purposes based on the types of income it is expected to earn. Therefore the Trust will not be subject to any federal income tax. The Trust’s taxable year is the calendar year and it prepares its partnership tax return using the accrual method of accounting.

Unrelated Business Taxable Income

The Trust’s income from its investments in futures contracts, options and forward contracts and its interest income is expected to be exempt from the tax imposed on unrelated business taxable income, and the Trust does not expect that any of its income will be debt-financed income within the meaning of such rules. Accordingly, tax-exempt Unitholders, including the Campbell & Company 401 (k) Plan, will not be required to pay federal income tax on their share of income or gains of the Trust, provided that such Unitholders do not purchase Units with borrowed funds.

IRS Audits of the Trust and its Unitholders

If the Trust is audited, the IRS audits Trust-related items at the Trust level rather than at the Unitholder level. Campbell & Company acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, all Unitholders may be required to pay additional taxes, interest and penalties.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISERS BEFORE DECIDING WHETHER TO INVEST.

INVESTMENT BY ERISA ACCOUNTS

General

This section sets forth certain consequences under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code, which a fiduciary of an "employee benefit plan" as defined in, and subject to the fiduciary responsibility provisions of, ERISA, or of a "plan," as defined in, and subject to Section 4975 of the Code, who has investment discretion should consider before deciding to invest the plan's assets in the Trust (such "employee benefit plans" and "plans" being referred to herein as "Plans," and such fiduciaries with investment discretion being referred to herein as "Plan Fiduciaries"). The following summary is not intended to be complete, but only to address certain questions under ERISA and the Code which are likely to be raised by the Plan Fiduciary’s own counsel.

In general, the terms “employee benefit plan” as defined in ERISA and “plan” as defined in Section 4975 of the Code together refer to any plan or account of various types which provides retirement benefits or welfare benefits to an individual or to an employer’s employees and their beneficiaries. Such plans and accounts include, but are not limited to, corporate pension and profit-sharing plans, “simplified employee pension plans,” Keogh plans for self-employed individuals (including partners), individual retirement accounts described in Section 408 of the Code and medical benefit plans.

Special Investment Consideration

Each Plan Fiduciary must give appropriate consideration to the facts and circumstances that are relevant to an investment in the Trust, including the role that an investment in the Trust plays or would play in the Plan's overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Trust, must be satisfied that such investment is prudent for the Plan, that the investments of the Plan, including in the Trust, are diversified so as to minimize the risk of large losses and that an investment in the Trust complies with the terms of the Plan and related trust.

EACH PLAN FIDUCIARY CONSIDERING ACQUIRING UNITS MUST CONSULT ITS OWN LEGAL AND TAX ADVISERS BEFORE DOING SO.

The Trust Should Not Be Deemed to Hold "Plan Assets"

ERISA and a regulation issued thereunder contain rules for determining when an investment by a Plan in an equity interest of an entity will result in the underlying assets of the entity being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., "plan assets"). Those rules provide in pertinent part that assets of an entity will not be plan assets of a Plan which purchases an equity interest in the entity if the equity interest purchased is a "publicly-offered security" (the "Publicly-Offered Security Exception"). If the underlying assets of an entity are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such entity would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity is a security that is:

1)	"freely transferable" (determined based on the relevant facts and circumstances);

2)	part of a class of securities that is "widely held" (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

3)
either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

It appears that all of the conditions described above will be satisfied with respect to the Units and, therefore, the Units should constitute "publicly-offered securities" and the underlying assets of the Trust should not be considered to constitute assets of any Plan which purchases Units.

Ineligible Purchasers

In general, Units may not be purchased with the assets of a Plan if Campbell & Company, the trustee, the futures broker, the over-the-counter counterparty, the Cash Manager, the Custodian, PNC Financial Services Group, Inc., the Escrow Agent, any wholesaler, any selling agent, any of their respective affiliates or any of their respective employees either:

1)	has investment discretion with respect to the investment of such plan assets; or

2)
has authority or responsibility to give or regularly gives investment advice with respect to such plan assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such plan assets and that such advice will be based on the particular investment needs of the Plan; or

3)	is an employer maintaining or contributing to such Plan.

However, in the case of the Units held by the Campbell & Company, Inc. 401(k) Plan, all of the fees and costs that would otherwise be paid to Campbell & Company by a Unitholder will be rebated in the form of additional shares, and therefore, Units may be purchased with the assets of the Campbell & Company, Inc. 401(k) Plan, subject to the requirements of ERISA and the considerations described in this prospectus.

Except as otherwise set forth, the foregoing statements regarding the consequences under ERISA and the Code of an investment in the Trust are based on the provisions of the Code and ERISA as currently in effect, and the existing administrative and judicial interpretations thereunder. No assurance can be given that administrative, judicial, or legislative changes will not occur that may make the foregoing statements incorrect or incomplete.

NONE OF CAMPBELL & COMPANY, THE FUTURES BROKER, THE OVER-THE-COUNTER COUNTERPARTY, THE SELLING AGENTS OR ANY OTHER PARTY RELATED TO THE TRUST MAKE ANY REPRESENTATION THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN THE TRUST IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

PLAN OF DISTRIBUTION

Subscription Procedure

The Trust offers the Units during the continuing offering at the net asset value per Unit as of each month-end closing date on which subscriptions are accepted, subject to the next paragraph. Campbell & Company may suspend, limit or terminate the continuing offering period at any time. Escrow balances will be credited with interest at prevailing money market rates.

Units were offered to the public until Campbell & Company terminated the continuing offering to the public effective October 29, 2002. The current offering is only available to the Campbell & Company, Inc. 401(k) Plan. Subscriptions received during the continuing offering period can be accepted on a monthly basis.

The Trust's escrow account is currently maintained at Mercantile Safe Deposit & Trust Company, Baltimore, Maryland (the "Escrow Agent"). A replacement Escrow Agent may be appointed in respect of the Trust in the future solely at the discretion of Campbell & Company. No fees or costs will be assessed on any subscription while held in escrow, irrespective of whether the subscription is accepted or subscription funds returned. The Escrow Agent will invest the subscription funds in a money market account or in other authorized instruments while held in escrow.

Campbell & Company will purchase Units for investment purposes only and not with a view toward resale. There is no limit on the number of Units that may be offered by the Trust, provided, however, that all such Units must be registered with the U.S. Securities and Exchange Commission prior to issuance.

Representations and Warranties of Investors in the Subscription Agreement

Investors are required to make representations and warranties in the Subscription Agreement. The Trust's primary intention in requiring investors to make representations and warranties is to ensure that only persons for whom an investment is suitable invest in the Trust. The Trust is most likely to assert representations and warranties if it has reason to believe that the related investor may not be qualified to invest or remain invested in the Trust. The representations and warranties made by investors in the Subscription Agreement may be summarized as relating to:

1)	eligibility of investors to invest in the Trust, including legal age, net worth and annual income;

2)	representative capacity of investors;

3)	information provided by investors;

4)	information received by investors; and

5)	investments made on behalf of employee benefit plans.

See the Subscription Agreement and Power of Attorney attached as Exhibit D for further details.

Investor Suitability

There can be no assurance that the Trust will achieve its objectives or avoid substantial losses. An investment in the Trust is suitable only for a limited segment of the risk portion of an investor's portfolio and no one should invest more in the Trust than he can afford to lose. Campbell & Company acts as a commodity pool operator and a commodity trading advisor in respect of various managed futures investment products. The selling agent may or may not be authorized to offer certain of such products, which may have materially different terms, including investment portfolios and objectives, fees, risks, conflicts of interest and suitability requirements, from those of the Trust.

The Selling Agents

The selling agents — the broker-dealers who offered the Units — offered the Units on a best efforts basis without any firm underwriting commitment. The selling agents are bound by their respective Selling Agreements with the Trust.

Selling agents receive no commission from the proceeds of the offering. Instead, they receive from Campbell & Company's brokerage fee 0.35% of the Trust's net assets per annum for providing ongoing legal, administrative, client reporting and other services.

The aforesaid 0.35% brokerage fee will be paid to the selling agents (or their assignees) which are registered as "futures commission merchants" or "introducing brokers" (or obtain such registration prior to commencement of such ongoing payments) in return for the services described above. Such selling agents may pay all or a portion of such ongoing payments to account executives who are also registered with the CFTC and have passed all applicable proficiency requirements.

Selling agents and registered representatives who are not registered with the CFTC as described above may still receive the 0.35% brokerage fee, paid on the same basis as described above, provided that the maximum compensation to be paid to underwriters and related persons regardless of the source of payment, including, but not limited to, wholesaling salaries, bonus or sales incentives, sales commissions, expense reimbursements, and continuing compensation to non-duly registered selling agents, will not exceed 10% of the initial gross proceeds of such Units' initial sales price, plus an additional 0.5% for bona fide due diligence fees.

Certain employees of Campbell & Company have provided wholesaling services and continue to receive compensation therefore.

Other than as described above, Campbell & Company will pay no person any commissions or other fees in connection with the solicitation of purchases for Units.

Campbell & Company will pay the Trust's offering expenses related to the continuing offering and the Trust will reimburse Campbell & Company up to a maximum of 0.9% of net assets per annum. Organization and offering expenses related to the initial offering are being reimbursed in the same manner. See "Charges to the Trust — Organization and Offering Expenses."

In the Selling Agreement with each selling agent, Campbell & Company has agreed to indemnify the selling agents against certain liabilities that the selling agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933.

UNITHOLDER PRIVACY NOTICE

The Trust and Campbell & Company believe that investors are entitled to the best they can offer – and that includes the right to feel comfortable about the non-public personal information investors share with the Trust and Campbell & Company.

In the normal course of business, investors give the Trust and Campbell & Company non-public personal information.  The Trust and Campbell & Company use this information to manage each investor’s account, direct transactions and provide each investor with valuable information. The Trust and Campbell & Company may collect this information through forms, interviews, transaction history of an investor’s account, or third parties. The information includes each investor’s name, address, telephone number, social security number or tax identification number, transactional and financial information, as well as other non-public personal information the Trust and Campbell & Company may need to service an investor’s account.  The Trust and Campbell & Company maintain physical, electronic, and procedural safeguards that comply with federal standards to protect confidentiality.

Neither the Trust nor Campbell & Company provides customer names and addresses, or other non-public information, to outside firms, organizations or individuals, except as necessary to service investor accounts or as permitted by law. For example, in the course of regular business, the Trust may share relevant information with service providers that support the Trust and Campbell & Company in servicing investor accounts. These companies may use this information only for the services for which they are hired, and are not permitted to use or share this information for any other purpose.

The Trust and Campbell & Company require service providers to the Trust to maintain policies and procedures designed to assure that access to non-public personal information about investors is restricted to employees who need to know that information in order to provide products or services to those investors, and that the use of such information is limited to the purposes for which it was disclosed or as otherwise permitted by law. The Trust and Campbell & Company also require that service providers maintain strict physical, electronic and procedural safeguards designed to protect the personal information of investors that comply with federal standards.

The Trust and Campbell & Company will continue to adhere to the privacy policies and practices described in this policy with respect to information about former investors who have redeemed their interest in the Trust.

LEGAL MATTERS

Sidley Austin LLP, New York, New York will advise Campbell & Company on all legal matters in connection with the Units. In doing so, Sidley Austin LLP will rely as to matters of Delaware law upon the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware. Sidley Austin LLP may also advise Campbell & Company (and its affiliates) with respect to its responsibilities as managing owner and trading advisor of, and with respect to, matters relating to the Trust. The statements under "Federal Income Tax Aspects" have been reviewed by Sidley Austin LLP. Sidley Austin LLP has not represented, nor will it represent, either the Trust or the Unitholders in matters relating to the Trust and no other counsel has been engaged to act on their behalf.  Certain opinions of counsel have been filed with the SEC as exhibits to the Registration Statement of which this Prospectus is a part.

EXPERTS

The financial statements of the Trust as of and for the years ended December 31, 2009, 2008 and 2007 included in the prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such audited statements have been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

The consolidated balance sheet of Campbell & Company as of December 31, 2009, included in this prospectus, has been audited by Arthur F. Bell, Jr. & Associates, L.L.C., independent auditors, as stated in their report appearing herein, and has been so included in reliance upon such report given upon the authority of that firm as experts in auditing and accounting.

UNAUDITED FINANCIAL INFORMATION

The financial statements of the Trust as of March 31, 2010 and for the three month period ended March 31, 2010 and 2009 are unaudited. In the opinion of Campbell & Company, such unaudited statements reflect all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2010.

The consolidated balance sheet of Campbell & Company as of March 31, 2010 is unaudited. In the opinion of Campbell & Company, such unaudited statement reflects all adjustments which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2010.

[REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY.]

INDEX TO FINANCIAL STATEMENTS

Schedules are omitted for the reason that they are not required or are not applicable or that equivalent information has been included in the financial statements or notes thereto.

CAMPBELL ALTERNATIVE ASSET TRUST
CONDENSED SCHEDULE OF INVESTMENTS
MARCH 31, 2010 (Unaudited)
FIXED INCOME SECURITIES

Maturity			% of Net
Face Value	Description	Values ($)	Asset Value
	Bank Deposits
	Australia
	Financials (cost $900,000)	$899,892	3.20%

	Canada
	Financials (cost $900,000)	$900,288	3.20%

	Netherlands
	Financials (cost $1,000,051)	$1,000,000	3.56%

	Total Bank Deposits (cost $2,800,051)	$2,800,180	9.96%

	Commercial Paper
	United States
	Consumer Discretionary	$3,009,496	10.71%
	Consumer Staples	$2,523,645	8.98%
	Industrials	$398,021	1.42%
	Municipal	$4,106,184	14.61%
	Utilities	$999,907	3.56%

	Total United States (cost $11,035,845)	$11,037,253	39.28%

	Corporate Bonds
	United States
	Financials (cost $2,476,768)	$2,478,522	8.82%

	Government And Agency Obligations
	United States
	US Government Agency
	Federal National Mortgage Association
$1,000,000	Due 05/27/2011	$1,000,170	3.56%
	Federal National Mortgage Association
$1,000,000	Due 09/20/2010	$998,853	3.55%
	US Government Agency	$1,789,817	6.37%
	US Treasury Bill
	U.S. Treasury Bills *
$5,000,000	Due 04/01/2010	$5,000,000	17.79%
	U.S. Treasury Bills *
$2,100,000	Due 04/22/2010	$2,099,871	7.47%

	Total United States (cost $10,888,711)	$10,888,711	38.74%

	Short Term Investment Funds
	United States
	Short Term Investment Funds (cost $2,509)	$2,509	0.01%

	Total Fixed Income Securities (cost $27,203,884)	$27,207,175	96.81%

LONG FUTURES CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Agriculture	$(799)	0.00%
Energy	$109,993	0.39%
Metals	$217,946	0.78%
Stock indices	$228,983	0.81%
Short-term interest rates	$78,091	0.28%
Long-term interest rates	$(95,865)	(0.34)%

Total long futures contracts	$538,349	1.92%

See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
CONDENSED SCHEDULE OF INVESTMENTS
MARCH 31, 2010 (Unaudited)
SHORT FUTURES CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Agriculture	$56,114	0.20%
Energy	$18,720	0.07%
Metals	$(36,165)	(0.13)%
Stock indices	$(3,947)	(0.01)%
Short-term interest rates	$7,642	0.03%
Long-term interest rates	$53,870	0.19%

Total short futures contracts	$96,234	0.35%

Total futures contracts	$634,583	2.27%

FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Various long forward currency contracts	$64,209	0.23%
Various short forward currency contracts	$(27,757)	(0.10)%

Total forward currency contracts	$36,452	0.13%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Purchased options on forward currency contracts (premiums paid — $59,002)	$50,808	0.18%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Written options on forward currency contracts (premiums received — $21,917)	$(16,173)	(0.06)%

*	Pledged as collateral for the trading of futures, forward and option positions.
See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
CONDENSED SCHEDULE OF INVESTMENTS
DECEMBER 31, 2009
FIXED INCOME SECURITIES

Maturity			% of Net
Face Value	Description	Values ($)	Asset Value
	Bank Deposits
	United States
	Financials (cost $1,100,000)	$1,100,627	3.79%

	Commercial Paper
	Germany
	Materials (cost $588,603)	$588,850	2.03%

	Netherlands
	Consumer Discretionary (cost $827,966)	$827,971	2.85%

	United States
	Consumer Discretionary	$2,048,923	7.06%
	Consumer Staples	$1,523,579	5.25%
	Energy	$924,969	3.19%
	Financials	$1,708,792	5.89%
	Industrials
	Avery Dennison Corporation
$2,290,000	Due 01/04/2010	$2,289,921	7.90%
	Municipal	$6,549,496	22.58%
	Telecommunications	$382,987	1.32%

	Total United States (cost $15,424,662)	$15,428,667	53.19%

	Total Commercial Paper (cost $16,841,231)	$16,845,488	58.07%

	Corporate Bonds
	United States
	Financials (cost $1,395,877)	$1,397,647	4.82%

	Government And Agency Obligations
	United States
	US Government Agency	$4,249,147	14.65%
	US Treasury Bill
	U.S. Treasury Bills *
$5,000,000	Due 04/01/2010	$4,999,431	17.24%
	U.S. Treasury Bills *
$1,650,000	Due 03/25/2010	$1,649,753	5.69%

	Total United States (cost $10,896,184)	$10,898,331	37.58%

	Short Term Investment Funds
	United States
	Short Term Investment Funds (cost $34,246)	$34,246	0.12%

	Total Fixed Income Securities (cost $30,267,538)	$30,276,339	104.38%

LONG FUTURES CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Agriculture	$(3,889)	(0.01)%
Energy	$18,479	0.06%
Long-term interest rates	$(252,217)	(0.87)%
Metals	$163,924	0.57%
Short-term interest rates	$(100,836)	(0.35)%
Stock indices	$213,758	0.74%

Total long futures contracts	$39,219	0.14%

See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
CONDENSED SCHEDULE OF INVESTMENTS
DECEMBER 31, 2009
SHORT FUTURES CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Agriculture	$838	0.00%
Long-term interest rates	$11,956	0.04%
Metals	$(107,732)	(0.37)%

Total short futures contracts	$(94,938)	(0.33)%

Total futures contracts	$(55,719)	(0.19)%

FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Various long forward currency contracts	$(1,124,565)	(3.88)%
Various short forward currency contracts	$859,412	2.96%

Total forward currency contracts	$(265,153)	(0.92)%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Nete
Description	Values ($)	Asset Value
Purchased options on forward currency contracts (premiums paid — $70,105)	$70,935	0.24%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Written options on forward currency contracts (premiums received — $21,883)	$(19,069)	(0.07)%

*	Pledged as collateral for the trading of futures, forward and option positions.

See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF FINANCIAL CONDITION
March 31, 2010 (Unaudited) and December 31, 2009

	March 31,	December 31,
	2010	2009
ASSETS
Equity in broker trading accounts
Cash	$895,909	$695,155
Fixed income securities (cost $5,000,000 and $4,999,431, respectively)	5,000,000	4,999,431
Net unrealized gain (loss) on open futures contracts	634,583	(55,719)

Total equity in broker trading accounts	6,530,492	5,638,867
Cash	293,051	279,164
Fixed income securities (cost $22,202,807 and $25,268,107, respectively)	22,207,175	25,276,908
Options purchased, at fair value (premiums paid — $59,002 and $70,105, respectively)	50,808	70,935
Net unrealized gain (loss) on open forward currency contracts	36,452	(265,153)
Interest receivable	3,874	7,530
Prepaid expenses	666	1,218

Total assets	$29,122,518	$31,009,469

LIABILITIES
Accounts payable	$41,112	$31,880
Brokerage fee	17,326	18,138
Options written, at fair value (premiums received — $21,917 and $21,883, respectively)	16,173	19,069
Accrued commissions and other trading fees on open contracts	7,979	4,701
Offering costs payable	5,471	5,727
Redemptions payable	932,172	1,927,892

Total liabilities	1,020,233	2,007,407

UNITHOLDERS’ CAPITAL (Net Asset Value)
Managing Owner - 1,413.580 redeemable units outstanding at March 31, 2010 and December 31, 2009	2,101,216	2,173,492
Other Unitholders - 17,492.114 and 17,448.570 redeemable units outstanding at March 31, 2010 and December 31, 2009	26,001,069	26,828,570

Total unitholders’ capital (Net Asset Value)	28,102,285	29,002,062

Total liabilities and unitholders’ capital (Net Asset Value)	$29,122,518	$31,009,469

See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF OPERATIONS
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Three Months March Ended 31,
	2010	2009
TRADING GAINS (LOSSES)
Futures trading gains (losses)
Realized	$(1,150,240)	$51,616
Change in unrealized	690,302	(113,516)
Brokerage commissions	(19,695)	(12,848)

Net gain (loss) from futures trading	(479,633)	(74,748)

Forward currency and options on forward currency trading gains (losses)
Realized	(479,481)	379,810
Change in unrealized	295,511	(229,095)
Brokerage commissions	(1,840)	(824)

Net gain (loss) from forward currency and options on forward currency trading	(185,810)	149,891

Total net trading gain (loss)	(665,443)	75,143

NET INVESTMENT INCOME (LOSS)
Investment income
Interest income	22,113	2,478
Realized gain (loss) on fixed income securities	(858)	0
Change in unrealized gain (loss) on fixed income securities	(4,433)	0

Total investment income	16,822	2,478

Expenses
Brokerage fee	199,626	259,579
Operating expenses	23,847	25,206

Total expenses	223,473	284,785

Net investment income (loss)	(206,651)	(282,307)

NET INCOME (LOSS)	$(872,094)	$(207,164)

NET INCOME (LOSS) PER MANAGING OWNER AND OTHER UNITHOLDERS UNIT (based on weighted average number of units outstanding during the period)	$(45.45)	$(9.33)

INCREASE (DECREASE) IN NET ASSET VALUE PER MANAGING OWNER AND OTHER UNITHOLDERS UNIT	$(51.13)	$(12.84)

See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF CASH FLOWS
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Three Months Ended
	March 31,
	2010	2009
Cash flows from (for) operating activities
Net income (loss)	$(872,094)	$(207,164)
Adjustments to reconcile net income (loss) to net cash from (for) operating activities
Net change in unrealized	(981,380)	342,611
(Increase) decrease in restricted cash	0	1,180,793
(Increase) decrease in option premiums paid	11,103	(403)
Increase (decrease) in option premiums received	34	(320)
(Increase) decrease in interest receivable	3,656	351
(Increase) decrease in prepaid expenses	552	1,000
Increase (decrease) in accounts payable and accrued expenses	11,698	(16,966)
Purchases of investments in fixed income securities	(103,931,256)	(35,999,155)
Sales / maturities of investments in fixed income securities	106,995,987	4,850,000

Net cash from (for) operating activities	1,238,300	(29,849,253)

Cash flows from (for) financing activities
Addition of units	1,093,142	883,085
Redemption of units	(2,053,506)	(857,347)
Offering costs paid	(63,295)	(82,453)

Net cash from (for) financing activities	(1,023,659)	(56,715)

Net increase (decrease) in cash	214,641	(29,905,968)
Unrestricted cash
Beginning of period	974,319	34,224,210

End of period	$1,188,960	$4,318,242

End of period cash consists of:
Cash in broker trading accounts	$895,909	$4,066,882
Cash	293,051	251,360

Total end of period cash	$1,188,960	$4,318,242

See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
STATEMENTS OF CHANGES IN UNITHOLDERS’ CAPITAL (NET ASSET VALUE)
For the Three Months Ended March 31, 2010 and 2009
(Unaudited)

	Unitholders’ Capital
	Managing Owner		Other Unitholders		Total
	Units	Amount	Units	Amount	Units	Amount
Three Months Ended March 31, 2010

Balances at December 31, 2009	1,413.580	$2,173,492	17,448.570	$26,828,570	18,862.150	$29,002,062

Net income (loss) for the three months ended March 31, 2010		(67,633)		(804,461)		(872,094)
Additions	0.000	0	758.588	1,093,142	758.588	1,093,142
Redemptions	0.000	0	(715.044)	(1,057,786)	(715.044)	(1,057,786)
Offering costs		(4,643)		(58,396)		(63,039)

Balances at March 31, 2010	1,413.580	$2,101,216	17,492.114	$26,001,069	18,905.694	$28,102,285

Three Months Ended March 31, 2009

Balances at December 31, 2008	1,413.580	$2,306,948	20,544.542	$33,528,535	21,958.122	$35,835,483

Net income (loss) for the three months ended March 31, 2009		(12,931)		(194,233)		(207,164)
Additions	0.000	0	539.143	883,085	539.143	883,085
Redemptions	0.000	0	(463.512)	(753,578)	(463.512)	(753,578)
Offering costs		(5,219)		(76,753)		(81,972)

Balances at March 31, 2009	1,413.580	$2,288,798	20,620.173	$33,387,056	22,033.753	$35,675,854

Net Asset Value per Managing Owner and Other Unitholders’ Unit
March 31, 2010	December 31, 2009	March 31, 2009	December 31, 2008
$1,486.45	$1,537.58	$1,619.15	$1,631.99

See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
FINANCIAL HIGHLIGHTS
For the Three Months Ended March 31, 2010 and 2009
(UNAUDITED)

The following information presents per unit operating performance data and other supplemental financial data for the three months ended March 31, 2010 and 2009. This information has been derived from information presented in the financial statements.

	Three Months Ended
	March 31,
	2010	2009
Per Unit Performance (for a unit outstanding throughout the entire period)

Net asset value per unit at beginning of period	$1,537.58	$1,631.99

Income (loss) from operations:
Total net trading gains (losses) (1)	(37.07)	3.57
Net investment income (loss) (1)	(10.77)	(12.72)

Total net income (loss) from operations	(47.84)	(9.15)

Offering costs (1)	(3.29)	(3.69)

Net asset value per unit at end of period	$1,486.45	$1,619.15

Total Return (3)	(3.33)%	(0.79)%

Supplemental Data

Ratios to average net asset value:
Expenses prior to performance fee (4)	3.15%	3.13%
Performance fee (3)	0.00%	0.00%

Total expenses	3.15%	3.13%

Net investment income (loss) (2)(4)	(2.91)%	(3.11)%

Total returns are calculated based on the change in value of a unit during the period. An individual unitholders’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the period. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Excludes performance fee.

(3)	Not annualized

(4)	Annualized

See Accompanying Notes to Financial Statements.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 (UNAUDITED)
Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A.	General Description of the Trust

Campbell Alternative Asset Trust (the Trust) is a Delaware statutory trust which operates as a commodity investment pool. The Trust was formed on May 3, 2000 and commenced trading on October 1, 2001. The Trust engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts.

As of December 31, 2002, units are no longer offered to the public, but are offered exclusively for sale to the Campbell & Company, Inc. 401(K) Plan (the 401(K) Plan). At March 31, 2010 and December 31, 2009, the 401(K) Plan held approximately 75% and 74% of the Trust’s outstanding units, respectively.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust trades.

C.	Method of Reporting

The Trust’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Trust’s management. Actual results may differ from these estimates. Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 210-20, Offsetting — Balance Sheet, (formerly FAS No. 39 — “Offsetting of Amounts Related to Certain Contracts”). The fair value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close on the last business day of the reporting period. The fair value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period.

The fair value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

When the Trust writes an option, an amount equal to the premium received by the Trust is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current fair value of option written. Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

The fixed income investments, other than U.S. Treasury bills held at the brokers or interbank market makers, are marked-to-market on the last business day of the reporting period by a custodian who utilizes a third party vendor hierarchy of pricing providers who specialize in such markets. The prices furnished by the providers consider the yield or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. U.S. Treasury bills not held by the custodian are stated at cost plus accrued interest, which approximates fair value. Premiums and discounts on debt securities are amortized for financial reporting purposes.

For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

The Trust adopted the provisions of ASC 820, Fair Value Measurements and Disclosures (formerly FASB No. 157, “Fair Value Measurements”), as of January 1, 2008. ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Trust has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The value of the Trust’s exchange-traded futures contracts fall into this category.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. This category includes forward currency contracts and options on forward currency contracts that the Trust values using models or other valuation methodologies derived from observable market data. This category also includes fixed income investments.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 (UNAUDITED)

Level 3 inputs are unobservable inputs for an asset or liability (including the Fund’s own assumptions used in determining the fair value of investments). Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of and for the period ended March 31, 2010, the Trust did not have any Level 3 assets or liabilities.

In January 2010, the FASB issued Accounting Standards update No. 2010-06 (“ASU 2010-06”) for improving disclosure about fair value measurements. ASU 2010-06 adds new disclosure requirements about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements in the reconciliation for fair value measurements using significant unobservable inputs (Level 3). It also clarifies existing disclosure requirements relating to the levels of disaggregation for fair value measurement and inputs and valuation techniques used to measure fair value. As of January 1, 2010, the Trust adopted the provisions of ASC 2010-06 except for disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years.

The following tables set forth by level within the fair value hierarchy the Trust’s investments accounted for at fair value on a recurring basis as of March 31, 2010 and December 31, 2009.

	Fair Value at March 31, 2010
Description	Level 1	Level 2	Level 3	Total
Investments
Fixed income securities	$0	$27,207,175	$0	$27,207,175
Other Financial Instruments
Exchange-traded futures contracts	634,583	0	0	634,583
Forward currency contracts	0	36,452	0	36,452
Options purchased	0	50,808	0	50,808
Options written	0	(16,173)	0	(16,173)

Total	$634,583	$27,278,262	$0	$27,912,845

	Fair Value at December 31, 2009
Description	Level 1	Level 2	Level 3	Total
Investments
Fixed income securities	$0	$30,276,339	$0	$30,276,339
Other Financial Instruments
Exchange-traded futures contracts	(55,719)	0	0	(55,719)
Forward currency contracts	0	(265,153)	0	(265,153)
Options purchased	0	70,935	0	70,935
Options written	0	(19,069)	0	(19,069)

Total	$(55,719)	$30,063,052	$0	$30,007,333

D.	Income Taxes

The Trust prepares calendar year U.S. federal and applicable state information tax returns and reports to the unitholders their allocable shares of the Trust’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each unitholder is individually responsible for reporting income or loss based on such unitholder’s respective share of the Trust’s income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, Income Taxes (formerly FIN No. 48, “Accounting for Uncertainty in Income Taxes”) to the Trust, and has determined that no reserves for uncertain tax positions were required. The Trust files federal and state tax returns. The 2006 through 2009 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 (UNAUDITED)
E.	Offering Costs

Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Trust (offering costs). Offering costs are charged to the Trust at a monthly rate of 1/12 of 0.9% (0.9% annualized) of the Trust’s month-end net asset value (as defined in the Amended and Restated Declaration of Trust and Trust Agreement) until such amounts are fully reimbursed. Such amounts are charged directly to unitholders’ capital. The Trust is only liable for payment of offering costs on a monthly basis. At March 31, 2010 and December 31, 2009, the Trust reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $5,471 and $5,727, respectively.

The offering costs for which Campbell & Company are being reimbursed relate to the offering of units of the Trust to all unitholders except the 401(K) Plan. Therefore, Campbell & Company rebates to the 401(K) Plan the offering costs charged to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

If the Trust terminates prior to completion of payment to Campbell & Company for the unreimbursed offering costs incurred through the date of such termination, Campbell & Company will not be entitled to any additional payments, and the Trust will have no further obligation to Campbell & Company. At March 31, 2010 and December 31, 2009, the amount of unreimbursed offering costs incurred by Campbell & Company is $8,766 and $25,094, respectively.

F.	Foreign Currency Transactions

The Trust’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income.

G.	Reclassification

Certain prior period amounts in the Statement of Cash Flows were reclassified to conform to current period presentation.
Note 2. MANAGING OWNER AND COMMODITY TRADING ADVISOR
The managing owner of the Trust is Campbell & Company, which conducts and manages the business of the Trust. Campbell & Company is also the commodity trading advisor of the Trust. The Amended and Restated Declaration of Trust and Trust Agreement requires Campbell & Company to maintain a capital account equal to 1% of the total capital accounts of the Trust. Additionally, Campbell & Company is required by the Amended and Restated Declaration of Trust and Trust Agreement to maintain a net worth of not less than $1,000,000.

The Trust pays a monthly brokerage fee of 1/12 of 2.85% (2.85% annualized) of month-end net assets to Campbell & Company and approximately $4 per round turn to the broker for execution and clearing costs. Such costs are limited to 3.5% of average month-end net assets per year. From the 2.85% fee, a portion (0.35%) is used to compensate selling agents for administrative services and a portion (2.5%) is retained by Campbell & Company for trading and management services rendered.

Campbell & Company is also paid a performance fee equal to 20% of New Appreciation (as defined) calculated as of the end of each calendar quarter and upon redemption of units. More specifically, the performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Net Asset Value per Unit (commonly referred to as a “High Water Mark”) adjusting for investment income. In determining the brokerage and performance fees, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. The performance fee is not subject to any clawback provisions. The brokerage fee and performance fee are typically paid in the month following the month in which they are earned. The brokerage fee and performance fee are paid from the available cash at the Trust’s bank, broker or cash management accounts.

Campbell & Company rebates to the 401(K) Plan the brokerage fee and the performance fee applicable to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.
Note 3. TRUSTEE
The trustee of the Trust is U.S. Bank National Association, a national banking corporation. The trustee has delegated to the managing operator the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.
Note 4. CASH MANAGER AND CUSTODIAN
The Trust has appointed Wilmington Trust Investment Management LLC, a wholly owned subsidiary of Wilmington Trust Corporation, as cash manager under the Non-Custody Investment Advisory Agreement dated July 8, 2009, to manage and control the liquid assets of the Trust. The cash manager is registered as an investment adviser with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.

The Trust opened a custodial account at The Northern Trust Company (the custodian) and has granted the cash manager authority to make certain investments on behalf of the Trust provided such investments are consistent with the investment guidelines created by the managing operator. All securities purchased by the cash manager on behalf of the Trust will be held in its custody account at the custodian. The cash manager will have no beneficial or other interest in the securities and cash in such custody account. The cash manager began trading on behalf of the Trust in August 2009.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 (UNAUDITED)
Note 5. DEPOSITS WITH BROKER
The Trust deposits assets with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Trust typically earns interest income on its assets deposited with the broker.
Note 6. OPERATING EXPENSES
Operating expenses of the Trust are restricted by the Amended and Restated Declaration of Trust and Trust Agreement to 0.40% per annum of the average month-end Net Asset Value of the Trust.
Note 7. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
Investments in the Trust are made by subscription agreement, subject to acceptance by Campbell & Company.
The Trust is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A unitholder may request and receive redemption of units owned, subject to restrictions in the Declaration of Trust and Trust Agreement. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon ten (10) business days advance written notice to Campbell & Company.
Note 8. TRADING ACTIVITIES AND RELATED RISKS
The Trust engages in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and options on forward currency contracts (collectively, “derivatives”). Specifically, the Fund trades a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals, energy and agriculture values. The Trust is exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The market sensitive instruments held by the Trust are acquired for speculative trading purposes, and all or a substantial amount of the Trust’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust’s main line of business.
Purchase and sale of futures contracts requires margin deposits with the broker. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer trusts subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated Trusts available. It is possible that the recovered amount could be less than total cash and other property deposited.
The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The fair value of securities held to satisfy such requirements at March 31, 2010 and December 31, 2009 was $7,099,871 and $6,649,184, respectively, which equals 25% and 23% of Net Asset Value, respectively. The cash deposited with interbank market makers at March 31, 2010 and December 31, 2009 was $184,901 and $102,855, respectively, which equals 1% and 0% of Net Asset Value, respectively. These amounts are included in cash and cash equivalents. There was no restricted cash at March 31, 2010 or December 31, 2009.
The Trust trades forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on foreign currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.
The Trust has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.
For derivatives, risks arise from changes in the fair value of the contracts. Market movements result in frequent changes in the fair value of the Trust’s open positions and, consequently, in its earnings and cash flow. The Trust’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the fair value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades. Theoretically, the Trust is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Trust pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Trust to potentially unlimited liability, and purchased options expose the Trust to a risk of loss limited to the premiums paid. See Note 1. C. for an explanation of how the Trust determines its valuation for derivatives as well as the netting of derivatives.

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 (UNAUDITED)
The unrealized gain (loss) on open futures, forward currency and options on forward currency contracts is comprised of the following:

			Forward Currency and
			Options on Forward
	Futures Contracts		Currency Contracts
	(exchange traded)		(non-exchange traded)
	March 31, 2010	December 31, 2009	March 31, 2010	December 31, 2009
Gross unrealized gains	$862,753	$529,851	$940,584	$1,199,815
Gross unrealized losses	(228,169)	(585,570)	(906,586)	(1,461,324)

Net unrealized gain (loss)	$634,584	$(55,719)	$33,998	$(261,509)

In March 2008, the FASB issued ASC 815, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Dervative instruments and Hedging Activities”). ASC 815 provides enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments are accounted for, and how derivative instruments affect an entity’s financial position, financial performance and cash flows. ASC 815 is effective for financial statements issued for the Trust’s first fiscal year beginning after November 15, 2008. The Trust adopted ASC 815 effective January 1, 2009.
The following tables summarize quantitative information required by ASC 815.
The fair value of the Trust’s derivatives by instrument type, as well as the location of those instruments on the Statement of Financial Condition, as of March 31, 2010 and December 31, 2009 is as follows:

		Asset	Liability
		Derivatives at	Derivatives at
	Statement of Financial	March 31, 2010	March 31, 2010
Type of Instrument *	Condition Location	Fair Value	Fair Value	Net
Agricultural Contracts	Equity in broker trading accounts	$73,092	$(17,777)	$55,315
Energy Contracts	Equity in broker trading accounts	128,713	0	128,713
Metal Contracts	Equity in broker trading accounts	218,262	(36,481)	181,781
Stock Indices Contracts	Equity in broker trading accounts	251,195	(26,159)	225,036
Short-Term Interest Rate Contracts	Equity in broker trading accounts	103,739	(18,005)	85,734
Long-Term Interest Rate Contracts	Equity in broker trading accounts	87,751	(129,746)	(41,995)
Forward Currency Contracts	Net unrealized gain (loss) on open forward currency contracts	921,177	(884,725)	36,452
Purchased Options on Forward Currency Contracts	Options purchased, at fair value	50,808	0	50,808
Written Options on Forward Currency Contracts	Options written, at fair value	0	(16,173)	(16,173)

Totals		$1,834,737	$(1,129,066)	$705,671

*	Derivatives not designated as hedging instruments under ASC 815

		Asset Derivatives	Liability
		at December 31,	Derivatives at
	Statement of Financial	2009	December 31, 2009
Type of Instrument *	Condition Location	Fair Value	Fair Value	Net
Agricultural Contracts	Equity in broker trading accounts	$12,155	$(15,206)	$(3,051)
Energy Contracts	Equity in broker trading accounts	19,804	(1,325)	18,479
Metal Contracts	Equity in broker trading accounts	223,512	(167,320)	56,192
Stock Indices Contracts	Equity in broker trading accounts	231,004	(17,246)	213,758
Short-Term Interest Rate Contracts	Equity in broker trading accounts	0	(100,836)	(100,836)
Long-Term Interest Rate Contracts	Equity in broker trading accounts	43,376	(283,637)	(240,261)
Forward Currency Contracts	Net unrealized gain (loss) on open forward currency contracts	1,170,194	(1,435,347)	(265,153)
Purchased Options on Forward Currency Contracts	Options purchased, at fair value	70,935	0	70,935
Written Options on Forward Currency Contracts	Options written, at fair value	0	(19,069)	(19,069)

Totals		$1,770,980	$(2,039,986)	$(269,006)

*	Derivatives not designated as hedging instruments under ASC 815

CAMPBELL ALTERNATIVE ASSET TRUST
NOTES TO FINANCIAL STATEMENTS
MARCH 31, 2010 (UNAUDITED)
The trading revenue of the Trust’s derivatives by instrument type, as well as the location of those gains and losses on the Statement of Operations, for the period ended March 31, 2010 and March 31, 2009 is as follows:

	Trading Revenue for	Trading Revenue for
	the Three Months Ended	the Three Months Ended
Type of Instrument	March 31, 2010	March 31, 2009
Agricultural Contracts	$7,142	$0
Energy Contracts	(214,491)	(30,032)
Metal Contracts	(192,929)	(196,328)
Stock Indices Contracts	(553,826)	(288,215)
Short-Term Interest Rate Contracts	856,726	268,275
Long Term Interest Rate Contracts	(358,642)	188,785
Forward Currency Contracts	(41,619)	(64,267)
Purchased Options on Forward Currency Contracts	(314,684)	(73,060)
Written Options on Forward Currency Contracts	172,334	288,042

Total	$(639,989)	$93,200

	Trading Revenue for	Trading Revenue for
	the Three Months	the Three Months
	Ended March 31,	Ended
Line Item in the Statement of Operations	2010	March 31, 2009
Futures trading gains (losses):
Realized	$(1,464,321)	$56,001
Change in unrealized	690,302	(113,516)
Forward currency and options on forward currency trading gains (losses):
Realized	(479,481)	379,810
Change in unrealized	295,511	(229,095)

Total	$(639,989)	$93,200

For the three months ended March 31, 2010 and March 31, 2009, the monthly average of futures contracts bought and sold was approximately 1,640 and 725 respectively, and the monthly average of notional value of forward currency and options on forward currency contracts was $207,720,000 and $131,600,000 respectively.
Open contracts generally mature within twelve months; as of March 31, 2010, the latest maturity date for open futures contracts is June 2011, the latest maturity date for open forward currency contracts is June 2010, and the latest expiry date for options on forward currency contracts is April 2010. However, the Trust intends to close all futures and foreign currency contracts prior to maturity.
Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company’s basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company’s attempt to manage the risk of the Trust’s open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as precalculating “stop-loss” points at which systems will signal to close open positions. Campbell & Company controls the risk of the Trust’s non-trading fixed income instruments by limiting the duration of such instruments and requiring a minimum credit quality of the issuers of those instruments.
Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Trust’s assets at financial institutions and brokers which Campbell & Company believes to be credit worthy. The unitholder bears the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.
Note 9. INDEMNIFICATIONS
In the normal course of business, the Trust enters into contracts and agreements that contain a variety of representations and warranties which provide general indemnifications. The Trust’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Trust that have not yet occurred. The Trust expects the risk of any future obligation under these indemnifications to be remote.
Note 10. INTERIM FINANCIAL STATEMENTS
The statements of financial condition, including the condensed schedule of investments, as of March 31, 2010 and December 31, 2009 and the statements of operations, cash flows, changes in unitholders’ capital (Net Asset Value) and financial highlights for the three months ended March 31, 2010 and 2009 are unaudited. In the opinion of management, such financial statements reflect all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of financial position as of March 31, 2010, and the results of operations, cash flows, changes in unitholders’ capital (Net Asset Value) and financial highlights for the three months ended March 31, 2010 and 2009.
Note 11. SUBSEQUENT EVENTS
Management of the Trust has evaluated subsequent events through the date the financial statements were issued. There are no subsequent events to disclose or record.

Deloitte & Touche LLP 750 College Road East Third Floor Princeton, NJ 08540 USA Tel: +1 609 514 3600 Fax: +1 609 514 3603 www.deloitte.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Unitholders of
Campbell Alternative Asset Trust

We have audited the accompanying statements of financial condition of Campbell Alternative Asset Trust (the “Trust”), including the condensed schedules of investments, as of December 31, 2009, and 2008, and the related statements of operations, cash flows, changes in unitholders’ capital (net asset value) and financial highlights for each of the three years in the period ended December 31, 2009. These financial statements and financial highlights are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. The Trust is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Campbell Alternative Asset Trust as of December 31, 2009, and 2008, the results of its operations, cash flows, changes in its unitholders’ capital (net asset value) and financial highlights for each of the three years in the period ended December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ DELOITTE & TOUCHE LLP

March 26, 2010

Campbell Alternative Asset Trust
Condensed Schedule of Investments
December 31, 2009
FIXED INCOME SECURITIES

Maturity			% of Net
Face Value	Description	Values ($)	Asset Value
	Bank Deposits
	United States
	Financials (cost $1,100,000)	$1,100,627	3.79%

	Commercial Paper
	Germany
	Materials (cost $588,603)	$588,850	2.03%

	Netherlands
	Consumer Discretionary (cost $827,966)	$827,971	2.85%

	United States
	Consumer Discretionary	$2,048,923	7.06%
	Consumer Staples	$1,523,579	5.25%
	Energy	$924,969	3.19%
	Financials	$1,708,792	5.89%
	Industrials
$2,290,000	Avery Dennison Corporation Due 01/04/2010	$2,289,921	7.90%
	Municipal	$6,549,496	22.58%
	Telecommunications	$382,987	1.32%

	Total United States (cost $15,424,662)	$15,428,667	53.19%

	Total Commercial Paper (cost $16,841,231)	$16,845,488	58.07%

	Corporate Bonds
	United States
	Financials (cost $1,395,877)	$1,397,647	4.82%

	Government And Agency Obligations
	United States
	US Government Agency	$4,249,147	14.65%
	US Treasury Bill
$5,000,000	U.S. Treasury Bills Due 04/01/2010*	$4,999,431	17.24%
$1,650,000	U.S. Treasury Bills Due 03/25/2010*	$1,649,753	5.69%

See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Condensed Schedule of Investments
December 31, 2009

Total United States (cost $10,896,184)	$10,898,331	37.58%

Short Term Investment Funds
United States
Short Term Investment Funds (cost $34,246)	$34,246	0.12%

Total Fixed Income Securities (cost $30,267,538)	$30,276,339	104.38%

LONG FUTURES CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Agriculture	$(3,889)	(0.01)%
Energy	$18,479	0.06%
Long-term interest rates	$(252,217)	(0.87)%
Metals	$163,924	0.57%
Short-term interest rates	$(100,836)	(0.35)%
Stock indices	$213,758	0.74%

Total long futures contracts	$39,219	0.14%

SHORT FUTURES CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Agriculture	$838	0.00%
Long-term interest rates	$11,956	0.04%
Metals	$(107,732)	(0.37)%

Total short futures contracts	$(94,938)	(0.33)%

Total futures contracts	$(55,719)	(0.19)%

FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Various long forward currency contracts	$(1,124,565)	(3.88)%
Various short forward currency contracts	$859,412	2.96%

Total forward currency contracts	$(265,153)	(0.92)%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS

See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Condensed Schedule of Investments
December 31, 2009

Description	Values ($)	% of Net Asset Value
Purchased options on forward currency contracts (premiums paid — $70,105)	$70,935	0.24%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Written options on forward currency contracts (premiums received — $21,883)	$(19,069)	(0.07)%

*	Pledged as collateral for the trading of futures, forward and option positions.

See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Condensed Schedule of Investments
December 31, 2008
FIXED INCOME SECURITIES
     UNITED STATES GOVERNMENT SECURITIES*

Maturity Face Value	Maturity Date	Description	Values ($)	% of Net Asset Value
$1,100,000	01/02/2009	U.S. Treasury Bills	$1,100,000	3.07%

Total United States government securities
(cost, including accrued interest, — $1,100,000)			$1,100,000	3.07%
LONG FUTURES CONTRACTS

Description	Values ($)	% of Net Asset Value
Stock indices	$11,598	0.03%
Short-term interest rates	$46,855	0.13%
Long-term interest rates	$62,096	0.17%

Total long futures contracts	$120,549	0.33%

SHORT FUTURES CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Energy	$(8,848)	(0.03)%
Metals	$(22,893)	(0.06)%
Stock indices	$(40,610)	(0.11)%
Short-term interest rates	$125	0.00%
Long-term interest rates	$(54,477)	(0.15)%

Total short futures contracts	$(126,703)	(0.35)%

Total futures contracts	$(6,154)	(0.02)%

See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Condensed Schedule of Investments
December 31, 2008
FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Various long forward currency contracts	$438,448	1.22%
Various short forward currency contracts	$(278,710)	(0.78)%

Total forward currency contracts	$159,738	0.44%

PURCHASED OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Purchased options on forward currency contracts (premiums paid — $13,775)	$7,494	0.02%

WRITTEN OPTIONS ON FORWARD CURRENCY CONTRACTS

		% of Net
Description	Values ($)	Asset Value
Written options on forward currency contracts (premiums received — $50,507)	$(45,850)	(0.13)%

*	Pledged as collateral for the trading of futures, forward and option positions.
See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Statements of Financial Condition
December 31, 2009 And 2008

	2009	2008
ASSETS
Equity in broker trading accounts
Cash	$695,155	$33,954,446
Restricted cash	0	1,180,793
Fixed income securities (cost $4,999,431 and $0, respectively)	4,999,431	0
Net unrealized gain (loss) on open futures contracts	(55,719)	(6,154)

Total equity in broker trading accounts	5,638,867	35,129,085

Cash	279,164	269,764
Fixed income securities (cost $25,268,107 and $1,100,000, respectively)	25,276,908	1,100,000
Options purchased, at fair value (premiums paid — $70,105 and $13,775, respectively)	70,935	7,494
Net unrealized gain (loss) on open forward currency contracts	(265,153)	159,738
Interest receivable	7,530	558
Prepaid expenses	1,218	2,000

Total assets	$31,009,469	$36,668,639

LIABILITIES
Accounts payable	$31,880	$66,072
Brokerage fee	18,138	28,580
Options written, at fair value (premiums received — $21,883 and $50,507, respectively)	19,069	45,850
Accrued commissions and other trading fees on open contracts	4,701	1,593
Offering costs payable	5,727	9,025
Redemptions payable	1,927,892	682,036

Total liabilities	2,007,407	833,156

UNITHOLDERS’ CAPITAL (Net Asset Value)
Managing Owner - 1,413.580 redeemable units outstanding at December 31, 2009 and December 31, 2008	2,173,492	2,306,948
Other Unitholders - 17,448.570 and 20,544.542 redeemable units outstanding at December 31, 2009 and December 31, 2008	26,828,570	33,528,535

Total unitholders’ capital (Net Asset Value)	29,002,062	35,835,483

Total liabilities and unitholders’ capital (Net Asset Value)	$31,009,469	$36,668,639

See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Statements of Operations
For The Years Ended December 31, 2009, 2008 And 2007

	2009	2008	2007
TRADING GAINS (LOSSES)
Futures trading gains (losses)
Realized	$(1,734,107)	$2,020,401	$(784,118)
Change in unrealized	(49,564)	(203,665)	(885,438)
Brokerage commissions	(47,647)	(53,459)	(72,611)

Net gain (loss) from futures trading	(1,831,318)	1,763,277	(1,742,167)

Forward currency and options on forward currency trading gains (losses)

Realized	1,430,644	(1,162,559)	(874,349)
Change in unrealized	(419,623)	969,895	(2,235,565)
Brokerage commissions	(5,719)	(1,676)	(28,726)

Net gain (loss) from forward currency and options on forward currency trading	1,005,302	(194,340)	(3,138,640)

Total net trading gain (loss)	(826,016)	1,568,937	(4,880,807)

NET INVESTMENT INCOME (LOSS)
Income
Investment income	40,809	554,492	1,850,313
Realized gain (loss) on fixed income securities	(1,277)	0	0
Change in unrealized gain (loss) on fixed income securities	8,801	0	0

Total investment income	48,333	554,492	1,850,313

Expenses
Brokerage fee	941,871	1,055,055	1,157,288
Performance fee	0	0	270,167
Operating expenses	88,114	90,901	97,120

Total expenses	1,029,985	1,145,956	1,524,575

Net investment income (loss)	(981,652)	(591,464)	325,738

NET INCOME (LOSS)	$(1,807,668)	$977,473	$(4,555,069)

NET INCOME (LOSS) PER MANAGING OWNER AND OTHER UNITHOLDERS UNIT (based on weighted average number of units outstanding during the year)	$(85.69)	$43.49	$(195.52)

INCREASE (DECREASE) IN NET ASSET VALUE PER MANAGING OWNER AND OTHER UNITHOLDERS UNIT	$(94.41)	$28.40	$(211.94)

See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Statements of Cash Flows
For The Years Ended December 31, 2009, 2008 And 2007

	2009	2008	2007
Cash flows from (for) operating activities
Net income (loss)	$(1,807,668)	$977,473	$(4,555,069)
Adjustments to reconcile net income (loss) to net cash from (for) operating activities
Net change in unrealized	460,386	(766,230)	3,121,003
(Increase) decrease in restricted cash	1,180,793	(1,180,793)	0
(Increase) decrease in option premiums paid	(56,330)	60,384	(44,384)
Increase (decrease) in option premiums received	(28,624)	8,662	24,509
(Increase) decrease in interest receivable	(6,972)	7,336	12,658
(Increase) decrease in prepaid expenses	782	(2,000)	0
Increase (decrease) in accounts payable and accrued expenses	(41,526)	12,709	(48,656)
Net maturities (purchases) of investments in fixed income securities	(29,167,537)	32,795,758	651,527

Net cash from (for) operating activities	(29,466,696)	31,913,299	(838,412)

Cash flows from (for) financing activities
Addition of units	1,906,380	2,404,879	2,880,078
Redemption of units	(5,388,845)	(3,949,714)	(3,583,534)
Offering costs paid	(300,730)	(335,846)	(369,590)

Net cash from (for) financing activities	(3,783,195)	(1,880,681)	(1,073,046)

Net increase (decrease) in cash	(33,249,891)	30,032,618	(1,911,458)

Unrestricted cash
Beginning of year	34,224,210	4,191,592	6,103,050

End of year	$974,319	$34,224,210	$4,191,592

End of year cash consists of:
Cash in broker trading accounts	$695,155	$33,954,446	$2,538,672
Cash	279,164	269,764	1,652,920

Total end of year cash	$974,319	$34,224,210	$4,191,592

See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Statements of Changes in unitholders capital (Net Asset Value)
For The Years Ended December 31, 2009, 2008 And 2007

	Unitholders’ Capital
	Managing Owner		Other Unitholders		Total
	Units	Amount	Units	Amount	Units	Amount
Balances at December 31, 2006	1,413.580	$2,566,397	22,200.336	$40,305,318	23,613.916	$42,871,715

Net income (loss) for the year ended December 31, 2007		(277,422)		(4,277,647)		(4,555,069)
Additions	0.000	0	1,444.335	2,501,152	1,444.335	2,501,152
Redemptions	0.000	0	(2,428.608)	(4,163,583)	(2,428.608)	(4,163,583)
Offering costs		(22,172)		(343,287)		(365,459)

Balances at December 31, 2007	1,413.580	2,266,803	21,216.063	34,021,953	22,629.643	36,288,756
Net income (loss) for the year ended December 31, 2008		61,100		916,373		977,473
Additions	0.000	0	1,450.873	2,370,941	1,450.873	2,370,941
Redemptions	0.000	0	(2,122.394)	(3,468,513)	(2,122.394)	(3,468,513)
Offering costs		(20,955)		(312,219)		(333,174)

Balances at December 31, 2008	1,413.580	2,306,948	20,544.542	33,528,535	21,958.122	35,835,483
Net income (loss) for the year ended December 31, 2009		(113,540)		(1,694,128)		(1,807,668)
Additions	0.000	0	1,204.263	1,906,380	1,204.263	1,906,380
Redemptions	0.000	0	(4,300.235)	(6,634,701)	(4,300.235)	(6,634,701)
Offering costs		(19,916)		(277,516)		(297,432)

Balances at December 31, 2009	1,413.580	$2,173,492	17,448.570	$26,828,570	18,862.150	$29,002,062

Net Asset Value per Managing Owner and Other Unitholders’ Unit
December 31, 2009	December 31, 2008	December 31, 2007
$1,537.58	$1,631.99	$1,603.59
See Accompanying Notes to Financial Statements.

Campbell Alternative Asset Trust
Financial Highlights
For The Years Ended December 31, 2009, 2008 And 2007
The following information presents per unit operating performance data and other supplemental financial data for the years ended December 31, 2009, 2008 and 2007. This information has been derived from information presented in the financial statements.

	2009	2008	2007
Per Unit Performance
(for a unit outstanding throughout the entire year)

Net asset value per unit at beginning of year	$1,631.99	$1,603.59	$1,815.53

Income (loss) from operations:
Total net trading gains (losses) (1)	(33.77)	69.54	(210.23)
Net investment income (loss) (1)	(46.54)	(26.32)	13.98

Total net income (loss) from operations	(80.31)	43.22	(196.25)

Offering costs (1)	(14.10)	(14.82)	(15.69)

Net asset value per unit at end of year	$1,537.58	$1,631.99	$1,603.59

Total Return	(5.78)%	1.77%	(11.67)%

Supplemental Data

Ratios to average net asset value:
Expenses prior to performance fee	3.13%	3.11%	3.09%
Performance fee	0.00%	0.00%	0.67%

Total expenses	3.13%	3.11%	3.76%

Net investment income (loss) (2)	(2.98)%	(1.61)%	1.47%

Total returns are calculated based on the change in value of a unit during the year. An individual partner’s total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

(1)	Net investment income (loss) per unit and offering costs per unit are calculated by dividing the net investment income (loss) and offering costs by the average number of units outstanding during the year. Total net trading gains (losses) is a balancing amount necessary to reconcile the change in net asset value per unit with the other per unit information.

(2)	Excludes performance fee.
See Accompanying Notes to Financial Statements.

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Campbell Alternative Asset Trust
Notes to Financial Statements
December 31, 2009
Note 1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A.	General Description of the Trust

Campbell Alternative Asset Trust (the Trust) is a Delaware statutory trust which operates as a commodity investment pool. The Trust was formed on May 3, 2000 and commenced trading on October 1, 2001. The Trust engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts.

As of December 31, 2002, units are no longer offered to the public, but are offered exclusively for sale to the Campbell & Company, Inc. 401(K) Plan (the 401(K) Plan). At December 31, 2009 and December 31, 2008, the 401(K) Plan held approximately 74% and 68% of the Trust’s outstanding units, respectively.

B.	Regulation

As a registrant with the Securities and Exchange Commission, the Trust is subject to the regulatory requirements under the Securities Act of 1933 and the Securities Exchange Act of 1934. As a commodity investment pool, the Trust is subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government which regulates most aspects of the commodity futures industry; rules of the National Futures Association, an industry self-regulatory organization; and the requirements of the various commodity exchanges where the Trust executes transactions. Additionally, the Trust is subject to the requirements of futures commission merchants (brokers) and interbank market makers through which the Trust trades.

C.	Method of Reporting

The Trust’s financial statements are presented in accordance with accounting principles generally accepted in the United States of America, which may require the use of certain estimates made by the Trust’s management. Actual results may differ from these estimates. Investment transactions are accounted for on the trade date. Gains or losses are realized when contracts are liquidated. Unrealized gains and losses on open contracts (the difference between contract trade price and market price) are reported in the statement of financial condition as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 210-20, Offsetting — Balance Sheet, (formerly FAS No. 39 — “Offsetting of Amounts Related to Certain Contracts”). The market value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close on the last business day of the reporting period. The market value of forward currency (non-exchange traded) contracts was extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period or based on the market value of its exchange-traded equivalent.

The market value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period. Any change in net unrealized gain or loss from the preceding period is reported in the statement of operations.

When the Trust writes an option, an amount equal to the premium received by the Trust is reflected as an asset and an equivalent liability. The amount of the liability is subsequently marked-to-market to reflect the current market value of option written. Brokerage commissions include other trading fees and are charged to expense when contracts are opened.

The fixed income investments, other than U.S. Treasury bills held at the brokers or interbank market makers, are marked-to-market on the last business day of the reporting period by a custodian who utilizes a third party vendor hierarchy of pricing providers who specialize in such markets. The prices furnished by the providers consider the yield or price of bonds of comparable quality, coupon, maturity, and type, as well as prices quoted by dealers who make markets in such securities. U.S. Treasury bills not held by the custodian are stated at cost plus accrued interest,

Campbell Alternative Asset Trust
Notes to Financial Statements
December 31, 2009
which approximates fair value. Premiums and discounts on debt securities are amortized for financial reporting purposes.

For purposes of both financial reporting and calculation of redemption value, Net Asset Value per unit is calculated by dividing Net Asset Value by the number of outstanding units.

The Trust adopted the provisions of ASC 820, Fair Value Measurements and Disclosures (formerly FASB No. 157, “Fair Value Measurements”), as of January 1, 2008. ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Trust has the ability to access at the measurement date. An active market for the asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis. The value of the Trust’s exchange-traded futures contracts fall into this category.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. This category includes forward currency contracts and options on forward currency contracts that the Trust values using models or other valuation methodologies derived from observable market data. This category also includes fixed income investments.

Level 3 inputs are unobservable inputs for an asset or liability (including the Fund’s own assumptions used in determining the fair value of investments). Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of and for the year ended December 31, 2009, the Trust did not have any Level 3 assets or liabilities.

The following tables set forth by level within the fair value hierarchy the Trust’s investments accounted for at fair value on a recurring basis as of December 31, 2009 and December 31, 2008.

	Fair Value at December 31, 2009
Description	Level 1	Level 2	Level 3	Total
Investments
Fixed income securities	$0	$30,276,339	$0	$30,276,339
Other Financial Instruments
Exchange-traded futures contracts	(55,719)	0	0	(55,719)
Forward currency contracts	0	(265,153)	0	(265,153)
Options purchased	0	70,935	0	70,935
Options written	0	(19,069)	0	(19,069)

Total	$(55,719)	$30,063,052	$0	$30,007,333

Campbell Alternative Asset Trust
Notes to Financial Statements
December 31, 2009

	Fair Value at December 31, 2008
Description	Level 1	Level 2	Level 3	Total
Investments
Fixed income securities	$0	$1,100,000	$0	$1,100,000
Other Financial Instruments
Exchange-traded futures contracts	(6,154)	0	0	(6,154)
Forward currency contracts	0	159,738	0	159,738
Options purchased	0	7,494	0	7,494
Options written	0	(45,850)	0	(45,850)

Total	$(6,154)	$1,221,382	$0	$1,215,228

D.	Income Taxes

The Trust prepares calendar year U.S. federal and applicable state information tax returns and reports to the unitholders their allocable shares of the Trust’s income, expenses and trading gains or losses. No provision for income taxes has been made in the accompanying financial statements as each unitholder is individually responsible for reporting income or loss based on such unitholder’s respective share of the Trust’s income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, Income Taxes (formerly FIN No. 48, “Accounting for Uncertainty in Income Taxes”) to the Trust, and has determined that no reserves for uncertain tax positions were required. The Trust files federal and state tax returns. The 2006 through 2009 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

E.	Offering Costs

Campbell & Company, Inc. (Campbell & Company) has incurred all costs in connection with the initial and continuous offering of units of the Trust (offering costs). Offering costs are charged to the Trust at a monthly rate of 1/12 of 0.9% (0.9% annualized) of the Trust’s month-end net asset value (as defined in the Amended and Restated Declaration of Trust and Trust Agreement) until such amounts are fully reimbursed. Such amounts are charged directly to unitholders’ capital. The Trust is only liable for payment of offering costs on a monthly basis. At December 31, 2009 and December 31, 2008, the Trust reflects a liability in the statement of financial condition for offering costs payable to Campbell & Company of $5,727 and $9,025, respectively.

The offering costs for which Campbell & Company are being reimbursed relate to the offering of units of the Trust to all unitholders except the 401(K) Plan. Therefore, Campbell & Company rebates to the 401(K) Plan the offering costs charged to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

If the Trust terminates prior to completion of payment to Campbell & Company for the unreimbursed offering costs incurred through the date of such termination, Campbell & Company will not be entitled to any additional payments, and the Trust will have no further obligation to Campbell & Company. At December 31, 2009 and December 31, 2008, the amount of unreimbursed offering costs incurred by Campbell & Company is $25,094 and $114,051, respectively.

Campbell Alternative Asset Trust
Notes to Financial Statements
December 31, 2009
F.	Foreign Currency Transactions

The Trust’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar. Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the statement of financial condition. Income and expense items denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect during the period. Gains and losses resulting from the translation to U.S. dollars are reported in income.

G.	Recently Issued Accounting Pronouncements

In January 2010, the Financial Accounting Standards Board issued Accounting Standards update No. 2010-06 (“ASU 2010-06”) for improving disclosure about fair value measurements. ASU 2010-06 adds new disclosure requirements about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements in the reconciliation for fair value measurements using significant unobservable inputs (Level 3). It also clarifies existing disclosure requirements relating to the levels of disaggregation for fair value measurement and inputs and valuation techniques used to measure fair value. The amended guidance is effective for financial statements for fiscal years and interim periods beginning after December 15, 2009 except for disclosures about purchases, sales, issuances and settlements in the rollforward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The impact of this guidance on the Trust’s financial statements and disclosures, if any, is currently being assessed.
Note 2.	MANAGING OWNER AND COMMODITY TRADING ADVISOR
The managing owner of the Trust is Campbell & Company, which conducts and manages the business of the Trust. Campbell & Company is also the commodity trading advisor of the Trust. The Amended and Restated Declaration of Trust and Trust Agreement requires Campbell & Company to maintain a capital account equal to 1% of the total capital accounts of the Trust. Additionally, Campbell & Company is required by the Amended and Restated Declaration of Trust and Trust Agreement to maintain a net worth of not less than $1,000,000.

The Trust pays a monthly brokerage fee of 1/12 of 2.85% (2.85% annualized) of month-end net assets to Campbell & Company and approximately $4 per round turn to the broker for execution and clearing costs. Such costs are limited to 3.5% of average month-end net assets per year. From the 2.85% fee, a portion (0.35%) is used to compensate selling agents for administrative services and a portion (2.5%) is retained by Campbell & Company for trading and management services rendered.

Campbell & Company is also paid a performance fee equal to 20% of New Appreciation (as defined) calculated as of the end of each calendar quarter and upon redemption of units. More specifically, the performance fee is paid on the cumulative increase, if any, in the Net Asset Value per Unit over the highest previous cumulative Net Asset Value per Unit (commonly referred to as a “High Water Mark”) adjusting for investment income. In determining the brokerage and performance fees, adjustments shall be made for capital additions and withdrawals and Net Assets shall not be reduced by the fees being calculated for such current period. The performance fee is not subject to any clawback provisions. The brokerage fee and performance fee are typically paid in the month following the month in which they are earned. The brokerage fee and performance fee are paid from the available cash at the Trust’s bank, broker or cash management accounts.

Campbell & Company rebates to the 401(K) Plan the brokerage fee and the performance fee applicable to the 401(K) Plan. All such rebates are made by issuing additional units to the 401(K) Plan.

Campbell Alternative Asset Trust
Notes to Financial Statements
December 31, 2009
Note 3. TRUSTEE
The trustee of the Trust is U.S. Bank National Association, a national banking corporation. The trustee has delegated to the managing operator the duty and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities with respect to the Trust.
Note 4. CASH MANAGER AND CUSTODIAN
The Trust has appointed Wilmington Trust Investment Management LLC, a wholly owned subsidiary of Wilmington Trust Corporation, as cash manager under the Non-Custody Investment Advisory Agreement dated July 8, 2009, to manage and control the liquid assets of the Trust. The cash manager is registered as an investment adviser with the Securities and Exchange Commission of the United States under the Investment Advisers Act of 1940.
The Trust opened a custodial account at The Northern Trust Company (the custodian) and has granted the cash manager authority to make certain investments on behalf of the Trust provided such investments are consistent with the investment guidelines created by the managing operator. All securities purchased by the cash manager on behalf of the Trust will be held in its custody account at the custodian. The cash manager will have no beneficial or other interest in the securities and cash in such custody account. The cash manager began trading on behalf of the Trust in August 2009.
Note 5. DEPOSITS WITH BROKER
The Trust deposits assets with a broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements. Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker. The Trust typically earns interest income on its assets deposited with the broker.
Note 6. OPERATING EXPENSES
Operating expenses of the Trust are restricted by the Amended and Restated Declaration of Trust and Trust Agreement to 0.40% per annum of the average month-end Net Asset Value of the Trust.
Note 7. SUBSCRIPTIONS, DISTRIBUTIONS AND REDEMPTIONS
Investments in the Trust are made by subscription agreement, subject to acceptance by Campbell & Company.
The Trust is not required to make distributions, but may do so at the sole discretion of Campbell & Company. A unitholder may request and receive redemption of units owned, subject to restrictions in the Declaration of Trust and Trust Agreement. Units are transferable, but no market exists for their sale and none is expected to develop. Monthly redemptions are permitted upon ten (10) business days advance written notice to Campbell & Company.
Note 8. TRADING ACTIVITIES AND RELATED RISKS
The Trust engages in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and options on forward currency contracts (collectively, “derivatives”). Specifically, the Fund trades a portfolio primarily focused on financial futures, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. A secondary emphasis is on metals, energy and agriculture values. The Trust is exposed to both market risk, the risk arising from changes in the market value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract. The market sensitive instruments held by the Trust are acquired for speculative trading purposes, and all or a substantial amount of the Trust’s assets are subject to the risk of trading loss. Unlike an operating company, the risk of market sensitive instruments is integral, not incidental, to the Trust’s main line of business.
Purchase and sale of futures contracts requires margin deposits with the brokers. Additional deposits may be necessary for any loss on contract value. The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary

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Campbell Alternative Asset Trust
Notes to Financial Statements
December 31, 2009
activities. A customer’s cash and other property (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer trusts subject to the broker’s segregation requirements. In the event of a broker’s insolvency, recovery may be limited to a pro rata share of segregated Trusts available. It is possible that the recovered amount could be less than total cash and other property deposited.

The amount of required margin and good faith deposits with the broker and interbank market makers usually range from 10% to 30% of Net Asset Value. The market value of securities held to satisfy such requirements at December 31, 2009 and December 31, 2008 was $6,649,184 and $1,100,000, respectively, which equals 23% and 3% of Net Asset Value, respectively. The cash deposited with interbank market makers at December 31, 2009 and December 31, 2008 was $102,855 and $257,949, respectively, which equals 0% and 1% of Net Asset Value, respectively. These amounts are included in cash. Included in cash deposits with the broker and interbank market maker at December 31, 2009 and December 31, 2008 was restricted cash for margin requirements of $0 and $1,180,793 respectively, which equals 0% and 3% of Net Asset Value respectively.

The Trust trades forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on foreign currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default. Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.

The Trust has a substantial portion of its assets on deposit with financial institutions. In the event of a financial institution’s insolvency, recovery of Trust assets on deposit may be limited to account insurance or other protection afforded such deposits.

For derivatives, risks arise from changes in the market value of the contracts. Market movements result in frequent changes in the fair market value of the Trust’s open positions and, consequently, in its earnings and cash flow. The Trust’s market risk is influenced by a wide variety of factors, including the level and volatility of exchange rates, interest rates, equity price levels, the market value of financial instruments and contracts, the diversification effects among the Trust’s open positions and the liquidity of the markets in which it trades. Theoretically, the Trust is exposed to a market risk equal to the notional contract value of futures and forward currency contracts purchased and unlimited liability on such contracts sold short. As both a buyer and seller of options, the Trust pays or receives a premium at the outset and then bears the risk of unfavorable changes in the price of the contract underlying the option. Written options expose the Trust to potentially unlimited liability, and purchased options expose the Trust to a risk of loss limited to the premiums paid. See Note 1. C. for an explanation of how the Trust determines its valuation for derivatives as well as the netting of derivatives.

The unrealized gain (loss) on open futures, forward currency and options on forward currency contracts is comprised of the following:

			Forward Currency and
			Options on Forward
	Futures Contracts		Currency Contracts
	(exchange traded)		(non-exchange traded)
	December 31, 2009	December 31, 2008	December 31, 2009	December 31, 2008
Gross unrealized gains	$529,851	$192,722	$1,199,815	$977,900
Gross unrealized losses	(585,570)	(198,876)	(1,461,324)	(819,786)

Net unrealized gain (loss)	$(55,719)	$(6,154)	$(261,509)	$158,114

Campbell Alternative Asset Trust
Notes to Financial Statements
December 31, 2009
In March 2008, the FASB issued ASC 815, “Derivatives and Hedging” (formerly SFAS No. 161, “Disclosures about Dervative instruments and Hedging Activities”). ASC 815 provides enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments are accounted for, and how derivative instruments affect an entity’s financial position, financial performance and cash flows. ASC 815 is effective for financial statements issued for the Trust’s first fiscal year beginning after November 15, 2008. The Trust adopted ASC 815 effective January 1, 2009.

The following tables summarize quantitative information required by ASC 815.

The fair value of the Trust’s derivatives by instrument type, as well as the location of those instruments on the Statement of Financial Condition, as of December 31, 2009 is as follows:

		Asset	Liability
		Derivatives at	Derivatives at
	Statement of Financial	December 31, 2009	December 31, 2009
Type of Instrument *	Condition Location	Fair Value	Fair Value	Net
Agricultural Contracts	Equity in broker trading accounts	$12,155	$(15,206)	$(3,051)
Energy Contracts	Equity in broker trading accounts	19,804	(1,325)	18,479
Metal Contracts	Equity in broker trading accounts	223,512	(167,320)	56,192
Stock Indices Contracts	Equity in broker trading accounts	231,004	(17,246)	213,758
Short-Term Interest Rate Contracts	Equity in broker trading accounts	0	(100,836)	(100,836)
Long Term Interest Rate Contracts	Equity in broker trading accounts	43,376	(283,637)	(240,261)
Forward Currency Contracts	Net unrealized gain (loss) on forward currency contracts	1,170,194	(1,435,347)	(265,153)
Purchased Options on Forward Currency Contracts	Options purchased, at fair value	70,935	0	70,935
Written Options on Forward Currency Contracts	Options written, at fair value	0	(19,069)	(19,069)

Totals		$1,770,980	$(2,039,986)	$(269,006)

*	Derivatives not designated as hedging instruments under ASC 815
The trading revenue of the Trust’s derivatives by instrument type, as well as the location of those gains and losses on the Statement of Operations, for the year ended December 31, 2009 is as follows:

Trading Revenue for
the Year Ended
Type of Instrument	December 31, 2009
Agricultural Contracts	$(111,725)
Energy Contracts	(482,311)
Metal Contracts	441,641
Stock Indices Contracts	(342,289)
Short-Term Interest Rate Contracts	(177,489)
Long Term Interest Rate Contracts	(1,121,620)
Forward Currency Contracts	593,074
Purchased Options on Forward Currency Contracts	(668,111)
Written Options on Forward Currency Contracts	1,086,058

Total	$(782,772)

Campbell Alternative Asset Trust
Notes to Financial Statements
December 31, 2009

Trading Revenue for
the Year Ended
Line Item in the Statement of Operations	December 31, 2009
Futures trading gains (losses):
Realized	$(1,744,229)
Change in unrealized	(49,564)
Forward currency and options on forward currency trading gains (losses):
Realized	1,430,644
Change in unrealized	(419,623)

Total	$(782,772)

For the year ended December 31, 2009, the monthly average of futures contracts bought and sold was approximately 900, and the monthly average of notional value of forward currency and options on forward currency contracts was $175,300,000.

Open contracts generally mature within three months; as of December 31, 2009, the latest maturity date for open futures contracts is March 2011, the latest maturity date for open forward currency contracts is March 2010, and the latest expiry date for options on forward currency contracts is January 2010. However, the Trust intends to close all futures and foreign currency contracts prior to maturity.

Campbell & Company has established procedures to actively monitor market risk and minimize credit risk, although there can be no assurance that it will, in fact, succeed in doing so. Campbell & Company’s basic market risk control procedures consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%. Campbell & Company’s attempt to manage the risk of the Trust’s open positions is essentially the same in all market categories traded. Campbell & Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management. In addition, Campbell & Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as precalculating “stop-loss” points at which systems will signal to close open positions. Campbell & Company controls the risk of the Fund’s non-trading fixed income instruments by limiting the duration of such instruments and requiring a minimum credit quality of the issuers of those instruments.

Campbell & Company seeks to minimize credit risk primarily by depositing and maintaining the Trust’s assets at financial institutions and brokers which Campbell & Company believes to be credit worthy. The unitholder bears the risk of loss only to the extent of the market value of their respective investments and, in certain specific circumstances, distributions and redemptions received.

CAMPBELL & COMPANY, INC.
CONSOLIDATED BALANCE SHEET
March 31, 2010
(Unaudited)

ASSETS
Current assets Cash and cash equivalents	$57,566,375
Net unrealized gain on open futures contracts	2,991,190
Net unrealized gain on open forward currency contracts	76,210
Equity securities, at fair value	60,064,248
Fixed income securities	86,295,368
Options purchased, at fair value	200,148
Subscriptions receivable	770,000
Accounts receivable Advisory and performance fees	7,973,934
Receivable from Campbell Strategic Allocation Fund, L.P.	5,461,819
Other receivables	15,613,913

Total current assets	237,013,205

Property and equipment Furniture and office equipment	18,583,855
Leasehold improvements	5,755,048

24,338,903
Less accumulated depreciation and amortization	(11,942,404)

Total property and equipment	12,396,499

Other assets Cash surrender value of life insurance, net of policy loans of $382,600	596,952
Investments in sponsored funds	51,768,104
Investment in other fund	4,732,115
Other	6,435,793

Total assets	$312,942,668

LIABILITIES
Current liabilities Accounts payable and accrued expenses	$12,110,302
Options written, at fair value	64,033
Equity securities sold short, at fair value	59,871,200
Current portion of subordinated debt	48,775,184

Total current liabilities	120,820,719

Deferred rent expense	3,178,023
Subordinated debt	82,070,450
Capital stock subject to repurchase, at current redemption value	1,579,721

Total liabilities	207,648,913

STOCKHOLDERS' EQUITY
Retained earnings	2,208,653
Noncontrolling interest	103,085,102

Total stockholders' equity	105,293,755

Total liabilities and stockholders' equity	$312,942,668

See accompanying notes.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET
(Unaudited)
_______________

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. include the accounts of Campbell & Company, Inc. and its wholly-owned subsidiaries, Campbell & Company Investment Adviser LLC (CCIA) and Campbell Financial Services, Inc. (CFS), and its other subsidiaries, The Campbell Gold Plus Fund, L.P. (CGPF), The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF), The Campbell Global Assets Fund Limited SAC – FME Large Segregated Account and Multi-Strategy Segregated Account (CGAF FME and CGAF Multi), collectively, the “Company.”

Campbell & Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor.  CCIA was formed on January 31, 2005 as a limited liability company under the laws of Delaware.  CCIA is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser.  Campbell & Company, Inc. is the sole member of CCIA.  CFS is a broker and dealer in securities (“broker-dealer”) whose sole stockholder is Campbell & Company, Inc.  CGPF is a limited partnership of which Campbell & Company, Inc. is the general partner.  CGPF operates as a commodity investment pool and engages in the speculative trading of futures contracts and forward currency contracts.  CQMSF is a limited liability company of which Campbell & Company, Inc. is the managing member and CCIA is the Investment Adviser.  CQMSF operates as an investment fund and engages in the speculative trading of futures contracts, forward currency contracts, options on forward currency contracts and equity securities.  CGAF FME and CGAF Multi are both registered as a Segregated Accounts Company (SAC) under the laws of the Commonwealth of the Bahamas.  Campbell & Company, Inc. is the trading advisor of CGAF FME and CCIA is the trading advisor of CGAF Multi.  Campbell & Company, Inc. owns all the voting shares of CGAF.  CGAF FME engages in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts.  CGAF Multi engages in the speculative trading of futures contracts, forward currency contracts, options on forward currency contracts and securities.

Campbell & Company, Inc., CGPF, CGAF FME and CGAF Multi are subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry, and the rules of the National Futures Association, an industry self-regulatory organization.  CGPF, CQMSF, CGAF FME and CGAF Multi are also subject to the requirements of commodity exchanges, brokers, and interbank market makers through which they trade.  CCIA is subject to the regulations of the Securities and Exchange Commission (SEC) under the Investment Advisers Act of 1940.  CQMSF is also subject to the requirements of the SEC.  CGAF FME and CGAF Multi are subject to the supervision of the Securities Commission of the Bahamas and applicable regulations of the Irish Stock Exchange.  CFS is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA).  As a broker-dealer, CFS must meet the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B.	Method of Reporting

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America.  The preparation of a consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet.  Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

The consolidated balance sheet includes the accounts of Campbell & Company, Inc., CCIA, CFS, CGPF, CQMSF, CGAF FME and CGAF Multi at March 31, 2010.  The wholly-owned and other subsidiaries of Campbell & Company, Inc. have been consolidated by Campbell & Company, Inc. pursuant to the Consolidation Topic of the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), referred to as FASB ASC or the Codification.  Intercompany accounts and transactions have been eliminated in consolidation.  The interest of CGPF, CQMSF, CGAF FME and CGAF Multi not owned by Campbell & Company, Inc. is presented as noncontrolling interest in the consolidated balance sheet.

C.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, certificates of deposit and money market mutual funds readily convertible into cash.

D.	Fair Value

The Company’s assets and liabilities measured on a recurring basis are reported at fair value pursuant to the provisions of the Fair Value Measurements and Disclosures Topic of the Codification.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels:  quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).  If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D.	Fair Value (continued)

The Fair Value Measurements and Disclosures Topic of the Codification provides that if the reporting entity has the ability to redeem its investment in another investment fund or entity at net asset value at the measurement date, the investment shall be categorized as a Level 2 fair value measurement, and if the reporting entity cannot redeem its investment in another investment fund or entity at net asset value at the measurement date but the investment will be redeemable at a future date, the reporting entity shall consider the length of time until the investment will be redeemable in determining whether it will be categorized as a Level 2 or Level 3 fair value measurement.  Accordingly, the Company’s investments in sponsored and other funds are categorized as either Level 2 or Level 3 fair value measurements.

E.         Futures Contracts, Forward Currency Contracts, and Options on Forward Currency Contracts

Investment transactions are accounted for on the trade date.  Net unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the consolidated balance sheet as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with FASB ASC 210-20, Offsetting – Balance Sheet.  The fair value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period.  The fair value of forward currency (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period.

The fair value of option (non-exchange traded) contracts is calculated by applying an industry-standard adaptation of the Black-Scholes options valuation model to foreign currency options, using as input, the spot prices, interest rates and option implied volatilities quoted as of 3:00 P.M. (E.T.) on the last business day of the reporting period.  When the Company writes an option, an amount equal to the premium received by the Company is reflected as an asset and an equivalent liability.  The amount of the liability is subsequently marked-to-market to reflect the current fair value of the option written.

F.	Securities

Security transactions are accounted for on the trade date. Securities listed or quoted on an exchange and national market issues traded in the over-the-counter market are valued at the last reported sales price on the valuation date.  The Company sells securities not owned at the time of sale (a “short sale”).  When the Company engages in a short sale, an amount equal to the proceeds received by the Company is reflected as an asset and an equivalent liability.  The amount of the liability is subsequently marked-to-market to reflect the current market value of the short sale.

The Company’s trading of equity securities in Japan is completed each day prior to the close of business in the U.S. markets.  These securities are valued based on the last reported sales price on the Japanese exchanges.  Events may occur subsequent to the valuation of the Japanese securities that may not be reflected as of the close of business of the U.S. markets.  If events occur during such period and are deemed material, those securities may be valued at fair value as determined in good faith by the Company.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F.	Securities (continued)

Fixed income securities consist of U.S. government securities which are stated at cost plus accrued interest, which approximates fair value.

G.	Property and Equipment

Property and equipment are stated at cost.  Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods.  Such lives range from 3 to 39 years.

H.	Investments in Sponsored and Other Funds

Investments in sponsored and other funds are reported at fair value at the date of the consolidated balance sheet.  Fair value ordinarily is the value determined for each sponsored or other fund in accordance with such fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored or other fund equals the underlying net asset value and represents the amount the Company could reasonable expect to receive from such sponsored or other fund if the Company’s investment was redeemed at the time of valuation.

I.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives.  Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.  Commission revenue is recognized when earned, based on the terms of the underlying agreements.

J.         Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes.  The Company files U.S. federal and state tax returns and is subject to state income taxes in certain states in which it conducts business, and adequate provision for such is provided for in the consolidated balance sheet.  The Company’s taxable income is taxable to the stockholders on an individual basis.

The Company filed on behalf of CFS, a Subchapter S Subsidiary election under the Internal Revenue Code whereby CFS’s taxable income will “flow-through” to Campbell & Company, Inc. and be subject to their U.S. federal and state taxation status.

As CCIA, CGPF and CQMSF are either a limited liability company or a limited partnership, they report to their members or partners, including Campbell & Company, Inc., their allocable shares of income, expenses, gains and losses.  Such income, expenses, gains and losses are then taxable to the Company’s stockholders on an individual basis.

CGAF FME and CGAF Multi are not subject to taxation in the Commonwealth of The Bahamas, the U.S. or any other jurisdiction. CGAF Multi is subject to U.S. withholding on certain income earned.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

J.         Income Taxes (continued)

The Company has continued to evaluate uncertain tax positions under ASC 740, Income Taxes, and has determined that ASC 740 does not have a material impact on the Company’s consolidated balance sheet.  The Company has an accounting policy to classify tax related interest and penalties, if any, as interest expense.  The 2006 through 2009 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

K.	Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar.  Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the consolidated balance sheet.

L.	Recently Issued Accounting Pronouncements

In June 2009, the FASB issued amended accounting principles which changed the criteria for determining whether to consolidate Variable Interest Entities (VIE’s).  These accounting principles were codified in Accounting Standard Update (ASU) No. 2009-17, “Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities” in December 2009.  Under ASU No. 2009-17, the determination of whether to consolidate a VIE is based on the power to direct the activities of a VIE that most significantly impact the VIE’s economic performance together with either the obligation to absorb losses or the right to receive benefits that could be significant to the VIE.  ASU No. 2009-17 is effective for reporting periods beginning after November 15, 2009.

In February 2010, the FASB issued ASU 2010-10, Consolidation (Topic 810), “Amendments to Certain Investment Funds,” which indefinitely defers the effective date of ASU 2009-17 for a reporting entities interest in an entity that has all the attributes of an investment company (e.g., mutual fund, hedge fund, etc.), provided that the entity does not have an explicit or implicit obligation to fund actual losses that potentially could be significant to the investee entity.  The ASU also clarifies certain conditions under which fees paid to a decision maker or service provider are considered variable interests in a variable interest entity.  We identified a sponsored fund in which we invest and which we provide asset management services that may be required to consolidate under the provisions of ASU 2009-17.  In accordance with the provisions of ASU 2010-10, we deferred adoption of ASU 2009-17 for this sponsored fund.  We have not yet completed our assessment of the effect, if any, that the lapsing of the deferral period will have on the Company’s consolidated balance sheet.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

L.	Recently Issued Accounting Pronouncements (continued)

Effective January 1, 2010, the Company adopted the applicable effective portions of ASU No. 2010-06 (ASU 2010-06) entitled “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements.”  ASU 2010-06 adds new disclosure requirements about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements in the reconciliation for fair value measurements using significant unobservable inputs (Level 3).  It also clarifies existing disclosure requirements relating to the levels of disaggregation for fair value measurement and inputs and valuation techniques used to measure fair value.  ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The adoption of this accounting pronouncement did not have a material impact on the Company’s consolidated balance sheet.

Note 2.	FAIR VALUE

The following summarizes the Company’s assets and liabilities accounted for at fair value at March 31, 2010 using the fair value hierarchy:

Description	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$57,566,375	$-	$-	$57,566,375
Investments in sponsored funds	-	34,437,963	17,330,141	51,768,104
Investment in other fund	-	4,732,115	-	4,732,115
Fixed income securities	-	86,295,368	-	86,295,368
Equity securities	60,064,248	-	-	60,064,248
Equity securities sold short	(59,871,200)	-	-	(59,871,200)
Options purchased	-	200,148	-	200,148
Options written	-	(64,033)	-	(64,033)
Futures contracts	2,991,190	-	-	2,991,190
Forward currency contracts	-	76,210	-	76,210
Total	$60,750,613	$125,677,771	$17,330,141	$203,758,525

A reconciliation of the beginning and ending balances for each major category of assets measured at fair value on a recurring basis using significant Level 3 inputs for the period January 1, 2010 through March 31, 2010, is as follows:

Level 3 Fair Value
Measurements – Investments
in Sponsored Funds
Beginning balance, December 31, 2009	$18,067,343
Total (loss) included in net income	(737,202)
Ending balance, March 31, 2010	$17,330,141

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note2.	FAIR VALUE (CONTINUED)

The following summarizes the carrying amount and fair value of the Company’s other financial instruments at March 31, 2010:

	Carrying	Fair
	Amount	Value
Assets
Cash surrender value of life insurance	$596,952	$596,952
Liabilities
Subordinated debt	$130,845,634	$130,845,634

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS

Investments in sponsored funds consist of the following at March 31, 2010:

The Campbell Multi-Strategy Trust	$32,290,403
Campbell Strategic Allocation Fund, L.P.	15,228,925
Campbell Alternative Asset Trust	2,101,216
Campbell Financial Futures Fund Limited Partnership	2,100,876
The Campbell Fund Trust	46,684
Total	$51,768,104

In addition to its investments in these sponsored funds, the Company has General Partner, Adviser, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:

The Campbell Multi-Strategy Trust

The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST).

Summarized financial information with respect to CMST as of March 31, 2010 is as follows:

Balance Sheet Data
Assets	$254,566,765
Liabilities	125,410,387
Net Asset Value	$129,156,378

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

The Campbell Multi-Strategy Trust (continued)

The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings.  The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets.  The Company reflects a receivable of $97,371 as of March 31, 2010 from CMST for offering costs due to be reimbursed.  Such amount is included in Other receivables in the consolidated balance sheet.  The remaining unreimbursed offering costs of $1,370,235 at March 31, 2010 is included in Other assets in the consolidated balance sheet.  They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time.  In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST.  The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Strategic Allocation Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic).  As General Partner, the Company receives from Strategic a monthly brokerage fee and a quarterly performance fee.  Such fees represented approximately 63% of the Company’s advisory and performance fee revenues for the period January 1, 2010 through March 31, 2010.  Of these fees, $3,957,589 is included in advisory and performance fees receivable at March 31, 2010.

Summarized financial information with respect to Strategic as of March 31, 2010 is as follows:

Balance Sheet Data
Assets	$1,581,293,819
Liabilities	63,022,080
Net Asset Value	$1,518,271,739

The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners.  The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner.  The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

Campbell Strategic Allocation Fund, L.P. (continued)

As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings.  The Company reflects a receivable of $296,455 as of March 31, 2010, from Strategic for offering costs due to be reimbursed.  Of that amount, $196,827 is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet.  The remaining unreimbursed offering costs of $99,628 at March 31, 2010 are included in Other assets in the consolidated balance sheet.  They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time.  The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset.  The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

At March 31, 2010, $5,264,992 in selling agent commissions are subject to future reimbursement, all of which is included in a Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet.

In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

Campbell Alternative Asset Trust

The Company is the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT).  The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT.  The net asset value of CAAT at March 31, 2010 is $28,102,285.

The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT.  The Company’s capital account balance as of March 31, 2010 is $2,101,216.  The Company is further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT’s initial and continuous offerings.  The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT’s net assets.  The Company reflects a receivable of $5,471 at March 31, 2010 from CAAT for offering costs due to be reimbursed.  Such amount is included in Other receivables in the consolidated balance sheet.  The remaining unreimbursed offering costs of $3,295 at March 31, 2010 are included in Other assets in the consolidated balance sheet.  They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time.  In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT.  The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

Campbell Financial Futures Fund Limited Partnership

The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The net asset value of Financial Futures as of March 31, 2010 is $14,928,625.

The Campbell Fund Trust

The Company is the Managing Operator of The Campbell Fund Trust (the Trust).  The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust.  The net asset value of the Trust at March 31, 2010 is $332,825,399.

As Managing Operator, the Company has agreed to advance funds to the Trust necessary to pay organization and offering costs related to the Trust’s initial and continuous offerings.  The Company is reimbursed by the Trust for the amount of such costs applicable to certain Series of the Trust at the rate of 0.5% per annum of the applicable Series’ net assets.  The Company reflects a current receivable at March 31, 2010 of $13,016 from Series A and $3,090 from Series W of the Trust for offering costs due to be reimbursed.  Such amount is included in Other receivables in the consolidated balance sheet.  The remaining unreimbursed offering costs of $1,952,151 for Series A of the Trust, and $376,111 for Series W of the Trust at March 31, 2010, is included in Other assets in the consolidated balance sheet.  They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from the Trust of these reimbursements, even though the Trust is not liable for this amount at the current time.  The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Company also pays, up-front, a 2% commission to selling agents who sell units of Series A of the Trust.  The Company is then reimbursed by the Trust for this cost, over twelve months, through a fee, which is based on the monthly net asset value of the Series A units.  At March 31, 2010, $356,242 in selling agent commissions are subject to future reimbursement, of which $13,016 is included in Other receivables in the consolidated balance sheet.  The remaining $343,226 is included in Other assets in the consolidated balance sheet.

In the event the Trust terminates prior to the completion of reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from the Trust.

Investment in Other Fund

In September 2009, Campbell & Company, Inc. made an investment of $5,000,000 in a non-sponsored or other fund, Lyxor/Campbell Fund Limited (Lyxor).  The Company’s capital account balance as of March 31, 2010 is $4,732,115.  Lyxor is a limited liability company formed under the laws of Jersey, Channel Islands.  Lyxor engages primarily in the speculative trading of futures contracts and forward currency contracts.  Campbell & Company, Inc. is the Trading Advisor of Lyxor, but does not act in any management capacity with respect to Lyxor.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

Additional information with respect to investment strategies, as well as redemption and liquidity provisions, and other relevant information with respect to the Company’s investments in sponsored funds and other funds at March 31, 2010, is as follows:

Investments	Investment Strategy	Fair Value	Unfunded Commitments	Redemption Frequency	Redemption Notice Period	Redemption Restrictions
The Campbell Multi-Strategy Trust	Multi-Strategy(1)	$ 32,290,403(3)	$ 0	Quarterly(4)	14 days prior to last business day of the quarter(4)	Potential Restriction(7)
Campbell Strategic Allocation Fund, L.P.	Managed Futures(2)	$ 15,228,925(3)	$ 0	Monthly(5)	10 business days prior to end of month(5)	General Partner Restriction(8)
Campbell Alternative Asset Trust	Managed Futures(2)	$ 2,101,216 (3)	$ 0	Monthly(5)	10 business days prior to end of month(5)	Managing Owner Restriction(9)
Campbell Financial Futures Fund Limited Partnership	Managed Futures(2)	$2,100,876 (3)	$ 0	Monthly(5)	10 business days prior to end of month(5)	General Partner Restriction(8)
The Campbell Fund Trust	Managed Futures(2)	$ 46,684(3)	$ 0	Monthly(5)	10 business days prior to end of month(5)	None
Lyxor/Campbell Fund Limited	Managed Futures(2)	$ 4,732,115 (3)	$ 0	Weekly(6)	Dealing Day(6)	None

(1)
This category consists of an investment in a fund that engages in the speculative trading of securities, U.S. and foreign futures contracts, forward currency contracts, and options on forward currency contracts.

(2)	This category consists of an investment in a fund that engages in the speculative trading of U.S. and foreign futures contracts, forward currency contracts, and options on forward currency contracts.
(3)	The fair values of these investments have been estimated using the net asset value.
(4)	The Company may redeem all or a portion of its investment on a quarterly basis subject to providing notice 14 days prior to the last business day of the quarter.
(5)	The Company may redeem its investment on a monthly basis subject to providing notice 10 business days prior to the end of the month.
(6)
The Company may redeem its investment on a weekly basis subject to providing notice prior to the Dealing Day (which is each Friday, and if such day is not a business day, the immediate following business day).

(7)
In the event that quarterly requests for redemptions exceed 5%-25% of CMST’s outstanding shares, redemptions by the Company may be limited to its pro rata share of all outstanding redemption requests as of such quarter end.

(8)	The Company, as General Partner, must maintain an investment equal to at least 1% of the net aggregate capital contributions of all partners.
(9)	The Company, as Managing Owner, must maintain an investment equal to 1% of the total capital accounts of CAAT.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 4.	DERIVATIVES

Campbell & Company, Inc., as the Trading Advisor of and on behalf of CGPF and CGAF FME, and CCIA, as the Trading Advisor of and on behalf of CQMSF and CGAF Multi, engage in the speculative trading of futures contracts, forward currency contracts and options on forward currency contracts (collectively, “derivatives”) for the purpose of achieving capital appreciation.  None of these derivative instruments are designated as hedging instruments, as defined by the Derivatives and Hedging Topic of the Codification.  Campbell & Company, Inc.’s and CCIA’s basic market risk control procedures with respect to derivatives consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.  The Company’s attempt to manage market risk on open derivative positions is essentially the same in all market categories traded.  The Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management.  In addition, the Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as pre-calculating “stop-loss” points at which systems will signal to close open positions.

The following presents the fair value of open derivative contracts at March 31, 2010.  The fair value of open derivative contracts is presented as an asset if in a gain position and as a liability if in a loss position.  Fair value is presented on a gross basis in the table below even though the derivative contracts qualify for net presentation in the consolidated balance sheet.

		Asset	Liability
		Derivatives at	Derivatives at
		March 31,	March 31,
	Consolidated	2010	2010
Type of Instrument	Balance Sheet Location	Fair Value	Fair Value	Net
Agricultural Contracts	Net unrealized gain on open
	futures contracts	$382,392	$(85,722)	$296,670
Energy Contracts	Net unrealized gain on open
	futures contracts	644,974	-	644,974
Metal Contracts	Net unrealized gain on open
	futures contracts	1,113,977	(487,740)	626,237
Stock Indices Contracts	Net unrealized gain on open
	futures contracts	1,286,778	(129,294)	1,157,484
Short-Term Interest Rate Contracts	Net unrealized gain on open
	futures contracts	497,622	(94,062)	403,560
Long-Term Interest Rate Contracts	Net unrealized gain on open
	futures contracts	455,058	(592,790)	(137,732)
Forward Currency Contracts	Net unrealized gain on open
	forward currency contracts	4,006,270	(3,930,060)	76,210
Options purchased	Options purchased, at fair
	value	200,148	-	200,148
Options written	Options written, at fair
	value	-	(64,033)	(64,033)
Totals		$8,587,219	$(5,383,701)	$3,203,518

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 5.	TRADING AND INVESTING ACTIVITIES AND THEIR RELATED RISKS

CGPF deposits funds with Newedge USA, LLC to act as commodity broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements.  Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker.  Accordingly, assets used to meet margin or other broker or regulatory requirements are partially restricted.  Cash and the fair value of fixed income securities on deposit with Newedge USA, LLC at March 31, 2010 amounted to $24,424,975.

CQMSF deposits funds with Citigroup Global Markets Inc. to act as commodity broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements.  Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker.  Accordingly, assets used to meet margin or other broker or regulatory requirements are partially restricted. Cash and the fair value of fixed income securities on deposit with Citigroup Global Markets Inc. at March 31, 2010 amounted to $65,705,185.

CGAF FME and CGAF Multi deposit funds with Newedge USA, LLC to act as commodity broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements.  Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker.  Accordingly, assets used to meet margin or other broker or regulatory requirements are partially restricted. Cash and the fair value of fixed income securities on deposit with Newedge USA, LLC at March 31, 2010 for CGAF FME amounted to $18,479,390.  Cash and the fair value of fixed income securities on deposit with Newedge USA, LLC at March 31, 2010 for CGAF Multi amounted to $11,661,441.

CQMSF and CGAF Multi deposit cash and equity securities with Morgan Stanley & Co. Incorporated (Morgan Stanley) subject to Securities and Exchange Commission regulations and broker requirements.  Margin requirements are satisfied by the deposit of cash and equity securities with Morgan Stanley.  Accordingly, assets used to meet margin or other broker or regulatory requirements are partially restricted. Cash and equity securities on deposit with Morgan Stanley at March 31, 2010 for CQMSF amounted to $13,334,117.  Cash and equity securities on deposit with Morgan Stanley at March 31, 2010 for CGAF Multi amounted to $3,133,871.

CGPF, CQMSF, CGAF FME and CGAF Multi trade forward currency and options on forward currency contracts in unregulated markets between principals and assumes the risk of loss from counterparty nonperformance. Accordingly, the risks associated with forward currency and options on forward currency contracts are generally greater than those associated with exchange traded contracts because of the greater risk of counterparty default.  Additionally, the trading of forward currency and options on forward currency contracts typically involves delayed cash settlement.

The Company deposits cash and cash equivalents with financial institutions in connection with its operating and cash management activities and in connection with its trading of foreign currency and options on foreign currency contracts.  In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 5.	TRADING AND INVESTING ACTIVITIES AND THEIR RELATED RISKS (CONTINUED)

Certain of the Company’s subsidiaries, and the sponsored or other funds for which the Company is either the General Partner, Adviser, Managing Owner, Managing Member, Managing Operator and/or Trading Advisor, engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and other derivative contracts (collectively, “derivatives”).  The Company and the sponsored and other funds are exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.

Purchase and sale of futures contracts require margin deposits with the commodity broker.  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a commodity broker to segregate all customer transactions and assets from such broker’s proprietary activities.  A customer’s cash and other assets (for example, U.S. Treasury bills) deposited with a commodity broker are considered commingled with all other customer funds, subject to the commodity broker’s segregation requirements.  In the event of a commodity broker’s insolvency, recovery of assets on deposit may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than cash and other assets deposited.

For derivatives, risks arise from changes in the fair value of the contracts.  Theoretically, the sponsored and other funds, and the Company, both directly and indirectly as an investor in the sponsored and other funds, are exposed to the market risks of derivative contracts.  They are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short.  As both a buyer and seller of options, certain of the Company’s subsidiaries and the sponsored funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.  Written options expose the Company and certain of the sponsored funds to potentially unlimited liability, and purchased options expose the Company and certain of the sponsored funds to a risk of loss limited to the premiums paid.

Certain of the Company’s subsidiaries and certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market.  Such subsidiaries and sponsored funds also sell securities not owned at the time of sale (a “short sale”).  Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values.  Theoretically, short sales expose such sponsored funds and the Company to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such subsidiaries and sponsored funds’ balance sheet.

The Company has established procedures to actively monitor the market risk and minimize the credit risk of its own trading and investing activities, as well as the trading and investing activities of the sponsored funds.  There can be no assurance that the Company will, in fact, succeed in doing so.  Additionally, the Company, in its capacity as General Partner, Managing Owner, Managing Member or Managing Operator of certain of its subsidiaries and of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of such subsidiaries and sponsored funds.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 6.	INDEMNIFICATIONS

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications.  The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred.  The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 7.	NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY

The Company is the General Partner and commodity trading advisor of CGPF.  The net asset value of CGPF at March 31, 2010 is $24,995,019.  The net asset value of Campbell & Company, Inc.’s investment in CGPF at March 31, 2010 is $9,888,240, and the net asset value of the noncontrolling interest is $15,106,779.  The noncontrolling interest is owned by the majority stockholder of Campbell & Company, Inc., an affiliate of the majority stockholder of Campbell & Company, Inc., and one unaffiliated limited partner.

The Company is the Managing Member and Investment Adviser of CQMSF.  The net asset value of CQMSF at March 31, 2010 is $81,033,431.  The net asset value of Campbell & Company, Inc.’s investment in CQMSF at March 31, 2010 is 8,317,879, and the net asset value of the noncontrolling interest is $72,715,552.

The Company is the trading advisor of both CGAF FME and CGAF Multi.  The net asset value of CGAF FME at March 31, 2010 is $19,131,276.  The net asset value of Campbell & Company, Inc.’s investment in CGAF FME at March 31, 2010 is $8,854,014, and the net asset value of the noncontrolling interest is $10,277,262.  The net asset value of CGAF Multi at March 31, 2010 is $15,073,173.  The net asset value of Campbell & Company, Inc.’s investment in CGAF Multi at March 31, 2010 is $10,087,664, and the net asset value of the noncontrolling interest is $4,985,509.

The following is a reconciliation of the beginning and end of period stockholders’ equity attributable to the Company and the noncontrolling interest:

	Retained	Noncontrolling
	Earnings	Interest	Total
Balances at December 31, 2009	$9,948,235	$13,943,382	$23,891,617
Reclassification of Noncontrolling Interest
in sponsored funds, now consolidated
pursuant to ASC 810	-	88,723,093	88,723,093
Additions	-	835,457	835,457
Net income (loss)	2,257,778	(416,830)	1,840,948
Distributions and dividends to stockholders	(9,997,360)	-	(9,997,360)
Balances at March 31, 2010	$2,208,653	$103,085,102	$105,293,755

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 7.	NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY (CONTINUED)

Additionally, the following is a schedule showing the changes in the Company’s ownership in CGPF, CQMSF, CGAF FME and CGAF Multi on the stockholders’ equity attributable to the Company:

	Balances at	Net income	Balances at
	December 31, 2009	(loss)	March 31, 2010
Stockholders’ equity
attributable to
investment in CGPF	$9,826,966	$61,274	$9,888,240
Stockholders’ equity
attributable to
investment in CQMSF	$8,335,938	$(18,059)	$8,317,879
Stockholders’ equity
attributable to
investment in CGAF FME	$9,124,803	$(270,789)	$8,854,014
Stockholders’ equity
attributable to
investment in CGAF Multi	$10,183,610	$(95,946)	$10,087,664
Note 8.	CAPITAL STOCK SUBJECT TO REPURCHASE

The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that stockholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months.  Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred.  In accordance with the Distinguishing Liabilities from Equity Topic of the Codification, the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.

Capital stock subject to repurchase at March 31, 2010 consists of:

Capital stock
Class A voting, no par, $100 stated value;
2,500 shares authorized; 80.32 shares issued
and outstanding	$8,032
Additional paid-in capital, attributable to those shares	35,701
Retained earnings, attributable to those shares	1,535,988
$1,579,721

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 9.	SUBORDINATED DEBT

The Company has entered into a working capital agreement with its stockholders.  This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company.  Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%.  Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company.  At March 31, 2010, $130,845,634 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

Year ending March 31
2011	$48,775,184
2012	5,327,123
2013	-
2014	24,404,850
2015	15,480,000
Thereafter	36,858,477
$130,845,634

Note 10.	LEASE OBLIGATIONS

The Company leases and occupies office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses.  The leases for the currently occupied office facilities expire on October 31, 2012 and January 31, 2021.  The Company has the option to renew the lease expiring on October 31, 2012 for an additional 60 months and an option to renew the lease expiring on January 31, 2021 for two additional five-year terms.

Minimum base annual rentals through the original lease terms are as follows:

Year ending March 31
2011	$2,167,220
2012	2,194,285
2013	2,212,167
2014	2,219,662
2015	2,264,055
Thereafter	14,135,567
Total base annual rentals	$25,192,956

Note 11.	PROFIT SHARING PLAN

The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees.  The Company is the plan administrator and certain Company employees are trustees of the Plan.  Under terms of the Plan, employees may elect to defer a portion of their compensation.  The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)
(Unaudited)
_______________

Note 12.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through June 3, 2010, the date the consolidated balance sheet was available to be issued, and has determined that there are no subsequent events that require disclosure.

Note 13.	INTERIM CONSOLIDATED BALANCE SHEET

The consolidated balance sheet as of March 31, 2010 is unaudited.  In the opinion of management, it reflects all adjustments, which were of a normal and recurring nature, necessary for a fair presentation of the Company’s consolidated financial position as of March 31, 2010.

INDEPENDENT AUDITOR’S REPORT

To the Stockholders and Board of Directors
Campbell & Company, Inc.

We have audited the accompanying consolidated balance sheet of Campbell & Company, Inc. and subsidiaries (collectively, the “Company”) as of December 31, 2009.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated balance sheet is free of material misstatement.  An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated balance sheet.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated balance sheet presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Campbell & Company, Inc. and subsidiaries as of December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ ARTHUR F. BELL, JR. & ASSOCIATES, L.L.C.

Hunt Valley, Maryland
April 16, 2010

CAMPBELL & COMPANY, INC.
CONSOLIDATED BALANCE SHEET
December 31, 2009

ASSETS

Current assets
Cash and cash equivalents	$38,432,221
Net unrealized (loss) on open futures contracts	(347,661)
Net unrealized (loss) on open forward currency contracts	(362,611)
Fixed income securities	1,199,820

Accounts receivable
Advisory and performance fees	8,716,425
Receivable from Campbell Strategic Allocation Fund, L.P.	6,201,975
Other receivables	1,724,793

Total current assets	55,564,962

Property and equipment
Furniture and office equipment	18,536,973
Leasehold improvements	5,755,048

24,292,021
Less accumulated depreciation and amortization	(10,952,404)

Total property and equipment	13,339,617

Other assets
Cash surrender value of life insurance, net of policy loans of $382,600	596,952
Investments in sponsored funds	95,943,034
Investment in other fund	5,008,955
Other	6,321,714

Total assets	$176,775,234

LIABILITIES

Current liabilities
Accounts payable and accrued expenses	$22,842,165
Current portion of subordinated debt	59,834,177

Total current liabilities	82,676,342

Deferred rent expense	3,191,731
Subordinated debt	65,435,823
Capital stock subject to repurchase, at current redemption value	1,579,721

Total liabilities	152,883,617

STOCKHOLDERS' EQUITY
Retained earnings	9,948,235
Noncontrolling interest	13,943,382

Total stockholders' equity	23,891,617

Total liabilities and stockholders' equity	$176,775,234

See accompanying notes.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	General

The consolidated balance sheet of Campbell & Company, Inc. include the accounts of Campbell & Company, Inc. and its wholly-owned subsidiaries, Campbell & Company Investment Adviser LLC (CCIA) and Campbell Financial Services, Inc. (CFS), and its partially owned subsidiary, The Campbell Gold Plus Fund, L.P. (CGPF), collectively, the “Company.”  Campbell & Company, Inc. is incorporated in Maryland and earns fees as a commodity trading advisor.  CCIA was formed on January 31, 2005 as a limited liability company under the laws of Delaware.  CCIA is registered under the Investment Advisers Act of 1940, as amended, as an investment adviser.  Campbell & Company, Inc. is the sole member of CCIA.  CFS is a broker and dealer in securities (“broker-dealer”) whose entire amount of issued common stock was purchased by Campbell & Company, Inc. effective October 22, 2009.  CGPF is a limited partnership formed on July 2, 2009 under the laws of Delaware, and which commenced operations on October 1, 2009.  Campbell & Company, Inc. is the general partner of CGPF.  CGPF is an investment partnership that is majority owned by Campbell & Company, Inc. and Campbell & Company, Inc.’s majority stockholder.  CGPF operates as a commodity investment pool and engages in speculative trading of futures contracts and forward currency contracts.  Campbell & Company, Inc. intends to solicit additional outside investment in CGPF and will re-assess the need to consolidate CGPF in future periods.

Both Campbell & Company, Inc. and CGPF are subject to the regulations of the Commodity Futures Trading Commission, an agency of the United States (U.S.) government, which regulates most aspects of the commodity futures industry, and the rules of the National Futures Association, an industry self-regulatory organization.  CGPF is also subject to the requirements of commodity exchanges, brokers, and interbank market makers through which it trades.  CCIA is subject to the regulations of the Securities and Exchange Commission (SEC) under the Investment Advisers Act of 1940.  CFS is registered with the SEC as a broker-dealer and is a member of the Financial Industry Regulatory Authority (FINRA).  As a broker-dealer, CFS must meet the net capital provisions of Rule 15c3-1 of the Securities Exchange Act of 1934.

The consolidated balance sheet includes the accounts of Campbell & Company, Inc., CCIA, CFS and CGPF at December 31, 2009.  Intercompany accounts and transactions have been eliminated in consolidation.  The interest of CGPF not owned by Campbell & Company, Inc. is presented as the noncontrolling interest in the consolidated balance sheet.

B.	Method of Reporting

The Company’s consolidated balance sheet is presented in accordance with accounting principles generally accepted in the United States of America.  The preparation of a consolidated balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated balance sheet.  Actual results could differ from those estimates, and such differences may be material to the consolidated balance sheet.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B.	Method of Reporting (continued)

For the period October 1, 2009 through December 31, 2009, Campbell & Company, Inc. was deemed to be the controlling investor of CGPF, as its own investment and the investment of Campbell & Company, Inc.’s majority stockholder represented a majority of the partners’ capital of CGPF.  All ownership interests in CGPF not owned directly by Campbell & Company, Inc., which equals all limited partners’ capital of CGPF, is reported as the noncontrolling interest in the consolidated balance sheet.

Effective July 1, 2009, the Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC), referred to as FASB ASC or the Codification, became the single source of U.S. generally accepted accounting principles (U.S. GAAP) for interim and annual periods ending after September 15, 2009.  Existing accounting standards are incorporated into the Codification and standards not incorporated into the codification are considered nonauthoritative.

C.	Cash and Cash Equivalents

Cash and cash equivalents consist of cash, certificates of deposit and money market mutual funds readily convertible into cash.

D.	Fair Value

The Company’s assets and liabilities measured on a recurring basis are reported at fair value pursuant to the provisions of the Fair Value Measurements and Disclosures Topic of the Codification.  Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  The fair value hierarchy, as set forth in the Fair Value Measurements and Disclosures Topic of the Codification, prioritizes the inputs to valuation techniques used to measure fair value into three broad levels: quoted market prices in active markets for identical assets or liabilities (Level 1); inputs other than quoted market prices that are observable for the asset or liability, either directly or indirectly (Level 2); and unobservable inputs for an asset or liability (Level 3).  If the inputs used to measure a financial instrument fall within different levels of the fair value hierarchy, the categorization is based on the lowest level input that is significant to the measurement of that financial instrument.

During September 2009, Accounting Standards Update No. 2009-12 (ASU 2009-12), Fair Value Measurements and Disclosures (Topic 820), Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent), was issued by the FASB and was effective for interim and annual periods ending after December 15, 2009.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

D.	Fair Value (continued)

ASU 2009-12 amends the Codification and provides that if the reporting entity has the ability to redeem its investment in another investment fund or entity at net asset value at the measurement date, the investment shall be categorized as a Level 2 fair value measurement, and if the reporting entity cannot redeem its investment in another investment fund or entity at net asset value at the measurement date but the investment will be redeemable at a future date, the reporting entity shall consider the length of time until the investment will be redeemable in determining whether it will be categorized as a Level 2 or Level 3 fair value measurement.  Accordingly, in accordance with the provisions of ASU 2009-12, at December 31, 2009, the Company’s investments in sponsored and other funds are categorized as either Level 2 or Level 3 fair value measurements.  At December 31, 2008, all of the Company’s investments in sponsored funds were categorized as Level 2 fair value measurements.

E.	Futures and Forward Currency Contracts

Investment transactions are accounted for on the trade date.  Net unrealized gains or losses on open contracts (the difference between contract trade price and market price) are reported in the consolidated balance sheet as a net gain or loss, as there exists a right of offset of unrealized gains or losses in accordance with FASB ASC 210-20, Offsetting – Balance Sheet.  The fair value of futures (exchange-traded) contracts is determined by the various futures exchanges, and reflects the settlement price for each contract as of the close of the last business day of the reporting period.  The fair value of forward currency (non-exchange traded) contracts is extrapolated on a forward basis from the spot prices quoted as of 3:00 P.M. (E.T.) of the last business day of the reporting period.

F.	Fixed Income Securities

U.S. government securities are stated at cost plus accrued interest, which approximates fair value.

G.	Property and Equipment

Property and equipment are stated at cost.  Depreciation and amortization is provided for over the estimated useful lives of the assets using straight-line and accelerated methods.  Such lives range from 3 to 39 years.

H.	Investments in Sponsored and Other Funds

Investments in sponsored and other funds are reported at fair value at the date of the consolidated balance sheet.  Fair value ordinarily is the value determined for each sponsored or other fund in accordance with such fund’s valuation policies and reported at the time of the Company’s valuation. Generally, the fair value of the Company’s investment in a sponsored or other fund equals the underlying net asset value and represents the amount the Company could reasonable expect to receive from such sponsored or other fund if the Company’s investment was redeemed at the time of valuation.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

I.	Revenue Recognition

Advisory and management fees accrue monthly based on a percentage of assets under management. Performance fees may be earned by achieving defined performance objectives.  Performance fees are accrued when the conditions of the applicable performance fee agreements are satisfied.  Commission revenue is recognized when earned, based on the terms of the underlying agreements.

J.	Income Taxes

The Company has elected S corporation status under the Internal Revenue Code, pursuant to which the Company does not pay U.S. or Maryland income taxes.  The Company files U.S. federal and state tax returns and is subject to state income taxes in certain states in which it conducts business, and adequate provision for such is provided for in the consolidated balance sheet.  The Company’s taxable income is taxable to the stockholders on an individual basis.

Effective October 22, 2009, the Company filed on behalf of CFS, a Subchapter S Subsidiary election under the Internal Revenue Code whereby CFS’s taxable income will “flow-through” to Campbell & Company, Inc. and be subject to their U.S. federal and state taxation status.

As both CCIA and CGPF are either a limited liability company or a limited partnership, they report to the members or partners, including Campbell & Company, Inc., their allocable shares of CCIA’s and CGPF’s income, expenses, gains and losses.  Such income, expenses, gains and losses are then taxable to the Company’s stockholders on an individual basis.

The Company has continued to evaluate the application of ASC 740, Income Taxes (formerly FASB Interpretation No. 48 entitled “Accounting For Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109”) to the Company, and has determined that ASC 740 does not have a material impact on the Company’s consolidated balance sheet.  The Company has an accounting policy to classify tax related interest and penalties, if any, as interest expense.  The 2006 through 2009 tax years generally remain subject to examination by U.S. federal and most state tax authorities.

K.	Foreign Currency Transactions

The Company’s functional currency is the U.S. dollar; however, it transacts business in currencies other than the U.S. dollar.  Assets and liabilities denominated in currencies other than the U.S. dollar are translated into U.S. dollars at the rates in effect at the date of the consolidated balance sheet.

L.	Recently Issued Accounting Pronouncements

Effective October 1, 2009, in conjunction with becoming the controlling investor of CGPF, the Company adopted Statement of Financial Accounting Standards No. 160 (FAS 160), “Noncontrolling Interests in Consolidated Financial Statements (as amended),” which is now incorporated in the Codification in the Consolidation Topic.  The adoption of this accounting pronouncement did not have a material impact on the Company’s consolidated balance sheet.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

L.	Recently Issued Accounting Pronouncements (continued)

Effective October 1, 2009, in conjunction with becoming the controlling investor of CGPF, the Company adopted Statement of Financial Accounting Standards No. 161, “Disclosure about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133” (FAS 161).  FAS 161, which is now incorporated in the Codification in the Derivatives and Hedging Topic establishes, among other things, the disclosure requirements for derivative instruments and for hedging activities.  The adoption of this accounting pronouncement did not have a material impact on the Company’s consolidated balance sheet.  The disclosures required by the Derivatives and Hedging Topic related to this accounting pronouncement are included in Note 4. of the consolidated balance sheet.

In May 2009, the FASB issued FASB Statement No. 165, “Subsequent Events” (FAS 165), which establishes general standards of accounting for and disclosure of events that occur after the consolidated balance sheet date but before the consolidated balance sheet is issued or available to be issued.  FAS 165, which is now incorporated in the Codification in the Subsequent Events Topic, is effective for interim and annual periods ending after June 15, 2009.  The adoption of this accounting pronouncement did not have a material impact on the Company’s consolidated balance sheet.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06 (ASU 2010-06) entitled “Fair Value Measurements and Disclosures (Topic 820) – Improving Disclosures about Fair Value Measurements.”  ASU 2010-06 adds new disclosure requirements about transfers into and out of Levels 1 and 2 and separate disclosures about purchases, sales, issuances and settlements in the reconciliation for fair value measurements using significant unobservable inputs (Level 3).  It also clarifies existing disclosure requirements relating to the levels of disaggregation for fair value measurement and inputs and valuation techniques used to measure fair value.  ASU 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010, and for interim periods within those fiscal years.  The Company is currently assessing the impact that ASU 2010-06 will have on the Company’s consolidated balance sheet, however, no material impact is anticipated.

Note 2.	FAIR VALUE

The following summarizes the Company’s assets accounted for at fair value at December 31, 2009 using the fair value hierarchy:

Assets	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$38,432,221	$-	$-	$38,432,221
Investments in sponsored funds	-	77,875,691	18,067,343	95,943,034
Investment in other fund	-	5,008,955	-	5,008,955
Fixed income securities	-	1,199,820	-	1,199,820
Futures contracts	(347,661)	-	-	(347,661)
Forward currency contracts	-	(362,611)	-	(362,611)
Total	$38,084,560	$83,721,855	$18,067,343	$139,873,758

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 2.	FAIR VALUE (CONTINUED)

A reconciliation of the beginning and ending balances for each major category of assets measured at fair value on a recurring basis using significant Level 3 inputs during 2009, is as follows:

Level 3 Fair Value
Measurements – Investments
in Sponsored Funds
Beginning balance, December 31, 2008	$0
Reclassification of categorization of level of fair value hierarchy pursuant to ASU 2009-12	29,573,704
Total (loss) included in net income	(2,599,829)
Redemptions from sponsored funds	(8,906,532)
Ending balance, December 31, 2009	$18,067,343

The following summarizes the carrying amount and fair value of the Company’s other financial instruments at December 31, 2009:

	Carrying	Fair
	Amount	Value
Assets
Cash surrender value of life insurance	$596,952	$596,952

Liabilities
Subordinated debt	$125,270,000	$125,270,000

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS

Investments in sponsored funds consist of the following at December 31, 2009:

The Campbell Multi-Strategy Trust	$48,034,388
Campbell Strategic Allocation Fund, L.P.	15,893,851
The Campbell Global Assets Fund Limited SAC – Class B	10,183,610
The Campbell Global Assets Fund Limited SAC – Class A	9,124,803
The Campbell Qualified Multi-Strategy Fund L.L.C.	8,335,938
Campbell Alternative Asset Trust	2,173,492
Campbell Financial Futures Fund Limited Partnership	2,148,499
The Campbell Fund Trust	48,453
Total	$95,943,034

In addition to its investments in these sponsored funds, the Company has General Partner, Adviser, Managing Owner, Managing Member, or Managing Operator responsibilities with regards to the following:

The Campbell Multi-Strategy Trust

The Company acts as Adviser of The Campbell Multi-Strategy Trust (CMST).

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

The Campbell Multi-Strategy Trust (continued)

Summarized financial information with respect to CMST as of December 31, 2009 is as follows:

Balance Sheet Data
Assets	$345,841,221
Liabilities	188,725,093
Net Asset Value	$157,116,128

The Company has agreed to advance funds to CMST necessary to pay organization and offering costs related to CMST’s initial and continuous offerings.  The Company is reimbursed such amounts by CMST at the rate of 0.75% per annum of CMST’s net assets.  The Company reflects a receivable of $107,584 as of December 31, 2009 from CMST for offering costs due to be reimbursed.  Such amount is included in Other receivables in the consolidated balance sheet.  The remaining unreimbursed offering costs of $1,527,470 at December 31, 2009 is included in Other assets in the consolidated balance sheet.  They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CMST of these reimbursements, even though CMST is not liable for this amount at the current time.  In the event CMST terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CMST.  The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Strategic Allocation Fund, L.P.

The Company is the General Partner and commodity trading advisor of Campbell Strategic Allocation Fund, L.P. (Strategic).  As General Partner, the Company receives from Strategic a monthly brokerage fee and a quarterly performance fee.  Such fees represented approximately 71% of the Company’s advisory and performance fee revenues for the year ended December 31, 2009.  Of these fees, $4,401,384 is included in advisory and performance fees receivable at December 31, 2009.

Summarized financial information with respect to Strategic as of December 31, 2009 is as follows:

Balance Sheet Data
Assets	$1,858,855,992
Liabilities	150,364,374
Net Asset Value	$1,708,491,618

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

Campbell Strategic Allocation Fund, L.P. (continued)

The Company has committed to maintaining an investment in Strategic equal to at least 1% of the net aggregate capital contributions of all partners.  The Company is further bound by Strategic’s Amended Agreement of Limited Partnership to maintain net worth equal to at least 5% of the capital contributed by all the limited partnerships for which the Company acts as General Partner.  The minimum net worth shall in no case be less than $50,000 nor shall net worth in excess of $1,000,000 be required.

As General Partner, the Company incurs costs in connection with Strategic’s initial and continuous offerings.  The Company reflects a receivable of $346,751 as of December 31, 2009, from Strategic for offering costs due to be reimbursed.  Such amount is included in Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet.  The remaining unreimbursed offering costs of $182,415 at December 31, 2009 is included in Other assets in the consolidated balance sheet.  They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from Strategic of these reimbursements, even though Strategic is not liable for this amount at the current time.  The Company recognizes the newly recalculated amount due from Strategic each month as a receivable, which reduces the balance remaining as an Other asset.  The Company analyzes the value of the remaining Other asset on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

At December 31, 2009, $5,855,224 in selling agent commissions are subject to future reimbursement, all of which is included in a Receivable from Campbell Strategic Allocation Fund, L.P. in the consolidated balance sheet.

In the event Strategic terminates prior to the completion of any reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from Strategic.

The Campbell Global Assets Fund Limited SAC

The Company is the Trading Advisor of The Campbell Global Assets Fund Limited SAC (CGAF), an international business company incorporated in The Bahamas.

Summarized financial information with respect to CGAF as of December 31, 2009 is as follows:

Balance Sheet Data
Assets	$54,652,089
Liabilities	19,252,660
Net Asset Value	$35,399,429

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

The Campbell Qualified Multi-Strategy Fund L.L.C.

The Company acts as Managing Member of The Campbell Qualified Multi-Strategy Fund L.L.C. (CQMSF).

Summarized financial information with respect to CQMSF as of December 31, 2009 is as follows:

Balance Sheet Data
Assets	$161,987,715
Liabilities	81,019,756
Net Asset Value	$80,967,959

Campbell Alternative Asset Trust

The Company is the Managing Owner and commodity trading advisor of Campbell Alternative Asset Trust (CAAT).  The Trustee of CAAT has delegated to the Managing Owner all of the power and authority to manage the business affairs of CAAT.  The net asset value of CAAT at December 31, 2009 is $29,002,062.

The Company has committed to maintaining an investment in CAAT equal to at least 1% of the total capital accounts of CAAT.  The Company’s capital account balance as of December 31, 2009 is $2,173,492.  The Company is further bound by CAAT’s Third Amended and Restated Declaration of Trust and Trust Agreement to maintain net worth equal to at least $1,000,000.

As Managing Owner, the Company has agreed to advance funds to CAAT necessary to pay organization and offering costs related to CAAT’s initial and continuous offerings.  The Company is reimbursed such amounts by CAAT at the rate of 0.9% per annum of CAAT’s net assets.  The Company reflects a receivable of $5,727 at December 31, 2009 from CAAT for offering costs due to be reimbursed.  Such amount is included in Other receivables in the consolidated balance sheet.  The remaining unreimbursed offering costs of $19,366 at December 31, 2009 is included in Other assets in the consolidated balance sheet.  They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from CAAT of these reimbursements, even though CAAT is not liable for this amount at the current time.  In the event CAAT terminates prior to the completion of any reimbursement of the offering costs, the Company will not be entitled to any additional reimbursement from CAAT.  The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

Campbell Financial Futures Fund Limited Partnership

The Company acts as General Partner of Campbell Financial Futures Fund Limited Partnership (Financial Futures). The net asset value of Financial Futures as of December 31, 2009 is $16,484,462.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

The Campbell Fund Trust

The Company is the Managing Operator of The Campbell Fund Trust (the Trust).  The Trustee of the Trust has delegated to the Managing Operator all of the power and authority to manage the business affairs of the Trust.  The net asset value of the Trust at December 31, 2009 is $365,318,153.

As Managing Operator, the Company has agreed to advance funds to the Trust necessary to pay organization and offering costs related to the Trust’s initial and continuous offerings.  The Company is reimbursed by the Trust for the amount of such costs applicable to certain Series of the Trust at the rate of 0.5% per annum of the applicable Series’ net assets.  The Company reflects a current receivable at December 31, 2009 of $8,501 from Series A of the Trust for offering costs due to be reimbursed.  Such amount is included in Other receivables in the consolidated balance sheet.  The remaining unreimbursed offering costs of $1,645,160 for Series A of the Trust, and $328,196 for Series W of the Trust at December 31, 2009, is included in Other assets in the consolidated balance sheet.  They are carried on the Company’s books as an asset because of the probable future economic benefit to be obtained from the eventual receipt from the Trust of these reimbursements, even though the Trust is not liable for this amount at the current time.  The Company analyzes the value of the unreimbursed organization and offering costs on its consolidated balance sheet on a quarterly basis to ensure that the carrying value is an accurate estimate of what the Company can expect to receive over time, and expenses any excess value on its books.

The Company also pays, up-front, a 2% commission to selling agents who sell units of Series A of the Trust.  The Company is then reimbursed by the Trust for this cost, over twelve months, through a fee, which is based on the monthly net asset value of the Series A units.  At December 31, 2009, $306,653 in selling agent commissions are subject to future reimbursement, of which $34,003 is included in Other receivables in the consolidated balance sheet.  The remaining $272,650 is included in Other assets in the consolidated balance sheet.

In the event the Trust terminates prior to the completion of reimbursement of the aforementioned costs, the Company will not be entitled to any additional reimbursement from the Trust.

Investment in Other Fund

In September 2009, Campbell & Company, Inc. made an investment of $5,000,000 in a non-sponsored or other fund, Lyxor/Campbell Fund Limited (Lyxor).  Lyxor is a limited liability company formed under the laws of Jersey, Channel Islands.  Lyxor engages primarily in the speculative trading of futures contracts and forward currency contracts.  Campbell & Company, Inc. is the Trading Advisor of Lyxor, but does not act in any management capacity with respect to Lyxor.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 3.	INVESTMENTS IN SPONSORED AND OTHER FUNDS (CONTINUED)

Additional information with respect to investment strategies, as well as redemption and liquidity provisions, and other relevant information with respect to the Company’s investments in sponsored funds and other funds at December 31, 2009, is as follows:

Investments	Investment Strategy	Fair Value		Unfunded Commitments	Redemption Frequency	Redemption Notice Period	Redemption Restrictions
The Campbell Multi-Strategy Trust	Multi-Strategy(1)	$48,034,388	(3)	$0	Quarterly(4)	14 days prior to last business day of the quarter(4)	Potential Restriction(8)
Campbell Strategic Allocation Fund, L.P.	Managed Futures(2)	$15,893,851	(3)	$0	Monthly(5)	10 business days prior to end of month(5)	General Partner Restriction(9)
The Campbell Global Assets Fund Limited SAC – Class B	Multi-Strategy(1)	$10,183,610	(3)	$0	Monthly(6)	5 business days prior to end of month(6)	Partial Redemption Restriction(10)
The Campbell Global Assets Fund Limited SAC – Class A	Managed Futures(2)	$9,124,803	(3)	$0	Monthly(6)	5 business days prior to end of month(6)	Partial Redemption Restriction(10)
The Campbell Qualified Multi-Strategy Fund L.L.C.	Multi-Strategy(1)	$8,335,938	(3)	$0	Monthly(5)	10 business days prior to end of month(5)	None
Campbell Alternative Asset Trust	Managed Futures(2)	$2,173,492	(3)	$0	Monthly(5)	10 business days prior to end of month(5)	Managing Owner Restriction(11)
Campbell Financial Futures Fund Limited Partnership	Managed Futures(2)	$2,148,499	(3)	$0	Monthly(5)	10 business days prior to end of month(5)	General Partner Restriction(9)
The Campbell Fund Trust	Managed Futures(2)	$48,453	(3)	$0	Monthly(5)	10 business days prior to end of month(5)	None
Lyxor/Campbell Fund Limited	Managed Futures(2)	$5,008,955	(3)	$0	Weekly(7)	Dealing Day(7)	None

(1)
This category consists of an investment in a fund that engages in the speculative trading of securities, U.S. and foreign futures contracts, forward currency contracts, and options on forward currency contracts.

(2)	This category consists of an investment in a fund that engages in the speculative trading of U.S. and foreign futures contracts, forward currency contracts, and options on forward currency contracts.
(3)	The fair values of these investments have been estimated using the net asset value.
(4)	The Company may redeem all or a portion of its investment on a quarterly basis subject to providing notice 14 days prior to the last business day of the quarter.
(5)	The Company may redeem its investment on a monthly basis subject to providing notice 10 business days prior to the end of the month.
(6)	The Company may redeem its investment on a monthly basis subject to providing notice 5 business days prior to the end of the month.
(7)
The Company may redeem its investment on a weekly basis subject to providing notice prior to the Dealing Day (which is each Friday, and if such day is not a business day, the immediate following business day).

(8)
In the event that quarterly requests for redemptions exceed 5%-25% of CMST’s outstanding shares, redemptions by the Company may be limited to its pro rata share of all outstanding redemption requests as of such quarter end.

(9)	The Company, as General Partner, must maintain an investment equal to at least 1% of the net aggregate capital contributions of all partners.
(10)	Partial redemptions are not permitted if the amount of investor’s remaining fair value of the investment would be less than the minimum initial investment of $500,000.
(11)	The Company, as Managing Owner, must maintain an investment equal to 1% of the total capital accounts of CAAT.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 4.	DERIVATIVES

Campbell & Company, Inc., as the Trading Advisor of and on behalf of CGPF, engages in the speculative trading of futures contracts and forward currency contracts (collectively, “derivatives”) for the purpose of achieving capital appreciation.  None of CGPF’s derivative instruments are designated as hedging instruments, as defined by the Derivatives and Hedging Topic of the Codification.  Campbell & Company, Inc.’s basic market risk control procedures with respect to derivatives consist of continuously monitoring open positions, diversification of the portfolio and maintenance of a margin-to-equity ratio that rarely exceeds 30%.  The Company’s attempt to manage market risk on open derivative positions is essentially the same in all market categories traded.  The Company applies risk management policies to its trading which generally limit the total exposure that may be taken per “risk unit” of assets under management.  In addition, the Company follows diversification guidelines (often formulated in terms of the balanced volatility between markets and correlated groups), as well as pre-calculating “stop-loss” points at which systems will signal to close open positions.

The following presents the fair value of open derivative contracts at December 31, 2009.  The fair value of open derivative contracts is presented as an asset if in a gain position and as a liability if in a loss position.  Fair value is presented on a gross basis in the table below even though the derivative contracts qualify for net presentation in the consolidated balance sheet.

		Asset	Liability
		Derivatives at	Derivatives at
		December 31,	December 31,
	Consolidated	2009	2009
Type of Instrument	Balance Sheet Location	Fair Value	Fair Value	Net
Agricultural Contracts	Net unrealized (loss) on open futures contracts	$10,768	$(11,625)	$(857)
Energy Contracts	Net unrealized (loss) on open futures contracts	29,422	(3,217)	26,205
Metal Contracts	Net unrealized (loss) on open futures contracts	222,951	(537,433)	(314,482)
Stock Indices Contracts	Net unrealized (loss) on open futures contracts	316,250	(12,756)	303,494
Short-Term Interest Rate Contracts	Net unrealized (loss) on open futures contracts	0	(143,235)	(143,235)
Long-Term Interest Rate Contracts	Net unrealized (loss) on open futures contracts	37,518	(256,304)	(218,786)
Forward Currency Contracts	Net unrealized (loss) on open forward currency contracts	394,696	(757,307)	(362,611)
Totals		$1,011,605	$(1,721,877)	$(710,272)

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 5.	TRADING AND INVESTING ACTIVITIES AND THEIR RELATED RISKS

CGPF deposits funds with Newedge USA, LLC to act as broker subject to Commodity Futures Trading Commission regulations and various exchange and broker requirements.  Margin requirements are satisfied by the deposit of U.S. Treasury bills and cash with such broker.  Accordingly, assets used to meet margin or other broker or regulatory requirements are partially restricted.  Cash and the fair value of fixed income securities on deposit with Newedge USA, LLC at December 31, 2009 amounted to $24,513,087.

The Company deposits cash and cash equivalents with financial institutions in connection with its operating and cash management activities.  In the event of a financial institution’s insolvency, recovery of Company assets on deposit may be limited to account insurance or other protection afforded such deposits.

The Company, on behalf of CGPF, and the sponsored or other funds for which the Company is either the General Partner, Adviser, Managing Owner, Managing Member, Managing Operator or Trading Advisor engage in the speculative trading of U.S. and foreign futures contracts, forward currency contracts and other derivative contracts (collectively, “derivatives”).  The Company and the sponsored and other funds are exposed to both market risk, the risk arising from changes in the fair value of the contracts, and credit risk, the risk of failure by another party to perform according to the terms of a contract.  As the sponsored and other funds trade forward currency contracts and options on forward currency contracts in unregulated markets between principals, the sponsored and other funds also assume the risk of loss from counterparty nonperformance.

Purchase and sale of futures contracts require margin deposits with the broker.  Additional deposits may be necessary for any loss on contract value.  The Commodity Exchange Act requires a broker to segregate all customer transactions and assets from such broker’s proprietary activities.  A customer’s cash and other assets (for example, U.S. Treasury bills) deposited with a broker are considered commingled with all other customer funds, subject to the broker’s segregation requirements.  In the event of a broker’s insolvency, recovery of assets on deposit may be limited to a pro rata share of segregated funds available.  It is possible that the recovered amount could be less than cash and other assets deposited.

For derivatives, risks arise from changes in the fair value of the contracts.  Theoretically, the sponsored and other funds, and the Company, both directly and indirectly as an investor in the sponsored and other funds, are exposed to the market risks of derivative contracts.  They are exposed to a market risk equal to the notional contract value of derivatives purchased and unlimited liability on derivatives sold short.  As both a buyer and seller of options, certain of the sponsored funds pay or receive a premium at the outset and then bear the risk of unfavorable changes in the price of the contract underlying the option.  Written options expose the Company and certain of the sponsored funds to potentially unlimited liability, and purchased options expose the Company and certain of the sponsored funds to a risk of loss limited to the premiums paid.

Certain sponsored funds engage in the trading of securities which are typically traded on an exchange or in the over-the-counter market.  Such sponsored funds also sell securities not owned at the time of sale (a “short sale”).  Risks arise from short sales due to the possible illiquidity of the securities markets and from potential adverse movements in security values.  Theoretically, short sales expose such sponsored funds and the Company, as an investor in such sponsored funds, to potentially unlimited liability as the ultimate obligation to purchase a security sold short may exceed the amount recorded in such sponsored funds’ balance sheet.

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 5.	TRADING AND INVESTING ACTIVITIES AND THEIR RELATED RISKS (CONTINUED)

The Company has established procedures to actively monitor the market risk and minimize the credit risk of its own trading and investing activities, as well as the trading and investing activities of the sponsored funds.  There can be no assurance that the Company will, in fact, succeed in doing so.  Additionally, the Company, in its capacity as General Partner, Managing Owner, Managing Member or Managing Operator of the sponsored funds, is subject to certain additional risks of loss and liability for the activities of the sponsored funds.

Note 6.	INDEMNIFICATIONS

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications.  The Company’s maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Company that have not yet occurred.  The Company expects the risk of any future obligation under these indemnifications to be remote.

Note 7.	NONCONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY

The Company is the General Partner and commodity trading advisor of CGPF.  The net asset value of CGPF at December 31, 2009 is $23,770,348.  The net asset value of Campbell & Company, Inc.’s investment in CGPF at December 31, 2009 is $9,826,966, and the net asset value of the noncontrolling interest is $13,943,382.  The noncontrolling interest is owned by the majority stockholder of Campbell & Company, Inc, an affiliate of the majority stockholder of Campbell & Company, Inc., and one unaffiliated limited partner.

The following is a reconciliation of the beginning and end of year stockholders’ equity attributable to the Company and the noncontrolling interest:

	Retained	Noncontrolling
	Earnings	Interest	Total
Balances at December 31, 2008	$15,077,542	$0	$15,077,542
Additions to CGPF	0	14,133,986	14,133,986
Net income (loss)	20,978,744	(190,604)	20,788,140
Distributions and dividends to stockholders	(26,108,051)	0	(26,108,051)
Balances at December 31, 2009	$9,948,235	$13,943,382	$23,891,617

Additionally, the following is a schedule showing the changes in the Company’s ownership in CGPF on the stockholders’ equity attributable to the Company:

	Balance at			Balance at
	December 31, 2008	Investments	Net (loss)	December 31, 2009
Stockholders’ equity attributable to investment in CGPF	$0	$10,000,000	$(173,034)	$9,826,966

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 8.	CAPITAL STOCK SUBJECT TO REPURCHASE

The Company has entered into agreements with its stockholders which stipulate that upon the death or disability of a stockholder or upon the retirement or termination of a stockholder’s employment with the Company, the Company will purchase the stockholders’ capital stock at an amount equal to that stockholder’s proportionate share of ownership of the net book asset value of the Company, excluding the retained earnings of the Company accumulated over the past twelve (12) months.  Such redemption value shall be determined as of the last day of the calendar quarter immediately preceding the calendar month in which the terminating event occurred.  In accordance with the Distinguishing Liabilities from Equity Topic of the Codification, the redemption value of all capital stock has been reclassified from retained earnings to liabilities (“Capital stock subject to repurchase, at current redemption value”) within the consolidated balance sheet.

Capital stock subject to repurchase at December 31, 2009 consists of:

Capital stock
Class A voting, no par, $100 stated value; 2,500 shares authorized; 80.32 shares issued and outstanding	$8,032
Additional paid-in capital, attributable to those shares	35,701
Retained earnings, attributable to those shares	1,535,988
$1,579,721

Note 9.	SUBORDINATED DEBT

The Company has entered into a working capital agreement with its stockholders.  This agreement provides for the issuance of unsecured notes to the Company which are subordinated to any future borrowings of the Company.  Interest on any notes issued in accordance with this agreement is payable annually at a rate of 12.0%.  Any unpaid principal balance is due on the sixth anniversary date of the commencement date of each note, or if sooner, five years after a stockholder (a noteholder) ceases to be in the employ of the Company.  At December 31, 2009, $125,270,000 was outstanding under this agreement. Under the terms of the notes, maturities by year are as follows:

2010	$59,834,177
2011	4,923,850
2012	7,934,223
2013	0
2014	27,567,750
2015	25,010,000
$125,270,000

CAMPBELL & COMPANY, INC.
NOTES TO CONSOLIDATED BALANCE SHEET (CONTINUED)

Note 10.	LEASE OBLIGATIONS

The Company leases and occupies office facilities under agreements which provide for minimum base annual rentals plus a proportionate share of operating expenses.  The leases for the currently occupied office facilities expire on October 31, 2012 and January 31, 2021.  The Company has the option to renew the lease expiring on October 31, 2012 for an additional 60 months and an option to renew the lease expiring on January 31, 2021 for two additional five-year terms.

Minimum base annual rentals through the original lease terms are as follows:

Year ending December 31
2010	$2,140,610
2011	2,183,422
2012	2,216,689
2013	2,208,673
2014	2,252,846
Thereafter	14,707,221
Total base annual rentals	$25,709,461

Note 11.	PROFIT SHARING PLAN

The Company has established a qualified 401(k) savings and profit sharing plan (the Plan) for the benefit of its employees.  The Company is the plan administrator and certain Company employees are trustees of the Plan.  Under terms of the Plan, employees may elect to defer a portion of their compensation.  The Company matches employee contributions up to a maximum of 8.75% of the employees’ compensation. The Company may also make optional additional contributions to the Plan.

Note 12.	SUBSEQUENT EVENTS

During January 2010, the Company authorized distributions to its stockholders aggregating $1,200,000. Such distributions were made in cash to stockholders during March 2010.

Management has evaluated subsequent events through April 16, 2010, the date the consolidated balance sheet was available to be issued, and has determined that there are no other subsequent events that require disclosure.

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PART TWO
STATEMENT OF ADDITIONAL INFORMATION

CAMPBELL ALTERNATIVE ASSET TRUST

$195,000,000 Units of Beneficial Interest

This is a speculative, leveraged investment which involves the risk of loss. Past performance is not necessarily indicative of future results.

See "The Risks You Face" and " Conflicts of Interest" in Part One.

THIS PROSPECTUS IS IN TWO PARTS:  A DISCLOSURE DOCUMENT AND A STATEMENT OF ADDITIONAL INFORMATION. THESE PARTS ARE BOUND TOGETHER, AND BOTH CONTAIN IMPORTANT INFORMATION. YOU MUST READ THE STATEMENT OF ADDITIONAL INFORMATION IN CONJUNCTION WITH THE DISCLOSURE DOCUMENT.

CAMPBELL & COMPANY, INC.
Managing Owner

June 24, 2010

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THE FUTURES, FORWARD, OPTION AND SWAP MARKETS

Futures Contracts

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Trust concentrates its futures trading in financial instruments such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

Forward Contracts

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, Campbell & Company will use the dealer market in foreign exchange contracts for most of the Trust's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. Thus, the Trust is subject to the creditworthiness of Deutsche Bank AG London, the over-the-counter counterparty with whom it maintains all assets and positions relating to the Trust's forward and option contract investments. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

Option Contracts

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the “striking,” “strike” or “exercise price”). The buyer of a “call” option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a “put” option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its “premium.” The seller (or “writer”) of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be “in the money” if the striking price is below current market levels, and “out of the money” if the striking price is above current market levels. Conversely, a put option is said to be “in the money” if the striking price is above current market levels, and “out of the money” if the striking price is below current market levels.

Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option’s intrinsic value and market value is referred to as the “time value” of the option.

Swap Transactions

If the trading advisor sees it as advantageous, in the future, the Trust may periodically enter into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present certain risks different from those in the futures, forward and options markets:

(1)	the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2)	there are generally no limitations on daily price moves in swap transactions;

(3)
speculative position limits are not applicable to swap transactions, although the counterparties with which the Trust may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4)	participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5)
the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Trust will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Trust trades.

In 1993, the CFTC adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulation under the Commodity Exchange Act for swap transactions which meet certain specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Trust will engage only in swap transactions for which such exemptive/safe harbor relief is available. If the Trust were restricted in its ability to trade in the swap markets, the activities of Campbell & Company, to the extent that it trades in such markets on behalf of the Trust, might be materially affected.

In 2008, various federal and state regulators have discussed adopting or enacting new regulatory and legal requirements for swap transactions, including the clearing of such transactions through a centralized clearinghouse. It is possible that new regulatory or legal requirements could materially affect or restrict the ability of Campbell & Company to trade in the swap markets on behalf of the Trust.

Regulation

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." Campbell & Company is licensed by the CFTC as a commodity pool operator and commodity trading advisor. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, Campbell & Company would be unable to act as the Trust's commodity pool operator and commodity trading advisor.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Trust's trading.

The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Trust's trading results may be adversely affected.

Margin

The Trust will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%—10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.

There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

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EXHIBIT A

CAMPBELL ALTERNATIVE ASSET TRUST
FOURTH AMENDED AND RESTATED
DECLARATION OF TRUST AND TRUST AGREEMENT

This Fourth Amended and Restated Declaration of Trust and Trust Agreement (the "Trust Agreement") is made as of May 21, 2010, by and among Campbell & Company, Inc., a Maryland corporation (the "Managing Owner"), U.S. Bank Trust National Association (formerly known as Wachovia Trust Company, National Association), a national banking association, as trustee (the "Trustee") and each other party who currently owns a Unit of beneficial interest of the Trust (a "Unit") becomes a party to this Trust Agreement as an owner of a Unit or who becomes a party to this Trust Agreement as a Unitholder by execution of a Subscription Agreement and Power of Attorney Signature Page or otherwise and who is shown in the books and records of the Trust as a Unitholder (individually, a "Unitholder" and, collectively, the "Unitholders").

Throughout this Trust Agreement, there are references to two types of Unitholders: those individuals who are current employees or former employees of the Managing Owner or its affiliates participating in the Managing Owner's 401(k) plan (individually, an "Employee Unitholder" and, collectively, the "Employee Unitholders") and all other Unitholders (individually, an "Ordinary Unitholder" and, collectively, the "Ordinary Unitholders") (unless otherwise indicated herein, a reference to Unitholders shall encompass both the Employee Unitholders and the Ordinary Unitholders). Units held by Employee Unitholders are "Employee Units" and Units held by Ordinary Unitholders are "Ordinary Units." (Unless otherwise indicated herein a reference to Units shall encompass both the Employee Units and the Ordinary Units.)

WITNESSETH:

WHEREAS, the Managing Owner and the Trustee, formed a business trust pursuant to and in accordance with the Delaware Business Trust Act, 12 Del. C.§ 3801, et seq., which was amended as of September 1, 2002 to the Delaware Statutory Trust Act (the "Act"), by executing the Declaration of Trust and Trust Agreement dated as of May 1, 2000 and by filing a Certificate of Trust with the office of the Secretary of State of the State of Delaware on May 3, 2000 (a copy of which is attached in Schedule A); and

WHEREAS, a Certificate of Amendment to the Certificate of Trust was filed with the office of the Secretary of State of the State of Delaware on October 16, 2000 (a copy of which is attached in Schedule A) which amended the name of the Trust; and

WHEREAS, a Certificate of Amendment of the Certificate of Trust was filed with the office of the Secretary of State of the State of Delaware on May 25, 2007 (a copy of which is attached in Schedule A) which amended the name and business address of the Trustee; and

WHEREAS, the Original Agreement was amended and restated as the Trust's Amended and Restated Declaration of Trust and Trust Agreement dated as of January 2, 2001 (the "First Amended and Restated Agreement"); and

WHEREAS, the First Amended and Restated Agreement was further amended and restated as the Second Declaration of Trust and Trust Agreement dated as of May 15, 2001 (the "Second Amended and Restated Agreement"); and

WHEREAS, the Second Amended and Restated Agreement was further amended and restated as the Third Declaration of Trust and Trust Agreement dated as of December 9, 2002 (the “Third Amended and Restated Agreement”); and

WHEREAS, the Third Amended and Restated Agreement was further amended and restated as the Fourth Declaration of Trust and Trust Agreement dated as of May 21, 2010 (the “Existing Agreement”); and

WHEREAS, the parties hereto desire to continue the Trust for the business and purpose of issuing Units, the capital of which shall be used to engage in trading, buying, selling or otherwise acquiring, holding or disposing of futures contracts, forward contracts, foreign exchange commitments, swaps, exchange for physicals, spot (cash) commodities, hybrid instruments, securities and other items, options on and any rights pertaining to the foregoing throughout the world with the objective of capital appreciation through speculative trading by allocating Trust Assets to Campbell & Company and independent professional trading advisors ("Advisors") selected from time to time by the Managing Owner.

WHEREAS, the parties desire to further amend the existing Agreement and to restate it, as further amended in its entirety.

NOW THEREFORE, the parties hereto, in consideration of the mutual covenants herein contained and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, do hereby mutually covenant and agree as follows:

1.	Continuation of the Trust.

The parties hereby agree to continue the existence of the Trust as a business trust pursuant to the Act and the provisions of this Agreement. The Trustee shall execute and file such amendments to the Certificate of Trust and this Trust Agreement and shall do all other things, and the Unitholders undertake to cooperate with the Trustee and Managing Owner, as applicable, in doing so as well as to execute and furnish to the Trustee or Managing Owner, as applicable, all documents, which the Managing Owner or Trustee, as applicable, may deem necessary or advisable in order to perfect and maintain the Trust as a business trust pursuant to the laws of the State of Delaware and all other jurisdictions in which the Trust conducts business.

Nothing in this Declaration of Trust shall be construed to make the Unitholders partners or members of a joint stock association except to the extent that such Unitholders, as constituted from time to time, are deemed to be partners under the Internal Revenue Code of 1986, as amended (the "Code"), and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties hereto that the Trust continue to be treated as a partnership for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee shall have all of the rights, powers and duties set forth herein and in the Act with respect to accomplishing the purposes of the Trust.

2.	The Trustee.

(a)	Term; Resignation.

(i) U.S. Bank Trust National Association has agreed and continues to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2(e) hereof.

(ii) The Trustee may resign at any time upon the giving of at least sixty (60) days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2(e) hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

(b) Powers.  Except to the extent expressly set forth in this Section 2, Section 3 and Section 23, the duty and authority of the Trustee to manage the business and affairs of the Trust continue to be delegated to the Managing Owner. The Trustee shall have only the rights, obligations or liabilities specifically provided for herein and in the Act and shall have no implied rights, obligations or liabilities with respect to the business or affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents, including any amendments to or cancellation of the Certificate of Trust as required by the Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Act.

(c) Compensation and Expenses of the Trustee.  The Trustee shall be entitled to receive from the Managing Owner reasonable compensation for its services hereunder in accordance with the Trustee's standard fee schedule, and shall be entitled to be reimbursed by the Managing Owner for reasonable out- of-pocket expenses incurred by the Trustee in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder, to the extent attributable to the Trust.

(d) Indemnification.  The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the "Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or as indemnity payments pursuant to this Section 2(d)), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2(d) shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate (as defined below) which result from claims against the Trustee personally that are not related to the ownership or the administration of the Trust Estate or the transactions contemplated by any documents to which the Trust is a party.

(e) Successor Trustee.  Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Act. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement. Any successor Trustee appointed hereunder shall promptly file an amendment to the Certificate of Trust reflecting the identity and principal place of business of such successor Trustee in the State of Delaware.

(f) Liability of the Trustee.  Except as otherwise provided in this Section 2, in accepting the trust created hereby, U.S. Bank Trust National Association acts solely as Trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to any cash, net equity in any commodity futures, forward and option contracts, all funds on deposit in the accounts of the Trust, any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any agreements to which this Trust is a party (the "Trust Estate") for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for the Trustee's own gross negligence or willful misconduct. In particular, but not by way of limitation:

(i) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(ii) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(iii) the Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(iv) the Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any futures broker, any selling agents or any additional selling agents;

(v) no provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(vi) under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(vii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(viii) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (a) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (b) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (c) subject the Trustee to personal jurisdiction other than in the State of Delaware for causes of action arising from personal acts unrelated to the consummation by the Trustee of the transactions contemplated hereby.

(g)  Reliance by the Trustee and the Managing Owner; Advice of Counsel.

(i) In the absence of bad faith, the Trustee and the Managing Owner may conclusively rely upon certificates or opinions furnished to the Trustee or the Managing Owner and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper which is believed to be genuine and believed to be signed by the proper party or parties, and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee or the Managing Owner shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee or the Managing Owner may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee or the Managing Owner may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee or the Managing Owner for any action taken or omitted to be taken by either of them in good faith in reliance thereon.

(ii) In the exercise or administration of the trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Trust, (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by the Trustee; provided that the Trustee shall not allocate any of its internal expenses or overhead to the account of the Trust. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such persons.

(h) Not Part of Trust Estate.  Amounts paid to the Trustee from the Trust Estate, if any, pursuant to this Section 2 shall be deemed not to be part of the Trust Estate immediately after such payment.

3.	Principal Office.

The address of the principal office of the Trust shall be c/o the Managing Owner, 2850 Quarry Lake Drive, Baltimore, Maryland 21209; telephone: (410) 413-2600. The Trustee is located at 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801, telephone: (302) 576-3700. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event U.S. Bank Trust National Association resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

4.	Business.

The Trust's business and purpose is to trade, buy, sell, swap or otherwise acquire, hold or dispose of commodities (including, but not limited to, foreign currencies, mortgage-backed securities, money market instruments, financial instruments, and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, securities (such as United States Treasury securities) approved by the Commodity Futures Trading Commission ("CFTC") for investment of customer funds and other securities on a limited basis, and any rights pertaining thereto and any options thereon, whether traded on an organized exchange or otherwise, and to engage in all activities necessary, convenient or incidental thereto. The Trust may also engage in "hedge," arbitrage and cash trading of any of the foregoing instruments. The Trust may engage in such business and purpose either directly or through joint ventures, entities or partnerships, provided that the Trust's participation in any of the foregoing has no adverse economic or liability consequences for the Unitholders, which consequences would not be present had the Trust engaged in that same business or purpose directly. The objective of the Trust's business is appreciation of its assets through speculative trading.

5.	Term, Dissolution, Fiscal Year.

(a) Term.  The term of the Trust commenced on the day on which the Declaration of Trust and Trust Agreement was executed and the Certificate of Trust was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Act and shall end upon the first to occur of the following: (1) December 31, 2030; (2) receipt by the Managing Owner of an approval to dissolve the Trust at a specified time by Unitholders owning Units representing more than fifty percent (50%) of the outstanding Units then owned by Unitholders, notice of which is sent by certified mail return receipt requested to the Managing Owner not less than ninety (90) days prior to the effective date of such dissolution; (3) withdrawal, insolvency or dissolution of the Managing Owner or any other event that causes the Managing Owner to cease to be a managing owner unless (i) at the time of such event there is at least one remaining managing owner of the Trust who carries on the business of the Trust (and each remaining managing owner of the Trust is hereby authorized to carry on the business of the Trust in such an event), or (ii) within one hundred twenty (120) days after such event Unitholders holding a majority of Units agree in writing to continue the business of the Trust and to the appointment, effective as of the date of such event, of one or more managing owners of the Trust; (4) a decline in the aggregate Net Assets of the Trust to less than $500,000; (5) dissolution of the Trust pursuant hereto; or (6) any other event which shall make it unlawful for the existence of the Trust to be continued or require termination of the Trust. In the event that the Managing Owner (or an affiliate thereof) ceases to be the trust's managing owner, the word "Campbell" shall be deleted from the name of the Trust, and any appropriate filings shall be made.

(b) Dissolution.  Upon the occurrence of an event causing the dissolution of the Trust, the Trust shall be dissolved and its affairs wound up. Upon dissolution of the Trust, the Managing Owner, or another person approved by holders of a majority of the Units, shall act as liquidator trustee.

(c) Fiscal Year.  The fiscal year of the Trust shall begin on January 1 of each year and end on the following December 31.

(d) Net Asset Value; Net Asset Value per Unit.  The "Net Assets" of the Trust are its assets less its liabilities determined in accordance with generally accepted accounting principles. If a contract cannot be liquidated on the day with respect to which Net Assets are being determined, the settlement price on the first subsequent day on which the contract can be liquidated shall be the basis for determining the liquidating value of such contract for such day, or such other value as the Managing Owner may deem fair and reasonable. The liquidating value of a commodity futures or option contract not traded on a commodity exchange shall mean its liquidating value as determined by the Managing Owner on a basis consistently applied for each different variety of contract. Accrued Performance Fees (as described in the Prospectus and defined in Section 8 hereof) shall reduce Net Asset Value, even though such Performance Fees may never, in fact, be paid. The "Net Asset Value per Unit" is the Net Assets of the Trust divided by the number of Units outstanding as of the date of determination. The Trust may issue an unlimited number of Units at the Net Asset Value per Unit. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units.

6.	Net Worth of Managing Owner.

The Managing Owner agrees that, at all times so long as it remains managing owner of the Trust, it will maintain its Net Worth at an amount not less than $1,000,000.

The requirements of the first paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

In addition, the requirements of the preceding paragraph may only be modified upon the affirmative vote (which may be in person or by proxy), pursuant to Section 18(c) of this Agreement, of more than fifty percent (50%) of the Units then outstanding.

In the event that the requirements of this section are to be modified pursuant to the preceding paragraph, the Managing Owner will notify all Unitholders thirty (30) days prior to such modification and will allow all Unitholders to redeem their Units, pursuant to Section 12 of this Agreement, prior to such modification.

Any Units acquired by the Managing Owner or any of its affiliates will be non-voting, and will not be considered outstanding for purposes of determining whether the majority approval of the outstanding Units has been obtained. Such Unitholder shall be deemed a beneficial owner within the meaning of the Act.

7.	Capital Contributions; Units.

The Unitholders' respective capital contributions to the Trust shall be as shown on the books and records of the Trust.

The Managing Owner, so long as it is generally liable for the obligations of the Trust, or any substitute managing owner, shall invest in the Trust, as a general liability interest, sufficient capital so that the Managing Owner will have at all times a capital account equal to 1% of the total capital accounts of the Trust (including the Managing Owner's). The Managing Owner may withdraw any interest it may have in excess of such requirement, and may redeem as of any month-end any interest which it may acquire on the same terms as any Unitholder, provided that it must maintain the minimum interest described in the preceding sentence.

The requirements of the preceding paragraph may be modified if the Managing Owner obtains an opinion of counsel for the Trust that a proposed modification will not adversely affect the classification of the Trust as a partnership for federal income tax purposes and if such modification will reflect or exceed applicable state securities and Blue Sky laws and qualify under any guidelines or statements of policy promulgated by any body or agency constituted by the various state securities administrators having jurisdiction in the premises.

The Managing Owner may, without the consent of any Unitholders of the Trust, admit to the Trust purchasers of Units as Unitholders of the Trust.

All Units subscribed for upon receipt of a check or draft of the subscriber are issued subject to the collection of the funds represented by such check or draft. In the event a check or draft of a subscriber for Units representing payment for Units is returned unpaid, the Trust shall cancel the Units issued to such subscriber represented by such returned check or draft. Any losses or profits sustained by the Trust in connection with the Trust's commodity trading allocable to such cancelled Units shall be deemed an increase or decrease in Net Assets and allocated among the remaining Unitholders as described in Section 8. The Trust may require a subscriber to reimburse the Trust for any expense or loss (including any trading loss) incurred in connection with the issuance and cancellation of any Units issued to him.

8.	Allocation of Profits and Losses.

(a) Capital Accounts and Allocations.  A capital account shall be established for each Unitholder, and for the Managing Owner on a Unit-equivalent basis. The balance of each Unitholder's capital account shall be the amount contributed to the Trust with respect to such Unitholder, which amount shall be equal to the Net Asset Value per Unit on the date each Unit is purchased after all accrued fees and expenses, including Performance Fee accruals which may, in fact, never be paid. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. As of the close of business (as determined by the Managing Owner) on the last day of each month, any increase or decrease in the Trust's Net Assets as compared to the last such determination of Net Assets shall be credited or charged equally to the capital accounts of all Unitholders then outstanding; provided that for purposes of maintaining such capital accounts, amounts paid or payable to the Managing Owner for items such as brokerage commissions and Performance Fees from the Ordinary Unitholders shall be treated as if paid or payable to a third party and shall not be credited to the capital account of the interest held by the Managing Owner.

For purposes of this Section 8, unless specified to the contrary, Units redeemed as of the end of any month shall be considered outstanding as of the end of such month.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes.  As of the end of each fiscal year, the Trust's income and expense and capital gain or loss shall be allocated among the Unitholders pursuant to the following provisions of this Section 8(b) for federal income tax purposes. For purposes of this Section 8(b), capital gain and capital loss shall be allocated separately and not netted.

(1) First, items of ordinary income and expense (other than the Performance Fee which shall be allocated as set forth in Section 8(b)(2)) shall be allocated pro rata among the Units outstanding as of the end of each month in which the items of ordinary income and expense accrue.

(2) Second, any Performance Fee paid to the Managing Owner or any other trading advisors of the Trust ("Advisors") shall be allocated among the Units outstanding at any time during the fiscal year based upon the ratio that each such Unit's Net Performance Fee (the excess, if any, of the aggregate of all Performance Fees, as the case may be, allocated to the capital account relating to such Unit over the aggregate of all "reversals" of Performance Fees as the case may be, allocated to such Unit) bears to the Net Performance Fee, as the case may be, of all Units; provided that the Managing Owner may allocate Performance Fees first to Units whose Net Asset Value was reduced by accrued Performance Fees upon redemption, in an amount up to the amount of such reduction. Notwithstanding the foregoing, for the Employee Units the Performance Fees may be waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units.

(3)	Third, capital gain or loss shall be allocated as follows:

(A) There shall be established a tax account with respect to each outstanding Unitholder. The balance of each tax account shall be the amount paid to the Trust for each Unit. As of the end of each fiscal year:

(i) Each tax account shall be increased by the amount of income or gain allocated to each Unit pursuant to Sections 8(b)(1) and 8(b)(3)(B) and (C).

(ii) Each tax account shall be decreased by the amount of expense or loss allocated to each Unit pursuant to Sections 8(b)(1), 8(b)(2) and 8(b)(3)(D) and (E) and by the amount of any distributions paid out with respect to the Units other than upon redemption.

(iii) When a Unit is redeemed, the tax account attributable to such Unit (determined after making all allocations described in this Section 8(b)) shall be eliminated.

(B) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Gain, if any, up to the amount of the excess, if any, of the amount received in respect of the Units so redeemed over the sum of the tax accounts (determined after making the allocation described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(B) or Section 8(b)(3)(D)) allocable to such Units (an "Excess"). In the event the aggregate amount of Capital Gain available to be allocated pursuant to this Section 8(b)(3)(B) is less than the aggregate amount of Capital Gain required to be so allocated, the aggregate amount of available Capital Gain shall be allocated among all such Unitholders in the ratio which each such Unitholder's Excess bears to the aggregate Excess of all such Unitholders.

(C) Capital Gain remaining after the allocation described in Section 8(b)(3)(B) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) in proportion to their holdings of such Units.

(D) Each Unitholder who redeems a Unit during a fiscal year (including Units redeemed as of the end of the last day of such fiscal year) shall be allocated Capital Loss, if any, up to the amount of the sum of the excess of the tax accounts (determined after making the allocations described in Sections 8(b)(1) and 8(b)(2), but prior to making the allocations described in this Section 8(b)(3)(D) or Section 8(b)(3)(B)) allocable to the Units so redeemed over the amount received in respect of such Units (a "Negative Excess"). In the event the aggregate amount of available Capital Loss required to be allocated pursuant to this Section 8(b)(3)(D) is less than the aggregate amount required to be so allocated, the aggregate amount of available Capital Loss shall be allocated among all such Unitholders in the ratio that each such Unitholder's Negative Excess bears to the aggregate Negative Excess of all such Unitholders.

(E) Capital Loss remaining after the allocation described in Section 8(b)(3)(D) shall be allocated among all Unitholders who hold Units outstanding as of the end of the applicable fiscal year (other than Units redeemed as of the end of the last day of such fiscal year) in proportion to their holdings of such Units.

(F) For purposes of this Section 8(b), "Capital Gain" or "Capital Loss" shall mean gain or loss characterized as gain or loss from the sale or exchange of a capital asset, as defined by the Code, including, but not limited to, gain or loss required to be taken into account pursuant to Section 1256 and Section 988 thereof.

(4) The allocation of profit and loss for federal income tax purposes set forth herein is intended to allocate taxable profit and loss among Unitholders generally in the ratio and to the extent that profit and loss are allocated to such Unitholders so as to eliminate, to the extent possible, any disparity between the Unitholder's capital account and his tax account, consistent with principles set forth in Section 704 of the Code, including without limitation a "Qualified Income Offset."

(5) The allocations of profit and loss to the Unitholders in respect of the Units shall not exceed the allocations permitted under Subchapter K of the Code, as determined by the Managing Owner, whose determination shall be binding.

(6) The Managing Owner may adjust the allocations set forth in this Section 8(b), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.

(c) Performance Fees.  Performance Fees shall be payable to the Managing Owner as of the end of each calendar quarter and upon redemption of Units. However, Employee Unitholders may have their Performance Fees waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating any Performance Fee paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased Performance Fee above what they would have been charged had the Employee Unitholders been charged a Performance Fee.

Performance Fees shall equal a percentage, as specified in the current prospectus in respect of the Units, of New Appreciation (if any) calculated as of the end of each calendar quarter and upon redemption of Units. New appreciation means the total increase in Unit value from the commencement of trading, minus the total increase in Unit value for all prior quarters since the last fee was paid (or inception of trading, if no Performance Fee has been paid previously), multiplied by the number of Units outstanding. The Performance Fee is paid only on profits attributable to Units outstanding, and no fee is paid with respect to interest income. Because the Performance Fee is accrued monthly, Units that are redeemed other than at the end of the quarter will effectively pay a Performance Fee, if accrued, as of the end of the month in which the redemption occurs.

Performance Fees shall be paid by the Trust as a whole, irrespective of whether the Net Asset Value has declined below the purchase price of such Unit. Accrued Performance Fees shall reduce the redemption price of Units and shall be paid to the Managing Owner and any other Advisor upon redemption. The amount (if any) of the accrued Performance Fee that shall be paid to the Managing Owner and any other Advisor upon the redemption of any Unit shall be determined by dividing the total Performance Fee as of such redemption date by the number of Units then outstanding (including Units redeemed as of such date); the remainder of the accrued Performance Fee shall be paid to the Managing Owner and any other Advisor on the last day of each calendar quarter if applicable.

For capital account purposes, accrued Performance Fees shall, in all cases, be reflected equally as a reduction in the Net Asset Value per Unit of all Units outstanding at the time the Performance Fee accrued, and reversals of accrued Performance Fees shall equally increase the Net Asset Value per Unit of all Units outstanding at the time of the accrual of such reversal, irrespective of whether a particular Unit was outstanding when a particular Performance Fee was accrued.

In the event assets are withdrawn from an Advisor's account or the Trust as a whole (other than to pay expenses), any loss carryforward shall be proportionally reduced for purposes of calculating subsequent Performance Fees. Additions of capital will proportionately increase the loss carryforward.

The Managing Owner may adjust the allocations set forth in this Section 8(c), in the Managing Owner's discretion, if the Managing Owner believes that doing so will achieve more equitable allocations or allocations more consistent with the Code.
(d)  Expenses.

(1) The Managing Owner shall advance the organization and offering expenses of the initial and continuous offerings of the Units, and no such expenses shall be deducted from the proceeds of the offerings. The Managing Owner shall be reimbursed such advanced amounts by the Trust via payments equal to up to .075% per month (0.9% per annum) of the Trust's month-end Net Asset Value. Notwithstanding the foregoing, Employee Unitholders may have their reimbursements of organizational and offering costs waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating all or a portion of the organizational and offering costs paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased costs above what they would have been charged had the Employee Unitholders paid the organizational and offering costs. The Managing Owner shall have discretion to adopt reasonable procedures to implement the authorization of such expenses, including grouping expenses related to the same offering period and expensing de minimis amounts as they are incurred. In the event the Trust terminates prior to completion of the reimbursement, the Managing Owner will not be entitled to receive additional reimbursement and the Trust will have no obligation to make further reimbursement payments to the Managing Owner. For purposes of this Agreement, organization and offering expenses shall mean all costs paid or incurred by the Managing Owner or the Trust in organizing the Trust and offering the Units, including legal and accounting fees incurred, bank account charges, the fees paid to the Trustee as set forth in Section 2(c) of this Agreement, all Blue Sky filing fees, filing fees payable upon formation and activation of the Trust, and expenses of preparing, printing and distributing the prospectus and registration statement, but in no event shall exceed limits set forth in Section 9 herein or guidelines imposed by appropriate regulatory bodies.

(2) The Trust shall be obligated to pay all liabilities incurred by it, including without limitation, (i) brokerage fees; (ii) operating expenses and performances fees; (iii) legal and accounting fees; and (iv) taxes and other extraordinary expenses incurred by the Trust. Notwithstanding the foregoing, Employee Unitholders may have their reimbursement of all or a portion of their brokerage fees (except those brokerage fees attributed to the futures broker and the foreign exchange dealers) waived as set forth in the Disclosure Document. The waiver is effected by the Managing Owner rebating all or a portion of the brokerage fees attributable to the futures broker and the foreign exchange dealers) paid by the Employee Units back to the Employee Unitholders in the form of additional Employee Units. However, Ordinary Unitholders will not be assessed any increased brokerage fees above what they would have been charged had the Employee Unitholders paid the full brokerage fees. During any year of operations, the Managing Owner shall be responsible for payment of operating expenses in excess of 0.4% of the Trust's average month-end Net Asset Value during that year. Indirect expenses of the Managing Owner, such as indirect salaries, rent and other overhead expenses, shall not be liabilities of the Trust. The Trust shall receive all interest earned on its assets.

(3) Compensation to any party, including the Managing Owner (or any advisor which may be retained in the future), shall not exceed the limitations imposed by the North American Securities Administrators Association ("NASAA") in effect as of May 15, 2001. In the event the compensation exceeds such limitations, the Managing Owner shall promptly reimburse the Trust for such excess. The organization and offering expenses of the initial and continuous offering of the Units are, as of the date of this Agreement, limited to 15% of the capital contributions of the entire offering by NASAA.

(4) The Trust shall also be obligated to pay any costs of indemnification to the extent permitted under Section 17 of this Agreement.

(e) Limited Liability of Unitholders.  Each Unit, when purchased in accordance with this Trust Agreement, shall, except as otherwise provided by law, be fully paid and nonassessable. Any provisions of this Trust Agreement to the contrary notwithstanding, except as otherwise provided by law, no Unitholder shall be liable for Trust obligations in excess of the capital contributed by such Unitholder, plus his share of undistributed profits and assets. Each Unitholder will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit.

(f) Return of Capital Contributions.  No Unitholder or subsequent assignee shall have any right to demand the return of his capital contribution or any profits added thereto, except through redeeming Units or upon dissolution of the Trust, in each case as provided herein and in accordance with the Act. In no event shall a Unitholder or subsequent assignee be entitled to demand or receive property other than cash.

9.	Management of the Trust.

The Managing Owner, to the exclusion of all Unitholders, shall control, conduct and manage the business of the Trust. The Managing Owner shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Unitholders (subject to the allocation provisions hereof), shall execute various documents on behalf of the Trust and the Unitholders pursuant to powers of attorney and supervise the liquidation of the Trust if an event causing dissolution of the Trust occurs.

The Managing Owner may in furtherance of the business of the Trust cause the Trust to retain Advisors, including, but not limited to, the Managing Owner, to act in furtherance of the Trust's purposes set forth in Section 4, all as described in the Prospectus relating to the offering of the Units in effect as of the time that such Unitholder last purchased Units while in receipt of a current Prospectus (the "Prospectus"). The Managing Owner may engage, and compensate on behalf of the Trust from funds of the Trust, or agree to share profits and losses with, such persons, firms or corporations, including (except as described in this Trust Agreement) the Managing Owner and any affiliated person or entity, as the Managing Owner in its sole judgment shall deem advisable for the conduct and operation of the business of the Trust, provided, that no such arrangement shall allow brokerage commissions paid by the Trust in excess of the amount described in the Prospectus or as permitted under applicable North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs ("NASAA Guidelines") in effect as of the date of the Prospectus (i.e., 80% of the published retail rate plus pit brokerage fees, or 14% annually — including pit brokerage and service fees — of the Trust's average Net Assets, excluding the assets not directly related to trading activity), whichever is higher. The Managing Owner shall reimburse the Trust, on an annual basis, to the extent that the Trust's brokerage commissions paid to the Managing Owner and the Quarterly Performance Fee, as described in the Prospectus, have exceeded 14% of the Trust's average Net Assets during the preceding year. The Managing Owner is hereby specifically authorized to enter into, on behalf of the Trust, the Advisory Agreements and the Selling Agreement as described in the Prospectus. The Managing Owner shall not enter into an Advisory Agreement with any trading advisor that does not satisfy the relevant experience (i.e., ordinarily a minimum of three years) requirements under the NASAA Guidelines. The Trust's brokerage commissions may not be increased without prior written notice to Unitholders within sufficient time for the exercise of their redemption rights prior to such increase becoming effective. Such notification shall contain a description of Unitholder's voting and redemption rights and a description of any material effect of such increase.

In addition to any specific contract or agreements described herein, the Trust may enter into any other contracts or agreements specifically described in or contemplated by the Prospectus without any further act, approval or vote of the Unitholders, notwithstanding any other provisions of this Trust Agreement, the Act or any applicable law, rule or regulations.

The Managing Owner shall be under a fiduciary duty to conduct the affairs of the Trust in the best interests of the Trust. The Unitholders will under no circumstances be deemed to have contracted away the fiduciary obligations owed them by the Managing Owner under the common law. The Managing Owner's fiduciary duty includes, among other things, the safekeeping of all Trust funds and assets and the use thereof for the benefit of the Trust. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust's brokerage arrangements shall be non-exclusive, and the brokerage commissions paid by the Trust shall be competitive. The Trust shall seek the best price and services available for its commodity transactions.

The Managing Owner is hereby authorized to perform all other duties imposed by Sections 6221 through 6234 of the Code on the Managing Owner as the "tax matters partner" of the Trust.

The Trust shall make no loans to any party, and the funds of the Trust will not be commingled with the funds of any other person or entity (deposit of funds with a futures broker, clearinghouse or forward dealer or entering into joint ventures or partnerships shall not be deemed to constitute "commingling" for these purposes). Except in respect of the Performance Fee, no person or entity may receive, directly or indirectly, any advisory, management or performance fees, or any profit-sharing allocation from joint ventures, partnerships or similar arrangements in which the Trust participates, for investment advice or management who shares or participates in any futures brokerage commissions; no broker may pay, directly or indirectly, rebates or give-ups to any trading advisor or manager or to the Managing Owner or any of their respective affiliates in respect of sales of the Units; and such prohibitions may not be circumvented by any reciprocal business arrangements. The foregoing prohibition shall not prevent the Trust from executing, at the direction of any Advisor, transactions with any futures commission merchant, broker or dealer. No trading advisor for the Trust shall be affiliated with the Trust's futures broker, the Managing Owner or their affiliates. The maximum period covered by any contract entered into by the Trust, except for the various provisions of the Selling Agreement which survive each closing of the sales of the Units, shall not exceed one year. Any material change in the Trust's basic investment policies or structure shall require the approval of Unitholders owning Units representing more than fifty percent (50%) of all Units then owned by the Unitholders. Any agreements between the Trust and the Managing Owner or any affiliate of the Managing Owner (as well as any agreements between the Managing Owner or any affiliate of the Managing Owner and any trading advisor) shall be terminable without penalty by the Trust upon no more than sixty (60) days' written notice. All sales of Units in the United States will be conducted by registered brokers.

The Trust is prohibited from employing the trading technique commonly known as "pyramiding" as such term is defined in Section I.B. of the NASAA Guidelines. A trading manager or advisor of the Trust taking into account the Trust's open trade equity on existing positions in determining generally whether to acquire additional commodity positions on behalf of the Trust will not be considered to be engaging in "pyramiding."

The Managing Owner may take such other actions on behalf of the Trust as the Managing Owner deems necessary or desirable to manage the business of the Trust.

The Managing Owner is engaged, and may in the future engage, in other business activities and shall not be required to refrain from any other activity nor forego any profits from any such activity, whether or not in competition with the Trust. Unitholders may similarly engage in any such other business activities. The Managing Owner shall devote to the Trust such time as the Managing Owner may deem advisable to conduct the Trust's business and affairs.

10.	Audits and Reports to Unitholders.

The Trust books shall be audited annually by an independent certified public accountant. The Trust will use its best efforts to cause each Unitholder to receive (i) within ninety (90) days after the close of each fiscal year certified financial statements of the Trust for the fiscal year then ended, (ii) within ninety (90) days of the end of each fiscal year (but in no event later than March 15 of each year) such tax information as is necessary for a Unitholder to complete his federal income tax return and (iii) such other annual and monthly information as the CFTC may by regulation require. The Trust shall notify Unitholders within seven business days of any material change (i) in the agreements with the Trust's Advisors, including any modification in the method of calculating the advisory fee and (ii) in the compensation of any party relating to the Trust. Unitholders or their duly authorized representatives may inspect the Trust books and records during normal business hours upon reasonable written notice to the Managing Owner and obtain copies of such records (including by post upon payment of reasonable mailing costs), upon payment of reasonable reproduction costs; provided, however, upon request by the Managing Owner, the Unitholder shall represent that the inspection and/or copies of such records will not be for commercial purposes unrelated to such Unitholder's interest as a beneficial owner of the Trust. The Managing Owner shall have the right to keep confidential from the Unitholders, based on the advice of counsel, any information that the Managing Owner reasonably believes that the Trust is required by law or by agreement with a third party to keep confidential, provided that such information may not be kept confidential if it involves a transaction between the Trust and an affiliate of the Managing Owner.

The Managing Owner shall calculate the approximate Net Asset Value per Unit on a daily basis and furnish such information upon request to any Unitholder.

The Managing Owner shall maintain and preserve all Trust records for a period of not less than six (6) years.

The Managing Owner will, with the assistance of the Trust's futures broker, make an annual review of the futures brokerage arrangements applicable to the Trust. In connection with such review, the Managing Owner will ascertain, to the extent practicable, the futures brokerage rates charged to other major commodity pools whose trading and operations are, in the opinion of the Managing Owner, comparable to those of the Trust in order to assess whether the rates charged the Trust are competitive in light of the services it receives. If, as a result of such review, the Managing Owner determines that such rates are not competitive in light of the services provided to the Trust, the Managing Owner will notify the Unitholders, setting forth the rates charged to the Trust and several funds which are, in the Managing Owner's opinion, comparable to the Trust.

11.	Assignability of Units.

Each Unitholder expressly agrees that he will not voluntarily assign, transfer or dispose of, by gift or otherwise, any of his Units or any part or all of his right, title and interest in the capital or profits of the Trust in violation of any applicable federal or state securities laws or without giving written notice to the Managing Owner at least 30 days prior to the date of such assignment, transfer or disposition. No assignment, transfer or disposition by an assignee of Units or of any part of his right, title and interest in the capital or profits of the Trust shall be effective against the Trust or the Managing Owner until the Managing Owner receives the written notice of the assignment; the Managing Owner shall not be required to give any assignee any rights hereunder prior to receipt of such notice. The Managing Owner may, in its sole discretion, waive any such notice. No such assignee, except with the consent of the Managing Owner, which consent may be withheld in the absolute discretion of the Managing Owner, may become a substituted Unitholder, nor will the estate or any beneficiary of a deceased Unitholder or assignee have any right to redeem Units from the Trust except by redemption as provided in Section 12 hereof. The Managing Owner has complete discretion to withhold consent but only will do so to prevent or minimize potential adverse legal or tax consequences to the Trust. Each Unitholder agrees that with the consent of the Managing Owner any assignee may become a substituted Unitholder without need of the further act or approval of any Unitholder. If the Managing Owner withholds consent, an assignee shall not become a substituted Unitholder, and shall not have any of the rights of a Unitholder, except that the assignee shall be entitled to receive that share of capital and profits and shall have that right of redemption to which his assignor would otherwise have been entitled. No assignment, transfer or disposition of Units shall be effective against the Trust or the Managing Owner until the first day of the month succeeding the month in which the Managing Owner consents to such assignment, transfer or disposition. No Units may be transferred where, after the transfer, either the transferee or the transferor would hold less than the minimum number of Units equivalent to an initial minimum purchase, except for transfers by the transferor of all the then remaining Units held by the Unitholder, transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to Affiliates.

12.	Redemptions.

A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month; provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the following paragraph.

Requests for redemption must be received by the Managing Owner at least ten calendar days, or such lesser period as shall be acceptable to the Managing Owner, in advance of the requested effective date of redemption. The Managing Owner may declare additional redemption dates upon notice to the Unitholders as well as to those assignees of whom the Managing Owner has received notice as described above.

If at the close of business (as determined by the Managing Owner) on any day, the Net Asset Value per Unit has decreased to less than 50% of the Net Asset Value per Unit as of the most recent month-end, after adding back all distributions, the Trust shall notify Unitholders within seven business days and shall liquidate all open positions as expeditiously as possible and suspend trading. Within ten business days after the date of suspension of trading, the Managing Owner (and any other managing owners of the Trust) shall declare a Special Redemption Date. Such Special Redemption Date shall be a business day within thirty (30) business days from the date of suspension of trading by the Trust, and the Managing Owner shall mail notice of such date to each Unitholder and assignee of Units of whom it has received written notice, by first-class mail, postage prepaid, not later than ten business days prior to such Special Redemption Date, together with instructions as to the procedure such Unitholder or assignee must follow to have his interest in the Trust redeemed on such date (only entire, not partial, interests may be so redeemed unless otherwise determined by the Managing Owner). Upon redemption pursuant to a Special Redemption Date, a Unitholder or any other assignee of whom the Managing Owner has received written notice as described above, shall receive from the Trust an amount equal to the Net Asset Value of his interest in the Trust, determined as of the close of business (as determined by the Managing Owner) on such Special Redemption Date. No redemption charges shall be assessed on any such Special Redemption Date. As in the case of a regular redemption, an assignee shall not be entitled to redemption until the Managing Owner has received written notice (as described above) of the assignment, transfer or disposition under which the assignee claims an interest in the Units to be redeemed. If, after such Special Redemption Date, the Net Assets of the Trust are at least $500,000 and the Net Asset Value of a Unit is in excess of $250, the Trust may, in the discretion of the Managing Owner, resume trading. The Managing Owner may at any time and in its discretion declare a Special Redemption Date, should the Managing Owner determine that it is in the best interests of the Trust to do so. The Managing Owner in its notice of a Special Redemption Date may, in its discretion, establish the conditions, if any, under which other Special Redemption Dates must be called, which conditions may be determined in the sole discretion of the Managing Owner, irrespective of the provisions of this paragraph. The Managing Owner may also, in its discretion, declare additional regular redemption dates for Units and permit certain Unitholders to redeem at other than month-end.

Redemption payments will be made within twenty (20) business days after the month-end of redemption, except that under special circumstances, including, but not limited to, inability to liquidate dealers' positions as of a redemption date or default or delay in payments due the Trust from futures brokers, banks or other persons or entities, the Trust may in turn delay payment to Unitholders or assignees requesting redemption of their Units of the proportionate part of the Net Asset Value of such Units equal to that proportionate part of the Trust's aggregate Net Asset Value represented by the sums which are the subject of such default or delay.

The Managing Owner may require a Unitholder to redeem all or a portion of such Unitholder's Units if the Managing Owner considers doing so to be desirable for the protection of the Trust, and will use best efforts to do so to the extent necessary to prevent the Trust from being deemed to hold "plan assets" as defined under Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or the Code, with respect to any "employee benefit plan" subject to ERISA or with respect to any plan or account subject to Section 4975 of the Code.

13.	Offering of Units.

The Managing Owner on behalf of the Trust shall (i) cause to be filed a Registration Statement or Registration Statements, and such amendments thereto as the Managing Owner deems advisable, with the Securities and Exchange Commission for the registration and ongoing public offering of the Units, (ii) use its best efforts to qualify and to keep qualified Units for sale under the securities laws of such States of the United States or other jurisdictions as the Managing Owner shall deem advisable and (iii) take such action with respect to the matters described in (i) and (ii) as the Managing Owner shall deem advisable or necessary.

The Managing Owner shall use its best efforts not to accept any subscriptions for Units if doing so would cause the Trust to hold "plan assets" as defined under Section 3(42) of ERISA with respect to any "employee benefit plan" as defined in and subject to the fiduciary responsibility provisions of ERISA or with respect to any “plan” as defined in and subject to Section 4975 of the Code. If such a subscriber has its subscription reduced for such reason, such subscriber shall be entitled to rescind its subscription in its entirety even though subscriptions are otherwise irrevocable.

14.	Additional Offerings.

The Managing Owner may, in its discretion, make additional public or private offerings of Units, provided that the net proceeds to the Trust of any such sales shall in no event be less than the Net Asset Value per Unit (as defined in Section 5(d) hereof) at the time of sale (unless the new Unit's participation in the profits and losses of the Trust is appropriately adjusted). No Unitholder shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units, other than as set forth in the preceding sentence. Currently, the Managing Owner on behalf of the Trust will only offer Units to, or for the benefit of, employees of the Managing Owner and its affiliates. However, the Managing Owner may modify this policy at any time upon thirty (30) days notice to the Trustee and the Unitholders.

The Trust may offer different series or classes of Units having different economic terms than previously offered series or classes of Units; provided that the issuance of such a new series or class of Units shall in no respect adversely affect the holders of outstanding Units; and provided further that the assets attributable to each such series or class shall, to the maximum extent permitted by law, be treated as legally separate and distinct pools of assets, and the assets attributable to one such series or class be prevented from being used in any respect to satisfy or discharge any debt or obligation of any other such series or class. Notwithstanding references to two types of Units, the Employee Units and the Ordinary Units, both Employee Units and Ordinary Units are of a single class. The key differences between the two referenced types of Units are that Employee Units are issued to, or for the benefit of, employees and have certain fees rebated to the Employee Unitholders in the form of additional Employee Units, and Ordinary Units are issued to all other persons and do not have their fees rebated. The fees rebated to the Employee Unitholders are set forth in the Disclosure Document and may include, but are not limited to: Performance Fees, organization and offering cost reimbursements and brokerage fees (except those attributable to the futures broker and the foreign exchange dealers). Unless otherwise indicated herein, a reference to Units shall encompass both the Employee Units and the Ordinary Units.

15.	Special Power of Attorney.

Each Unitholder by his execution of this Trust Agreement does hereby irrevocably constitute and appoint the Managing Owner and each officer of the Managing Owner, with power of substitution, as his true and lawful attorney-in-fact, in his name, place and stead, to execute, acknowledge, swear to (and deliver as may be appropriate) on his behalf and file and record in the appropriate public offices and publish (as may in the reasonable judgment of the Managing Owner be required by law): (i) this Trust Agreement, including any amendments and/or restatements hereto duly adopted as provided herein; (ii) certificates in various jurisdictions, and amendments and/or restatements thereto, and of assumed name or of doing business under a fictitious name with respect to the Trust; (iii) all conveyances and other instruments which the Managing Owner deems appropriate to qualify or continue the Trust in the State of Delaware and the jurisdictions in which the Trust may conduct business, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction or under any amendments or successor statutes to the Act, to reflect the dissolution or termination of the Trust or the Trust being governed by any amendments or successor statutes to the Act or to reorganize or refile the Trust in a different jurisdiction; and (iv) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust. The Power of Attorney granted herein shall be irrevocable and deemed to be a power coupled with an interest (including, without limitation, the interest of the other Unitholders in the Managing Owner being able to rely on the Managing Owner's authority to act as contemplated by this Section 15) and shall survive and shall not be affected by the subsequent incapacity, disability or death of a Unitholder.

16.	Withdrawal of a Unitholder.

The Trust shall be dissolved upon the withdrawal, dissolution, insolvency or removal of the Managing Owner, or any other event that causes the Managing Owner to cease to be a managing owner under the Act, unless the Trust is continued pursuant to the terms of Section 5(a)(3). In addition, the Managing Owner may withdraw from the Trust, without any breach of this Trust Agreement, at any time upon one hundred twenty (120) days' written notice by first class mail, postage prepaid, to each Unitholder and assignee of whom the Managing Owner has notice. If the Managing Owner withdraws as managing owner and the Trust's business is continued, the withdrawing Managing Owner shall pay all expenses incurred directly as a result of its withdrawal. In the event of the Managing Owner's removal or withdrawal, the Managing Owner shall be entitled to a redemption of its interest in the Trust at its Net Asset Value on the next closing date following the date of removal or withdrawal.

The Managing Owner may not assign its interest or its obligation to direct the trading of the Trust assets without the consent of each Unitholder.

The death, incompetency, withdrawal, insolvency or dissolution of a Unitholder or any other event that causes a Unitholder to cease to be a Unitholder (within the meaning of the Act) in the Trust shall not terminate or dissolve the Trust, and a Unitholder, his estate, custodian or personal representative shall have no right to redeem or value such Unitholder's interest in the Trust except as provided in Section 12 hereof. Each Unitholder expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and directs the legal representatives of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust. Nothing in this Section 16 shall, however, waive any right given elsewhere in this Trust Agreement for a Unitholder to be informed of the Net Asset Value of his Units, to receive periodic reports, audited financial statements and other information from the Managing Owner or the Trust or to redeem or transfer Units.

17.	Standard of Liability; Indemnification.

(a) Standard of Liability for the Managing Owner.  The Managing Owner and its Affiliates, as defined below, shall have no liability to the Trust or to any Unitholder for any loss suffered by the Trust which arises out of any action or inaction of the Managing Owner or its Affiliates if the Managing Owner, in good faith, determined that such course of conduct was in the best interests of the Trust and such course of conduct did not constitute negligence or misconduct of the Managing Owner or its Affiliates.

(b) Indemnification of the Managing Owner by the Trust.  To the fullest extent permitted by law, subject to this Section 17, the Managing Owner and its Affiliates shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Trust; provided that such claims were not the result of negligence or misconduct on the part of the Managing Owner or its Affiliates, and the Managing Owner, in good faith, determined that such conduct was in the best interests of the Trust; and provided further that Affiliates of the Managing Owner shall be entitled to indemnification only for losses incurred by such Affiliates in performing the duties of the Managing Owner and acting wholly within the scope of the authority of the Managing Owner.

Notwithstanding anything to the contrary contained in the preceding two paragraphs, the Managing Owner and its Affiliates and any persons acting as Selling Agents for the Units shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the California Department of Corporations, the Massachusetts Securities Division, the Missouri Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division, the Texas Securities Board and any other state or applicable regulatory authority with respect to the issue of indemnification for securities law violations.

The Trust shall not bear the cost of that portion of any insurance which insures any party against any liability the indemnification of which is herein prohibited.

For the purposes of this Section 17, the term "Affiliates" shall mean any person acting on behalf of or performing services on behalf of the Trust who: (1) directly or indirectly controls, is controlled by, or is under common control with the Managing Owner; or (2) owns or controls 10% or more of the outstanding voting securities of the Managing Owner; or (3) is an officer or director of the Managing Owner; or (4) if the Managing Owner is an officer, director, partner or trustee, is any entity for which the Managing Owner acts in any such capacity.

Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of any legal action initiated against the Managing Owner by a Unitholder are prohibited.

Advances from Trust funds to the Managing Owner and its Affiliates for legal expenses and other costs incurred as a result of a legal action will be made only if the following three conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Owner or its Affiliates on behalf of the Trust; (2) the legal action is initiated by a third party who is not a Unitholder; and (3) the Managing Owner or its Affiliates undertake to repay the advanced funds, with interest from the date of such advance, to the Trust in cases in which they would not be entitled to indemnification under the standard of liability set forth in Section 17(a).

In no event shall any indemnity or exculpation provided for herein be more favorable to the Managing Owner or any Affiliate than that contemplated by the NASAA Guidelines as currently in effect.

In no event shall any indemnification permitted by this subsection (b) of Section 17 be made by the Trust unless all provisions of this Section for the payment of indemnification have been complied with in all respects. Furthermore, it shall be a precondition of any such indemnification that the Trust receive a determination of qualified independent legal counsel in a written opinion that the party which seeks to be indemnified hereunder has met the applicable standard of conduct set forth herein. Receipt of any such opinion shall not, however, in itself, entitle any such party to indemnification unless indemnification is otherwise proper hereunder. Any indemnification payable by the Trust hereunder shall be made only as provided in the specific case.

In no event shall any indemnification obligations of the Trust under this subsection (b) of this Section 17 subject a Unitholder to any liability in excess of that contemplated by subsection (e) of Section 8 hereof.

(c) Indemnification of the Trust by the Unitholders.  In the event the Trust is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Unitholder's activities, obligations or liabilities unrelated to the Trust's business, such Unitholder shall indemnify and reimburse the Trust for all loss and expense incurred, including reasonable attorneys' fees.

18.	Amendments; Meetings.

(a) Amendments with Consent of the Managing Owner.  The Managing Owner may amend this Trust Agreement with the approval of the majority of the Units. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Owner, mere receipt of an adequate number of unrevoked written consents being sufficient. The Managing Owner may amend this Trust Agreement without the consent of the Unitholders in order (i) to clarify any clerical inaccuracy or ambiguity or reconcile any inconsistency (including any inconsistency between this Trust Agreement and the Prospectus), (ii) to effect the intent of the tax allocations proposed herein to the maximum extent possible in the event of a change in the Code or the interpretations thereof affecting such allocations, (iii) to attempt to ensure that the Trust is not treated as an association taxable as a corporation for federal income tax purposes, (iv) to qualify or maintain the qualification of the Trust as a trust in any jurisdiction, (v) to delete or add any provision of or to this Trust Agreement required to be deleted or added by the Staff of the Securities and Exchange Commission or any other federal agency or any state "Blue Sky" official or similar official or in order to opt to be governed by any amendment or successor statute to the Act, (vi) to make any amendment to this Trust Agreement which the Managing Owner deems advisable, including amendments that reflect the offering and issuance of additional Units, whether or not issued through a series or class, provided that such amendment is not adverse to the Unitholders, or that is required by law, and (vii) to make any amendment that is appropriate or necessary, in the opinion of the Managing Owner, to prevent the Trust or the Managing Owner or its directors, officers or controlling persons from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, or to prevent the assets of the Trust from being considered for any purpose of ERISA or Section 4975 of the Code to constitute assets of any "employee benefit plan" as defined in and subject to ERISA or of any "plan" subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or to avoid the Trust’s engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code.

(b) Amendments and Actions without Consent of the Managing Owner.  In any vote called by the Managing Owner or pursuant to section (c) of this Section 18, upon the affirmative vote (which may be in person or by proxy) of more than fifty percent (50%) of the Units then owned by Unitholders, the following actions may be taken, irrespective of whether the Managing Owner concurs: (i) this Trust Agreement may be amended, provided, however, that approval of all Unitholders shall be required in the case of amendments changing or altering this Section 18, extending the term of the Trust, or materially changing the Trust's basic investment policies or structure; in addition, reduction of the capital account of any Unitholder or assignee or modification of the percentage of profits, losses or distributions to which a Unitholder or an assignee is entitled hereunder shall not be effected by any amendment or supplement to this Trust Agreement without such Unitholder's or assignee's written consent; (ii) the Trust may be dissolved; (iii) the Managing Owner may be removed and replaced; (iv) a new managing owner or managing owners may be elected if the Managing Owner withdraws from the Trust; (v) the sale of all or substantially all of the assets of the Trust may be approved; and (vi) any contract with the Managing Owner or any affiliate thereof may be disapproved of and, as a result, terminated upon sixty (60) days' notice.

(c) Meetings; Other Voting Matters.  Any Unitholder upon request addressed to the Managing Owner shall be entitled to obtain from the Managing Owner, upon payment in advance of reasonable reproduction and mailing costs, a list of the names and addresses of record of all Unitholders and the number of Units held by each (which shall be mailed by the Managing Owner to the Unitholder within ten days of the receipt of the request); provided, that the Managing Owner may require any Unitholder requesting such information to submit written confirmation that such information will not be used for commercial purposes. Upon receipt of a written proposal, signed by Unitholders owning Units representing at least 10% of the Units then owned by Unitholders, that a meeting of the Trust be called to vote upon any matter upon which the Unitholders may vote pursuant to this Trust Agreement, the Managing Owner shall, by written notice to each Unitholder of record sent by certified mail within fifteen (15) days after such receipt, call a meeting of the Trust. Such meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of such notice, and such notice shall specify the date of, a reasonable place and time for, and the purpose of such meeting.

The Managing Owner may not restrict the voting rights of Unitholders as set forth herein.

In the event that the Managing Owner or the Unitholders vote to amend this Trust Agreement in any material respect, the amendment will not become effective prior to all Unitholders having an opportunity to redeem their Units.

(d) Consent by Trustee.  The Trustee's written consent to any amendment of this Trust Agreement shall be required, such consent not to be unreasonably withheld; provided, however, that the Trustee may, in its sole discretion, withhold its consent to any such amendment that would adversely affect any right, duty or liability of, or immunity or indemnity in favor of, the Trustee under this Trust Agreement or any of the documents contemplated hereby to which the Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the charter documents or by-laws of the Trustee or any document contemplated thereby to which the Trustee is a party.

19.	Governing Law.

THE VALIDITY AND CONSTRUCTION OF THIS TRUST AGREEMENT SHALL BE DETERMINED AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW; PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 19.

20.	Miscellaneous.

(a) Notices.  All notices under this Trust Agreement shall be in writing and shall be effective upon personal delivery, or if sent by first class mail, postage prepaid, addressed to the last known address of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail.

(b) Binding Effect.  This Trust Agreement shall inure to and be binding upon all of the parties, all parties indemnified under Sections 2 and 17 hereof, and their respective successors and assigns, custodians, estates, heirs and personal representatives. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and assignees, and all Unitholders and assignees agree that their rights shall be determined and they shall be bound thereby.

(c) Captions.  Captions in no way define, limit, extend or describe the scope of this Trust Agreement nor the effect of any of its provisions. Any reference to "persons" in this Trust Agreement shall also be deemed to include entities, unless the context otherwise requires.

21.	Benefit Plan Investors.

Each Unitholder that is an "employee benefit plan" as defined in and subject to the ERISA, a "plan" as defined in and subject to Section 4975 of the Code ( a "Plan"), or an entity (“Plan Assets Entity”) deemed for any purpose or ERISA or Section 4975 of the Code to hold assets of any such employee benefit plan or plan due to investments made in such entity by a Plan (in which case; the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity) and each fiduciary thereof who has caused the Plan to become a Unitholder (a "Plan Fiduciary"), represents and warrants that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust for such Plan is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan’s investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, each selling agent, any wholesaler, the futures broker, the escrow agent,  the Trustee, the over-the-counter counterparty, the cash manager, the custodian, PNC Financial Services Group, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase the Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase the Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary: (i) is authorized to make, and is responsible for, the decision for the Plan to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to the risks of large losses; (ii) is independent of the Managing Owner, each selling agent, each wholesaler, the futures broker, the escrow agent, the Trustee, the over-the-counter counterparty, the cash manager, the custodian, PNC Financial Services Group, Inc. and each of their respective affiliates; and (iii) is qualified to make such investment decision.

22.  No Legal Title to Trust Estate.

The Unitholders shall not have legal title to any part of the Trust Estate.

23.  Legal Title.

Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner (or the Trustee, if required by law) may cause legal title to the Trust Estate of any portion thereof to be held by or in the name of the Managing Owner or any other person as nominee.

24.  Creditors.

No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

U.S. BANK TRUST NATIONAL
ASSOCIATION (formerly known as
Wachovia Trust Company, National
Association)
as Trustee

By: /s/ ANNETTE MORGAN
Name: Annette Morgan
Title: Assistant Vice President

CAMPBELL & COMPANY, INC.
as Managing Owner

By: /s/ THOMAS P. LLOYD
Name: Thomas P. Lloyd
Title: General Counsel

By: /s/ GREGORY T. DONOVAN
Name: Gregory T. Donovan
Title: Chief Financial Officer

All Unitholders now and hereafter admitted as Unitholders of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner.

By: CAMPBELL & COMPANY, INC.
ATTORNEY-IN-FACT

By: /s/ THOMAS P. LLOYD
Name: Thomas P. Lloyd
Title: General Counsel

By: /s/ GREGORY T. DONOVAN
Name: Gregory T. Donovan
Title: Chief Financial Officer

Schedule A

CERTIFICATE OF TRUST
OF
CAMPBELL ASSET ALLOCATION TRUST

THIS Certificate of Trust of CAMPBELL ASSET ALLOCATION TRUST (the "Trust"), dated May 1, 2000, is being duly executed and filed by First Union Trust Company, National Association, a national banking association, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.C. 3801 et seq.) (the "Act").

1. Name.  The name of the business trust formed hereby is Campbell Asset Allocation Trust.

2. Delaware Trustee.  The name and business address of the trustee of the Trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, Suite 102, 920 King Street, Wilmington, Delaware 19801.

3. Series Trust.  The Trust shall be a series trust and shall issue series of beneficial interests having separate rights, powers and duties with respect to property or obligations of the Trust, as provided in Sections 3804 and 3806(b)(2) of the Act, such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or any other series.

4. Effective Date.  This Certificate of Trust shall be effective upon the date and time of filing.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written in accordance with Section 3811(a) of the Act.

FIRST UNION TRUST COMPANY, NATIONAL
ASSOCIATION
as Trustee

By: /s/ STERLING C. CORREIA
Name: Sterling C. Correia
Title: Vice President

CERTIFICATE OF AMENDMENT

OF

CAMPBELL ASSET ALLOCATION TRUST

FIRST:  The name of the business trust is Campbell Asset Allocation Trust.

SECOND:  Article I of the Certificate of Trust of the business trust is hereby amended as follows:

1. The name of the business trust formed hereby is Campbell Alternative Asset Trust.

THIRD:  This Certificate of Amendment shall be effective upon the date and time of filing.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of Campbell Asset Allocation Trust this 16th day of October, 2000.

FIRST UNION TRUST COMPANY,
NATIONAL ASSOCIATION
as Trustee

By: /s/ EDWARD L. TRUITT, JR.
Name: Edward L. Truitt, Jr.

Title: Vice President

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
CAMPBELL ALTERNATIVE ASSET TRUST

THIS Certificate of Amendment to Certificate of Trust of Campbell Alternative Asset Trust (the “Trust”) is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del.C. § 3801 et seq.) (the “Act”).

1.           Name. The name of the statutory trust is Campbell Alternative Asset Trust.

2.           Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name and business address of the trustee of the Trust with a principal place of business in Delaware to U.S. Bank Trust National Association, 300 Delaware Avenue, 9th Floor, Wilmington, Delaware 19801.

3.           Effective Date. This Certificate of Amendment shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned, a trustee of the Trust, has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.

U.S. BANK TRUST NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee By: /s/ Mildred F. Smith Name: Mildred F. Smith Title: Vice President

(This page has been left blank intentionally.)

EXHIBIT B
CAMPBELL ALTERNATIVE ASSET TRUST
REQUEST FOR REDEMPTION

Campbell Alternative Asset Trust	Date	Unitholder No.
c/o Campbell & Company, Inc.
Managing Owner	Social Security Number/Taxpayer ID Number (must be included)
2850 Quarry Lake Drive
Baltimore, Maryland 21209	Client Mailing Address	City, State and Zip Code
Phone: 800-698-7235
Fax: 410-413-2572	Client Phone Number	Brokerage Account Number

Dear Sir/Madam:

The undersigned hereby requests redemption, as defined in and subject to all of the terms and conditions of the Fourth Amended and Restated Declaration of Trust and Trust Agreement of CAMPBELL ALTERNATIVE ASSET TRUST (the “Trust”), of the undersigned’s Units of beneficial interest (“Units”) in the Trust at the net asset value per Unit, as described in the prospectus, as of the close of business at the end of the current month. Redemption shall be effective as of the month-end immediately following receipt by the Managing Owner of this request; provided the Managing Owner receives this request ten (10) business days prior to the end of such month (or such shorter period as the Managing Owner elects). The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this request for redemption relates with full power and authority to request redemption of such Units. Such Units are not subject to any pledge or otherwise encumbered in any fashion.

United States Taxable Members Only
Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this request for redemption is the undersigned’s true, correct and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non-United States Limited Members Only
Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

In order for this redemption request to be processed, it is mandatory to complete the following:

Type of Redemption (check one):
☐	Full Redemption
☐	Partial Redemption (specify number of Units ______________ or dollar amount $______________)

Remittance of Redemption Funds:
☐	Forward redemption funds to the undersigned at:

Name Street City, State and Zip Code
☐	Remit funds directly to Brokerage Account Number: _________________________________________________

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED.
ALL BENEFICIARIES MUST SIGN ON THE SAME REDEMPTION FORM WHEN APPLICABLE.

Entity Unitholder	Individual Unitholder(s)
/
Printed Name of Entity Unitholder (or assignee)	Printed Unitholder Name	Signature of Unitholder

By:	/
Signature of Trustee, Custodian, Fiduciary,	Printed Unitholder Name/Custodian	Signature of Unitholder/Custodian
Partner or Authorized Officer

Title:	Additional Unitholder Signature	Additional Unitholder Signature

Custodian Medallion Signature Guarantee
	Financial Advisor Name	Broker/Dealer Name

	Financial Advisor E-mail	Branch Address

	Branch Phone Number	Branch Fax Number

B-1

(This page has been left blank intentionally.)

EXHIBIT C

CAMPBELL ALTERNATIVE ASSET TRUST

SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for Campbell Alternative Asset Trust (the "Trust"), each purchaser ("purchaser") of Units of beneficial interest in the Trust ("Units") irrevocably subscribes for Units at a price equal to the net asset value per Unit as of the end of the month in which the subscription is accepted provided such subscription is received at least five business days prior to such month end, as described in the Trust's prospectus dated June 24, 2010 (the "prospectus"). By execution of the Subscription Agreement and Power of Attorney, purchaser shall be deemed to have executed the Trust Agreement.

As an inducement to the Managing Owner to accept this subscription, purchaser (for the purchaser and, if purchaser is an entity, on behalf of and with respect to each of purchaser's shareholders, partners, members or beneficiaries), by executing and delivering purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the managing owner, the futures broker, the selling agent who solicited purchaser's subscription and the Trust, as follows:

(a) Purchaser is of legal age to execute the Subscription Agreement and Power of Attorney and is legally competent to do so. Purchaser acknowledges that purchaser has received a copy of the prospectus, including the Trust Agreement.

(b) All information that purchaser has furnished to the Managing Owner or that is set forth in the Subscription Agreement and Power of Attorney submitted by purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of purchaser's subscription, purchaser will immediately furnish such revised or corrected information to the Managing Owner.

(c) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(d) If the undersigned is, or is acting on behalf, of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any entity (“Plan Assets Entity”) deemed for any purpose of ERISA or Section 4975 of the Code to hold assets of any such employee benefit plan or plan due to investments made in such entity by benefit plan investors as defined in Section 3(42) of ERISA (in which case, the following representations and warranties are made with respect to each Plan holding an investment in such Plan Assets Entity), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the fiduciary of the Plan responsible for purchasing Units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Trust for such Plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Trust is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Trust does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Trust has been duly authorized and approved by all necessary parties; (e) none of the Managing Owner, the Trustee, the Trust's futures broker, the Trust’s over-the-counter counterparty, the Trust’s cash manager, the Trust’s escrow agent, any wholesaler, any selling agent, the Trust’s custodian, PNC Financial Services Group, Inc., any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase Units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase Units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; (iii) is an employer maintaining or contributing to the Plan, except in the case of a Plan where the Managing Owner is described in this clause (e), the fees payable to the Managing Owner are rebated in the form of additional Units and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Trust, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Owner, the Trustee, the Trust's futures broker, the Trust’s over-the-counter counterparty, the Trust’s cash manager, the Trust’s escrow agent, each wholesaler, each selling agent, the Trust’s custodian, PNC Financial Services Group, Inc., each of their respective affiliates, except in the case of a Plan maintained by the Managing Owner where the fees payable to the Managing Owner are rebated in the form of additional Units and the purchase and holding of Units would not result in a prohibited transaction under ERISA and Section 4975 of the Code, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Owner, furnish the Managing Owner with such information as the Managing Owner may reasonably require to establish that the purchase of the Units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

C-1

EXHIBIT D

CAMPBELL ALTERNATIVE ASSET TRUST

UNITS OF BENEFICIAL INTEREST

SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

Campbell Alternative Asset Trust
c/o Campbell & Company, Inc.
2850 Quarry Lake Drive
Baltimore, Maryland 21209

Dear Sir/Madam:

1. Subscription for Units.  I hereby subscribe for the number of Units of beneficial interest in Campbell Alternative Asset Trust (the "Trust") set forth on the reverse side of this Subscription Agreement and Power of Attorney Signature Page, at net asset value per Unit as set forth in the prospectus of the Trust dated June 24, 2010 (the "prospectus"). If this subscription is rejected, or if no Units are sold, all funds remitted by the undersigned herewith will be returned, together with any interest actually earned thereon. If this subscription is accepted, subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription while held in escrow. The Managing Owner may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. All subscriptions once submitted are irrevocable. All Units are offered subject to prior sale.

2. Representations and Warranties of Subscriber.  I have received the prospectus. By submitting this Subscription Agreement and Power of Attorney, I am making the representations and warranties set forth in "Exhibit C — Subscription Requirements" contained in the prospectus, including, without limitation, those representations and warranties relating to my net worth and annual income set forth therein.

3. Power of Attorney.  In connection with my acceptance of an interest in the Trust, I do hereby irrevocably constitute and appoint the Managing Owner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the Declaration of Trust and Trust Agreement, which is attached as Exhibit A to the prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Trust.

4. Irrevocability; Governing Law.  I hereby acknowledge and agree that I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder after the Subscription Agreement and Power of Attorney has been submitted (and not rejected) and that this subscription and such agreements shall survive my death or disability, but shall terminate with the full redemption of all my Units in the Trust. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

READ AND COMPLETE REVERSE SIDE

D-1

June 24, 2010
EXHIBIT D
Signature Page

SUBSCRIPTION AGREEMENT

IMPORTANT: READ REVERSE SIDE BEFORE SIGNING

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Units of Beneficial Interest in Campbell Alternative Asset Trust, hereby subscribes for the purchase of Units at net asset value per Unit.

The named investor further acknowledges receipt of the prospectus of the Trust dated June 24, 2010, including the Trust's Fourth Amended and Restated Declaration of Trust and Trust Agreement, the Subscription Requirements and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby.

1) Total $ Amount  __________________________________________________________________

2) Unitholder Name

Campbell & Company, Inc. 401(k) Plan

3) Trustee Name and Mailing Address

Campbell & Company, Inc.	2850 Quarry Lake Drive	Baltimore	MD	21209

Name	Street	City	State	Zip Code

INVESTOR MUST SIGN

X
Signature of Investor	Date

Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

D-2

PROSPECTUS BACK COVER

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Campbell & Company has advanced certain of the offering expenses, as described in the Prospectus, for which it is being reimbursed by the Registrant in monthly installments up to the lesser of the actual amount of offering expenses advanced by Campbell & Company, Inc. or 0.9% of net assets of the Trust per annum. Because the Trust is now being offered exclusively for sale to the Campbell & Company, Inc. 401(k) Plan, Campbell & Company is bearing the responsibility for all offering expenses incurred going forward; such expenses will not be reimbursed by the Registrant.

Item 14.  Indemnification of Directors and Officers.

Section 17 of the Fourth Amended and Restated Trust Agreement (attached as Exhibit A to the Prospectus which forms a part of this Registration Statement) provides for the indemnification of the Managing Owner and certain of its controlling persons by the Registrant in certain circumstances. Such indemnification is limited to claims sustained by such persons in connection with the Registrant; provided that such claims were not the result of negligence or misconduct on the part of Campbell & Company or such controlling persons. The Registrant is prohibited from incurring the cost of any insurance covering any broader indemnification than that provided above. Advances of Registrant funds to cover legal expenses and other costs incurred as a result of any legal action initiated against Campbell & Company by a Unitholder are prohibited unless specific court approval is obtained.

Item 15.  Recent Sales of Unregistered Securities.

None

Item 16.  Exhibits and Financial Statement Schedules.

The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement.

(a)	Exhibits

Exhibit Number		Description of Document
1.01		Selling Agreement among the Trust, the Managing Owner, PaineWebber Incorporated and the Selling Agent(3)
1.02		Additional Selling Agreement among the Trust, the Managing Owner and the Additional Selling Agent(3)
3.01		Declaration of Trust and Trust Agreement of the Registrant dated May 1, 2000(1)
3.02		Statement of Trust of the Registrant(2)
3.03		Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (included as Exhibit A to the Prospectus)
5.01	(a)	Opinion of Sidley Austin LLP relating to the legality of the Units
5.01	(b)	Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units
8.01		Opinion of Sidley Austin LLP with respect to federal income tax consequences
10.01		Customer Agreement between the Trust and UBS Securities LLC(3)
10.02		Subscription Agreement and Power of Attorney (included as Exhibit D to Prospectus)
10.03		Escrow Agreement between the Partnership and Mercantile Safe Deposit & Trust Company(3)
10.05		Form of International Swap Dealers Association, Inc. Master Agreement between the Trust and Deutsche Bank AG(3)
10.06		Non-Custody Investment Advisory Agreement between the Trust and Wilmington Trust Company(6)
10.07		Global Institutional Master Custody Agreement(7)
16.01		Letter regarding change in Certifying Accountant(5)
23.01		Consent of Sidley Austin LLP is included as part of Exhibit 5.01(a)
23.02		Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
23.03		Consent of Richards, Layton & Finger, P.A. is included as part of Exhibit 5.01(b)
23.04		Consent of Deloitte & Touche LLP
23.05		Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.01

______________

(1)	This exhibit is included in exhibits filed by the Registrant as part of its Registration Statement on Form S-1 (No. 333-37548) on May 22, 2000 and is hereby incorporated by reference.

(2)
This exhibit is included in exhibits filed by the Registrant as part of its Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-37548) on November 9, 2000 and is hereby incorporated by reference.

(3)
This exhibit is included in exhibits filed by the Registrant as part of its Post-Effective Amendment No. 11 to the Registration Statement on Form S-1 (No. 333-74014) on November 25, 2008 and is hereby incorporated by reference.

(4)
This exhibit is included in exhibits filed by the Registrant as part of its Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-74014) on December 12, 2002 and is hereby incorporated by reference.

(5)	This exhibit is included in exhibits filed by the Registrant as part of its Report on Form 8-K (No. 000-33311) on September 27, 2005 and is hereby incorporated by reference.

(b)	Financial Statement Schedules.

No Financial Schedules are required to be filed herewith.

(6)
This exhibit is included in exhibits filed by the Registrant as part of its Post-Effective Amendment No. 12 to the Registration Statement on Form S-1 (No. 333-74014) on August 25, 2009 and is hereby incorporated by reference.

(7)
This exhibit is included in exhibits filed by the Registrant as part of its Post-Effective Amendment No. 12 to the Registration Statement on Form S-1 (No. 333-74014) on August 25, 2009 and is hereby incorporated by reference.

Item 17.  Undertakings.

(a)        The undersigned registrant hereby undertakes:

(1)        To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)          To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)         To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if  the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)        To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; Provided, however, That:

(A)        Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S–8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

(B)         Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S–3 or Form F–3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)        That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.

(3)        To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)        That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)         If the registrant is relying on Rule 430B:

(A)       Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)        Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)         If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)        That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)          Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)         Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)        The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)       Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)        Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to officers, directors and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by an officer, director, or controlling person of the registrant in the successful defense of any such action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Managing Owner of the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Baltimore in the State of Maryland on the 4th day of June, 2010.

CAMPBELL ALTERNATIVE ASSET TRUST

By: Campbell & Company, Inc.
Managing Owner

By: /s/	THERESA D. BECKS

Theresa D. Becks
Chief Executive Officer (Principal Executive Officer)

By: /s/	GREGORY T. DONOVAN

Gregory T. Donovan
Chief Financial Officer (Principal Financial Officer and
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Managing Owner of the Registrant in the capacities and on the date indicated.

Signatures	Title with Registrant	Date

/s/ D. KEITH CAMPBELL	Chairman of the Board and Director	June 4, 2010
D. Keith Campbell

/s/ BRUCE L. CLELAND	Vice Chairman of the Board and Director	June 4, 2010
Bruce L. Cleland

/s/ THERESA D. BECKS	President, Chief Executive Officer	June 4, 2010
Theresa D. Becks	and Director (Principal Executive Officer)

/s/ GREGORY T. DONOVAN	Chief Financial Officer (Principal Financial	June 4, 2010
Gregory T. Donovan	Officer)

(Being the principal executive officer, the principal financial and accounting officer and a majority of the directors of Campbell & Company, Inc.)

CAMPBELL & COMPANY, INC.	Managing Owner of Registrant	June 4, 2010

By: /s/ THERESA D. BECKS
Theresa D. Becks
Chief Executive Officer
(Principal Executive Officer)

By: /s/ GREGORY T. DONOVAN
Gregory T. Donovan
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number		Description of Document

3.03		Fourth Amended and Restated Declaration of Trust and Trust Agreement of the Registrant (included as Exhibit A to the Prospectus
5.01	(a)	Opinion of Sidley Austin LLP relating to the legality of the Units.
5.01	(b)	Opinion of Richards, Layton & Finger, P.A. relating to the legality of the Units.
8.01		Opinion of Sidley Austin LLP with respect to federal income tax consequences.
10.06		Non-Custody Investment Advisory Agreement
10.07		Global Institutional Master Custody Agreement
23.01		Consent of Sidley Austin LLP is included as part of Exhibit 5.01(a)
23.02		Consent of Arthur F. Bell, Jr. & Associates, L.L.C.
23.03		Consent of Richards, Layton & Finger, P.A. is included as part of Exhibit 5.01(b)
23.04		Consent of Deloitte & Touche LLP
23.05		Consent of Sidley Austin LLP as tax counsel is included as part of Exhibit 8.01